     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 1998

                                                     REGISTRATION NO. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               F.N.B. CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 ---------------

               PENNSYLVANIA                              6711                              25-1255406
     (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)


            ONE F.N.B. BOULEVARD                                                          JOHN D. WATERS
        HERMITAGE, PENNSYLVANIA 16148                                                   F.N.B. CORPORATION
               (724) 981-6000                                                          ONE F.N.B. BOULEVARD
      (ADDRESS, INCLUDING ZIP CODE, AND                                            HERMITAGE, PENNSYLVANIA 16148
   TELEPHONE NUMBER, INCLUDING AREA CODE,                                                 (724) 981-6000
OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                                    (NAME, ADDRESS, INCLUDING ZIP CODE
                                                                                  AND TELEPHONE NUMBER, INCLUDING
                                                                                 AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                                   COPIES TO:


             MARLON F. STARR, ESQ.                                                        ROD JONES, ESQ.
        SMITH, GAMBRELL & RUSSELL, LLP                                                  SHUTTS & BOWEN, LLP
          1230 Peachtree Street, N.E.                                                   20 N. Orange Avenue
                  Suite 3100                                                                Suite 1000
            Atlanta, Georgia 30309                                                    Orlando, Florida 32801
                (404) 815-3500                                                            (407) 423-3200

                                 ---------------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                        OF THE SECURITIES TO THE PUBLIC:
             Upon the effective date of the merger of Seminole Bank
           with and into a wholly-owned subsidiary of the Registrant.

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                       PROPOSED       PROPOSED
                                                                        MAXIMUM        MAXIMUM
                                                        AMOUNT         OFFERING       AGGREGATE          AMOUNT OF
             TITLE OF EACH CLASS OF                      TO BE           PRICE        OFFERING         REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)     PER SHARE        PRICE               FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value                       832,118 shares        (2)       $9,452,003(3)         $2,789
====================================================================================================================

(1) Based on the estimated maximum number of shares of the Registrant's common stock which may be issued in connection with the proposed merger ("Merger") of Seminole Bank ("Seminole") with and into Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of the Registrant ("Interim"). In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.

(2)      Not applicable.

(3) Computed in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value as of March 31, 1998 of the maximum number of securities (571,118 shares of common stock of Seminole) to be received by the Registrant in exchange for the securities registered hereby.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                                  SEMINOLE BANK
                              10899 Park Boulevard
                             Seminole, Florida 33772



                            __________________, 1998


Dear Shareholder:

      On behalf of the Board of Directors, we cordially invite you to attend a Special Meeting of Shareholders (the "Special Meeting") of Seminole Bank ("Seminole") to be held at the main office of Seminole, located at 10899 Park Boulevard, Seminole, Florida, on Wednesday, May 13, 1998 at 5:30 p.m., local time.

      As described in the enclosed Proxy Statement-Prospectus, Seminole shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of February 2, 1998 and amended as of April 6, 1998 (the "Merger Agreement"), among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a wholly-owned subsidiary of FNB ("Southwest") and Seminole, providing for the merger (the "Merger") of Seminole with and into Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB ("Interim"). Interim will be the surviving entity in the Merger. Following consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly-owned subsidiary of Southwest, whereupon Interim will then be merged into First National Bank of Florida (f/k/a Indian Rocks National Bank), a wholly-owned subsidiary of Southwest. Upon consummation of the Merger, except as described in the Proxy Statement-Prospectus, each issued and outstanding share of Seminole common stock, par value $0.10 per share ("Seminole Common Stock") will be converted into and exchanged for 1.457 shares of FNB common stock, par value $2.00 per share ("FNB Common Stock"); provided, however, that Seminole may terminate the Merger Agreement prior to such exchange if the average of the closing bid and asked prices of FNB Common Stock for a specified period prior to the Closing is less than $28.00, subject to adjustment as provided in the Merger Agreement. Cash will be paid in lieu of fractional shares.

      Further information concerning the Merger is contained in the accompanying Notice of Special Meeting and the Proxy Statement-Prospectus. The Proxy Statement-Prospectus contains a detailed description of the Merger Agreement, its terms and conditions, and the transactions contemplated thereby. PLEASE REVIEW THESE MATERIALS CAREFULLY AND CONSIDER THOUGHTFULLY THE INFORMATION SET FORTH THEREIN.

      THE BOARD OF DIRECTORS OF SEMINOLE BELIEVES THE MERGER IS IN THE BEST INTERESTS OF SEMINOLE'S SHAREHOLDERS, HAS APPROVED UNANIMOUSLY THE MERGER AGREEMENT, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

      YOUR VOTE IS IMPORTANT! Seminole's management team would greatly appreciate your attendance at the Special Meeting. However, since the affirmative vote of the holders of two-thirds of the outstanding shares of Seminole Common Stock is necessary to adopt the Merger Agreement and to approve the Merger, it is important that your shares be represented at the meeting, whether or not you plan to attend the Special Meeting. Accordingly, we urge you to complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible, even if you currently plan to attend the Special Meeting. Submitting a proxy will not prevent you from voting in person, but will ensure that your vote is counted if you should be unable to attend the Special Meeting. If you do attend the Special Meeting and desire to vote in person, you may do so by withdrawing your proxy at that time. Your prompt cooperation will be greatly appreciated.

         Very truly yours,


         Robert G. Castles                 Jeffory H. Forbes
         Chairman of the Board             President and Chief Executive Officer

                                  SEMINOLE BANK

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON WEDNESDAY, MAY 13, 1998

To the Shareholders of
Seminole Bank

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Seminole Bank ("Seminole"), will be held at the main office of Seminole located at 10899 Park Boulevard, Seminole, Florida, on Wednesday, May 13, 1998, at 5:30 p.m., local time, for the following purposes:

                  (1) THE MERGER. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 2, 1998 and amended as of April 6, 1998 (the "Merger Agreement"), among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a Florida corporation and a wholly-owned subsidiary of FNB ("Southwest") and Seminole, pursuant to which Seminole will be merged with and into Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB ("Interim"), and in which each issued and outstanding share of Seminole Common Stock will be converted into and exchanged for the right to receive 1.457 shares of FNB Common Stock; provided, however, that Seminole may terminate the Merger Agreement prior to such exchange if the average of the closing bid and asked prices of FNB Common Stock for a specified period prior to the Closing is less than $28.00, subject to adjustment as provided in the Merger Agreement.

                  (2) OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         NOTICE OF RIGHT TO DISSENT. If Proposal 1 above is approved and the Merger is consummated, each holder of shares of Seminole Common Stock would have the right to dissent from the approval of Proposal 1 and would be entitled to the rights and remedies of dissenting shareholders provided in Title 12, Chapter 2, Section 215a of the United States Code ("12 U.S.C. ss. 215a"). The right of any such shareholder to any dissenters' rights and remedies is contingent upon the consummation of the Merger. In addition, the right of any such holder to such rights and remedies is contingent upon strict compliance with the provisions of 12 U.S.C. ss. 215a which require, among other things, that the shareholder either give Seminole notice of such shareholder's intention to dissent at or prior to the Special Meeting or that he vote his respective shares against the Merger and that such shareholder thereafter perfect his dissenters' rights by written notice to Seminole within 30 days of the date of consummation of the Merger. FOR A SUMMARY OF THE REQUIREMENTS OF 12 U.S.C. ss. 215a, SEE "THE MERGER -- DISSENTERS' RIGHTS OF SEMINOLE SHAREHOLDERS" IN THE ACCOMPANYING PROXY-STATEMENT PROSPECTUS.

         The Merger Agreement is more completely described in the accompanying Proxy Statement-Prospectus, and a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement-Prospectus.

         Action may be taken on the foregoing proposal at the Special Meeting on the date specified above or on any date or dates to which the Special Meeting may be adjourned. Only holders of record of Seminole Common Stock at the close of business on March 20, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Pursuant to the National Bank Act, the affirmative vote of the holders of two-thirds of the shares of Seminole Common Stock outstanding and entitled to vote at the Special Meeting is required for adoption of the Merger Agreement.

         Each shareholder, whether or not he or she plans to attend the Special Meeting in person, is requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. This will assure your representation at the Special Meeting and may avoid the costs of additional communications. This will not prevent you from voting in person at the Special Meeting. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Seminole a written revocation bearing a later date, or by attending and voting at the Special Meeting.

                                    By Order of the Board of Directors




                                    Claude D. McMullen, Secretary
Seminole, Florida
April __, 1998

                       -----------------------------------
                             WHETHER OR NOT YOU PLAN
                             TO ATTEND THIS MEETING,
                           PLEASE COMPLETE, SIGN, DATE
                       AND RETURN THE ENCLOSED PROXY CARD.
                       -----------------------------------

        PROXY STATEMENT                                   PROSPECTUS
              OF                                              OF
         SEMINOLE BANK                                F.N.B. CORPORATION

SPECIAL MEETING OF SHAREHOLDERS                  COMMON STOCK, $2.00 PAR VALUE
         TO BE HELD ON
         MAY 13, 1998


         This Proxy Statement-Prospectus (this "Proxy Statement-Prospectus") is being furnished to holders of common stock, par value $0.10 per share ("Seminole Common Stock"), of Seminole Bank, a banking corporation organized under the laws of the State of Florida ("Seminole"), in connection with the solicitation of proxies by the Board of Directors of Seminole (the "Seminole Board") for use at a special meeting of such holders to be held on Wednesday, May 13, 1998 commencing at 5:30 p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). At the Special Meeting, holders of Seminole Common Stock will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of February 2, 1998 and amended as of April 6, 1998, by and among F.N.B. Corporation, a Pennsylvania corporation ("FNB"), Southwest Banks, Inc., a Florida corporation and wholly-owned subsidiary of FNB ("Southwest"), and Seminole (the "Merger Agreement"), and the transactions contemplated thereby, pursuant to which, among other things, Seminole would be acquired by FNB by means of a merger of Seminole with and into Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB ("Interim"). Following consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly-owned subsidiary of Southwest, whereupon Interim will then be merged into First National Bank of Florida (f/k/a Indian Rocks National Bank), a wholly-owned subsidiary of Southwest. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

         Pursuant to the Merger Agreement, upon consummation of the Merger, except as described herein, each issued and outstanding share of Seminole Common Stock (other than shares held by Seminole, FNB or any FNB subsidiary, in each case except for those shares held in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid, and other than shares held by Seminole shareholders who perfect their dissenters' rights) will be converted into the right to receive 1.457 shares of common stock, par value $2.00 per share, of FNB ("FNB Common Stock"); provided, however, that Seminole may terminate the Merger Agreement prior to such exchange if the average of the closing bid and asked prices of FNB Common Stock for a specified period prior to the Closing is less than $28.00, subject to adjustment as provided in the Merger Agreement. See "THE MERGER --Modification, Waiver, Termination" and "THE MERGER -- Description of the Merger." Each holder of shares of Seminole Common Stock who would otherwise be entitled to receive a fraction of a share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fraction of a share, without interest. See "THE MERGER -- Description of the Merger."

         Consummation of the Merger is subject to several conditions, including, among others, the affirmative vote to approve the Merger Agreement by the holders of two-thirds of the issued and outstanding shares of Seminole Common Stock as of March 20, 1998 (the "Record Date") entitled to vote on the matter and the approval of appropriate regulatory authorities. See "THE MERGER -- Conditions Precedent to the Merger."

                                                        (continued on next page)
                                 ---------------

         THE FNB COMMON STOCK TO BE ISSUED IN THE MERGER, IF ANY, HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF FNB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF FNB, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                 ---------------

        The date of this Proxy Statement-Prospectus is April __, 1998.

         Until June 15, 1997, the FNB Common Stock traded on the SmallCap Market Tier of the Nasdaq Stock Market (the "Nasdaq SmallCap Market") under the trading symbol "FBAN." Since June 16, 1997, the FNB Common Stock has traded on the Nasdaq Stock Market as a National Market Security (the "Nasdaq National Market") under the same trading symbol. The last reported sale price of FNB Common Stock as reported by the Nasdaq Stock Market on January 30, 1998, the last trading day preceding public announcement of the proposed Merger, was $34.25 per share. The last reported sale price of FNB Common Stock as reported by the Nasdaq Stock Market on the Record Date was $38.50 per share. The Seminole Common Stock is not traded on any exchange, and there is no established public trading market for such shares. There is, however, limited and sporadic trading of Seminole Common Stock in its local area. Based on the limited information available, Seminole's management believes that since January 1, 1996, negotiated sales of Seminole Common Stock among shareholders have been made at prices ranging from $14.50 to $16.00 per share. In view of the extremely limited volume of transactions involving Seminole Common Stock and the lack of reliable trading price data available to management, there is no assurance that the stated prices paid for Seminole Common Stock provide a reliable or relevant indication of the value of Seminole Common Stock. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

         The Carson Medlin Company has rendered its opinion, dated February 2,1998 to the Seminole Board that the consideration provided in the Merger Agreement is fair, from a financial point of view, to the holders of Seminole Common Stock. See "THE MERGER -- Opinion of Seminole's Financial Advisor."

THE SEMINOLE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SEMINOLE VOTE TO APPROVE THE MERGER AGREEMENT. FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE MERGER AGREEMENT.

         Seminole shareholders should note that certain members of management and directors of Seminole have certain interests in and may derive certain benefits as a result of the Merger that are in addition to any interests they may have as shareholders of Seminole generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

         This Proxy Statement-Prospectus also constitutes a prospectus of FNB with respect to the shares of FNB Common Stock issuable to shareholders of Seminole upon consummation of the Merger. FNB has supplied all information contained in this Proxy Statement-Prospectus relating to FNB and its subsidiaries, and Seminole has supplied all information contained in this Proxy Statement-Prospectus relating to Seminole and its subsidiaries.

         This Proxy Statement-Prospectus is included as part of a Registration Statement on Form S-4 (together with any amendments and exhibits thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by FNB relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 832,118 shares of FNB Common Stock to be issued in connection with the Merger.

         This Proxy Statement-Prospectus, Notice of Special Meeting, and the accompanying form of proxy for the Special Meeting are first being sent to the shareholders of Seminole on or about April __, 1998.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
AVAILABLE INFORMATION.............................................................................................1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................1

SUMMARY  .........................................................................................................3
         General  ................................................................................................3
         The Companies............................................................................................3
                  FNB      .......................................................................................3
                  Seminole .......................................................................................3
         Special Meeting and Vote Required to Approve the Merger..................................................4
         The Merger...............................................................................................4
         Effective Time of the Merger.............................................................................5
         Recommendation of the Seminole Board.....................................................................6
         Opinion of Seminole's Financial Advisor..................................................................6
         Certain Differences in the Rights of Shareholders........................................................6
         Modification, Waiver and Termination.....................................................................6
         Certain Federal Income Tax Consequences..................................................................7
         Interests of Certain Persons in the Merger...............................................................7
         Stock Option Agreement...................................................................................7
         Dissenters' Rights.......................................................................................8
         Accounting Treatment.....................................................................................8
         Regulatory Approvals.....................................................................................8
         Resales by Affiliates....................................................................................8
         Share Information and Market Prices......................................................................9
         Comparative Unaudited Per Share Data.....................................................................9
         Selected Financial Data.................................................................................11

THE SPECIAL MEETING OF SHAREHOLDERS OF SEMINOLE..................................................................13
         General  ...............................................................................................13
         Voting and Revocation of Proxies........................................................................13
         Solicitation of Proxies.................................................................................13
         Record Date and Voting Rights...........................................................................14
         Recommendation of the Seminole Board....................................................................14

THE MERGER.......................................................................................................16
         Description of the Merger...............................................................................16
         Effective Time of the Merger............................................................................17
         Exchange of Certificates................................................................................17
         Background of and Reasons for the Merger................................................................18
                  Background of the Merger.......................................................................18
                  Seminole Reasons for the Merger................................................................19
                  FNB Reasons for the Merger.....................................................................20
         Opinion of Seminole's Financial Advisor.................................................................20
         Conditions Precedent to the Merger......................................................................26
         Conduct of Business Prior to the Merger.................................................................27
         Modification, Waiver and Termination....................................................................29
         Expenses ...............................................................................................30
         Certain Federal Income Tax Consequences.................................................................31
         Interests of Certain Persons in the Merger..............................................................31
                  General  ......................................................................................31
                  Indemnification................................................................................31
                  Other Matters Relating to Seminole Employee Benefit Plans......................................32
         Stock Option Agreement..................................................................................32
         Dissenters' Rights of Seminole Shareholders.............................................................36
         Accounting Treatment....................................................................................38
         Bank Regulatory Matters.................................................................................38
                  Federal Reserve Board and Office of the Comptroller of the Currency (the "OCC")................38
                  Status of Regulatory Approvals and Other Information...........................................39
         Restrictions on Resales by Affiliates...................................................................39
         Voluntary Dividend Reinvestment and Stock Purchase Plan.................................................40

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
PRICE RANGE OF COMMON STOCK AND DIVIDENDS........................................................................41
         Market Prices...........................................................................................41
         Dividends...............................................................................................42

INFORMATION ABOUT FNB............................................................................................42

INFORMATION ABOUT SEMINOLE BANK..................................................................................44

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         RESULTS OF OPERATIONS AND FINANCIAL CONDITION...........................................................49
DESCRIPTION OF FNB CAPITAL STOCK AND SEMINOLE CAPITAL STOCK......................................................62
         FNB Common Stock........................................................................................62
                  General  ......................................................................................62
                  Voting and Other Rights........................................................................63
                  Distributions..................................................................................63
         FNB Preferred Stock.....................................................................................63
                  General  ......................................................................................63
                  FNB Series A Preferred Stock...................................................................64
                  FNB Series B Preferred Stock...................................................................64
         Seminole Common Stock...................................................................................64
                  General  ......................................................................................64

COMPARISON OF SHAREHOLDER RIGHTS.................................................................................64
         Removal of Directors; Filling Vacancies on the Board of Directors.......................................64
         Quorum of Shareholders..................................................................................65
         Adjournment and Notice of Shareholder Meetings..........................................................65
         Call of Special Shareholder Meetings....................................................................65
         Shareholder Consent in Lieu of Meeting..................................................................66
         Dissenters' Rights......................................................................................66
         Derivative Actions......................................................................................67
         Dividends and Distributions.............................................................................67
         Director Qualifications and Number......................................................................67
         Indemnification of Officers and Directors...............................................................68
         Director Liability......................................................................................69
         Amendment of Articles of Incorporation and Bylaws.......................................................70
         Vote Required for Extraordinary Corporate Transactions..................................................70
         Interested Shareholder Transactions.....................................................................71
         Fiduciary Duty..........................................................................................72
         Provisions with Possible Anti-Takeover Effects..........................................................72

LEGAL OPINIONS...................................................................................................74

EXPERTS  ........................................................................................................74

OTHER MATTERS....................................................................................................75

INDEX TO
         SEMINOLE BANK
         FINANCIAL STATEMENTS...................................................................................F-1

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----

APPENDIX A -- Agreement and Plan of Merger.......................................................................A-1
APPENDIX B -- Opinion of The Carson Medlin Company...............................................................B-1
APPENDIX C -- Stock Option Agreement.............................................................................C-1
APPENDIX D -- Title 12, Chapter 2, Section 215a of the United States Code........................................D-1

                              AVAILABLE INFORMATION

         FNB has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement under the Securities Act of 1933 (the "Securities Act") relating to the shares of FNB Common Stock to be issued in connection with the Merger. For further information pertaining to the shares of FNB Common Stock to which this Proxy Statement-Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. This Proxy Statement-Prospectus constitutes the Prospectus of FNB filed as part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. In addition, FNB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files certain reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such documents also may be obtained at the Web site maintained by the Commission (http://www.sec.gov). In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. FNB Common Stock trades on the Nasdaq Stock Market and, as a result, reports, proxy statements and other information concerning FNB also may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents previously filed by FNB (SEC File No. 0-8144) with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (a) the FNB Annual Report on Form 10-K for the year ended December 31, 1997; (b) the description of FNB Common Stock contained in the FNB registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description; and (c) the FNB Current Reports on Form 8-K filed February 13, 1998 and April 3, 1998.

         In addition, all documents filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the time at which the Special Meeting has been finally adjourned are hereby deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DAVID B. MOGLE, SECRETARY AND TREASURER, F.N.B. CORPORATION, ONE F.N.B. BOULEVARD, HERMITAGE, PENNSYLVANIA 16148, TELEPHONE (724) 981-6000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MAY 8, 1998. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                                 ---------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FNB OR SEMINOLE.

         THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

         THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SEMINOLE OR FNB SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS OR THAT THE INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE IS CORRECT AT ANY TIME SUBSEQUENT TO THAT DATE.

         THIS PROXY STATEMENT-PROSPECTUS DOES NOT COVER ANY RESALES OF THE FNB COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF SEMINOLE DEEMED TO BE "AFFILIATES" OF SEMINOLE OR FNB UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF HIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

                                     SUMMARY

         The following is a brief summary of certain information set forth elsewhere in this Proxy Statement-Prospectus and is not intended to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the accompanying Appendices, and the documents incorporated herein by reference.

         Certain statements contained or incorporated by reference in this Proxy Statement-Prospectus are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results, plans for future business development activities, capital spending or financing sources, capital structure and the effects of regulation and competition and are thus prospective. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in FNB's filings with the Commission.

GENERAL

         This Proxy Statement-Prospectus, Notice of Special Meeting of Seminole shareholders to be held on Wednesday, May 13, 1998, and form of proxy solicited in connection therewith are first being mailed to Seminole shareholders on or about April __, 1998. At the Special Meeting, the holders of Seminole Common Stock will consider and vote on whether to approve the Merger Agreement and the transactions contemplated thereby. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

THE COMPANIES

         FNB. FNB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FNB was organized under the laws of the Commonwealth of Pennsylvania in 1974 and has as its principal assets the stock of its subsidiaries. FNB provides a full range of financial services, primarily to consumers and small- to medium-sized businesses through its subsidiaries. As of January 31, 1998, FNB's subsidiaries' had a network of 108 offices in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. On January 21, 1997, FNB acquired Southwest, a Florida corporation and registered bank holding company under the BHCA, with banking subsidiaries located in Naples and Cape Coral, Florida. On April 18, 1997, FNB acquired West Coast Bancorp, Inc. ("WCBI"), a Florida corporation and registered bank holding company under the BHCA located in Cape Coral, Florida. On October 17, 1997, FNB acquired Indian Rocks State Bank (which was subsequently converted to a national bank and which changed its name to First National Bank of Florida) ("FNBFL"), a Florida state bank located in Largo, Florida with assets of approximately $80 million. On November 20, 1997, FNB acquired Mercantile Bank of Southwest Florida, a Florida state bank located in Naples, Florida with assets of approximately $120 million. On January 20, 1998, FNB acquired West Coast Bank ("West Coast"), a Florida state bank located in Sarasota, Florida with assets of approximately $100 million. After considering the West Coast acquisition, on a consolidated basis, FNB had total consolidated assets of approximately $2.8 billion and total deposits of approximately $2.3 billion. The principal executive offices of FNB are located at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, and its telephone number is (724) 981-6000. All references herein to FNB refer to F.N.B. Corporation and its subsidiaries, unless the context otherwise requires.

         FNB continues to evaluate additional potential acquisition candidates, and may after the date of this Proxy Statement-Prospectus, enter into one or more agreements with one or more such candidates.

         For additional information regarding FNB and the combined company that would result from the Merger, see "THE MERGER" and "INFORMATION ABOUT FNB."

         SEMINOLE. Seminole is a state banking corporation organized under the laws of the State of Florida. Seminole was initially organized under the laws of the United States as a federal savings bank and commenced business in July 1985 as Seminole Federal Savings Bank. In April 1991, Seminole was converted to a state chartered bank. Seminole provides commercial banking services through 4 offices located in Pinellas County, Florida. On December 31, 1997, Seminole had total assets of approximately $94 million and total deposits of approximately $83 million. Seminole's principal executive offices are located at 10899 Park Boulevard, Seminole, Florida 33772, and its telephone number is
(813) 398-5511.

         For additional information regarding Seminole, see "THE MERGER" and "INFORMATION ABOUT SEMINOLE."

SPECIAL MEETING AND VOTE REQUIRED TO APPROVE THE MERGER

         The Special Meeting will be held at the main office of Seminole located at 10899 Park Boulevard, Seminole, Florida, on Wednesday, May 13, 1998 at 5:30 p.m., local time, at which time the shareholders of Seminole will be asked to approve the Merger Agreement and the transactions contemplated thereby. Only the record holders of Seminole Common Stock at the close of business on March 20, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 375 holders of record of Seminole Common Stock and 559,118 shares of Seminole Common Stock outstanding.

         Pursuant to the National Bank Act, approval of the Merger Agreement will require the affirmative vote of two-thirds of the issued and outstanding shares of Seminole Common Stock entitled to vote at the Special Meeting. As of the Record Date, directors and executive officers of Seminole and their affiliates held approximately 279,454 shares, or 49.98% of the Seminole Common Stock entitled to vote at the Special Meeting.

         Pursuant to the terms of the Merger Agreement, the members of the Seminole Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

         See "THE SPECIAL MEETING OF SHAREHOLDERS OF SEMINOLE" and "THE MERGER --Interests of Certain Persons in the Merger."

         Approval of the Merger Agreement by the shareholders of FNB is not required.

THE MERGER

         Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Seminole will merge with and into Interim, a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB. Interim will be the surviving entity in the Merger and, following consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly-owned subsidiary of Southwest. Thereafter, Interim will be merged with and into FNBFL, a wholly-owned subsidiary of Southwest. At the Effective Time, each outstanding share of Seminole Common Stock (other than shares held by Seminole, FNB or any FNB subsidiary, in each case except for those shares held in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid, and other than shares held by Seminole shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 1.457 shares of FNB Common Stock (the "Exchange Ratio"); provided, however, that Seminole may terminate the Merger Agreement prior to such exchange if the average of the closing bid and asked prices of FNB Common Stock for a specified period prior to the Closing is less than $28.00, subject to adjustment as provided in the Merger Agreement. Cash will be paid in lieu of fractional shares. Each share of FNB capital stock outstanding prior to the Merger will continue to be outstanding after the Effective Time. Further, the Merger Agreement also provides that the Exchange Ratio may be adjusted to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. As of the Record Date, there were 559,118 shares of Seminole Common Stock outstanding and Seminole has represented that, as of the Effective Time, there will be no more than 559,118 shares of Seminole Common Stock issued and outstanding.

         Immediately following the Effective Time, assuming that 559,118 shares of Seminole Common Stock are outstanding immediately prior to the Effective Time, the former shareholders of Seminole would own 814,634 shares, or approximately 5.1%, of the then outstanding FNB Common Stock (assuming 15,589,200 shares of FNB Common Stock outstanding immediately prior to the Effective Time).

         As of the Record Date, there were Seminole Options outstanding, which are defined in the Merger Agreement to include options, warrants or other rights to purchase or acquire Seminole Common Stock, with respect to 12,000 shares of Seminole Common Stock. Such options were granted on May 15, 1996 under the Seminole Management Stock Option Plan adopted April 17, 1996. Except as described below, at the Effective Time, each Seminole Option, whether or not vested or exercisable, will be assumed by FNB and will be converted into an option, warrant or other right to purchase the number of shares of FNB Common Stock equal to the number of shares of Seminole Common Stock subject to such Seminole Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at a per share exercise price adjusted by dividing the per share exercise price under each such Seminole Option by the Exchange Ratio and rounding down to the nearest cent, with cash to be paid in lieu of any fractional shares upon exercise of each converted option, warrant or other right, in an amount equal to the product of such fraction and the difference between the Market Value of one share of FNB Common Stock and the per share exercise price of such option, warrant or other right. In addition, notwithstanding the foregoing, each Seminole Option that is an "Incentive Stock Option" shall be adjusted in accordance with Section 424 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Code"), so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

         The Merger is subject to the satisfaction or waiver of certain conditions. Such conditions include, among others, approval of the Merger Agreement by Seminole shareholders, the effectiveness under the Securities Act of the Registration Statement for shares of FNB Common Stock to be issued in the Merger, the listing on the Nasdaq Stock Market of the shares of FNB Common Stock to be issued to the holders of Seminole Common Stock, receipt of the opinion of The Carson Medlin Company ("Carson Medlin") as to the fairness of the transaction to Seminole shareholders, and approval of appropriate regulatory agencies. The obligation of FNB to effect the Merger also is subject to, among other things, the receipt, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment, of agreements from affiliates of Seminole restricting their ability to sell or otherwise transfer their shares of Seminole Common Stock prior to consummation of the Merger or their shares of FNB Common Stock received upon consummation of the Merger. See "THE MERGER -- Conditions Precedent to the Merger."

         For additional information relating to the Merger, see "THE MERGER."

EFFECTIVE TIME OF THE MERGER

         Unless otherwise agreed by FNB and Seminole, the Effective Time is expected to occur on the date and at the time the certification of the Merger is received from the Comptroller of the Currency. This certification is expected to be received or to become effective on the date of Closing, which the parties have agreed to use their reasonable best efforts to cause to take place on, but not prior to, the fifth business day following the effective date of the last required consent of any state or federal regulatory authority having authority over and approving or exempting the Merger (including the expiration of any applicable waiting periods following such consents or the delivery of appropriate notices). If approved by the Seminole shareholders and applicable regulatory authorities, the parties expect that the Effective Time will occur on or before May __, 1998, although there can be no assurance as to whether or when the Merger will occur. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions Precedent to the Merger."

RECOMMENDATION OF THE SEMINOLE BOARD

         THE SEMINOLE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE SEMINOLE BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF SEMINOLE AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF SEMINOLE VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         Seminole shareholders should note that certain members of management and directors of Seminole have certain interests in and may derive certain benefits as a result of the Merger in addition to their interests as shareholders of Seminole generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the Seminole Board consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Carson Medlin, as to the fairness, from a financial point of view, of the consideration to be received in the Merger by holders of Seminole Common Stock. For a discussion of the factors considered by the Seminole Board in reaching its conclusions, see "THE MERGER -- Background of and Reasons for the Merger."

OPINION OF SEMINOLE'S FINANCIAL ADVISOR

         Carson Medlin, in its capacity as financial advisor to Seminole, has rendered an opinion to the Seminole Board that the consideration provided in the Merger Agreement is fair, from a financial point of view, to the shareholders of Seminole. A copy of such opinion, dated February 2, 1998, is attached hereto as Appendix B and should be read in its entirety with respect to the assumptions made, matters considered and limitations of the review undertaken by Carson Medlin in rendering such opinion. See "THE MERGER --Opinion of Seminole's Financial Advisor."

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

         The rights of FNB shareholders and other corporate matters relating to FNB Common Stock are controlled by the FNB Articles of Incorporation (the "FNB Charter"), the FNB Bylaws (the "FNB Bylaws") and the Pennsylvania Business Corporation Law (the "PBCL"). The rights of Seminole shareholders and other corporate matters relating to Seminole Common Stock are controlled by the Seminole Articles of Incorporation (the "Seminole Charter"), the Seminole Bylaws (the "Seminole Bylaws"), the Florida Financial Institutions Codes (the "FFIC") and the Florida Business Corporation Act (the "FBCA"). The dissenters' rights of the Seminole shareholders incident to the Merger are governed by Title 12, Chapter 2, Section 215a of the United States Code ("12 U.S.C. ss. 215a"), a copy of which is attached hereto as Appendix D. Upon consummation of the Merger, shareholders of Seminole will become shareholders of FNB whose rights will be governed by the FNB Charter, the FNB Bylaws and the provisions of the PBCL. See "DESCRIPTION OF FNB CAPITAL STOCK AND SEMINOLE CAPITAL STOCK," "COMPARISON OF SHAREHOLDER RIGHTS" and "THE MERGER -- Dissenters' Rights of Seminole Shareholders."

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Boards of Directors. However, no amendment that reduces or modifies in any material respect the consideration to be received by the holders of Seminole Common Stock in connection with the Merger may be made after the Special Meeting without the further approval of such shareholders. The Merger Agreement provides that each party may waive any of the conditions precedent to its obligations to consummate the Merger, to the extent legally permitted.

         The Merger Agreement may be terminated by mutual agreement of the Board of Directors of FNB (the "FNB Board") and the Seminole Board. The Merger Agreement may also be terminated by either the

FNB Board or the Seminole Board (i) in the event of breach of the Merger Agreement by the other party that cannot or has not been cured within 30 days of written notice of such breach, (ii) if the required approval of the Seminole shareholders or any applicable regulatory authority is not obtained, (iii) if the Merger is not consummated by September 30, 1998, or (iv) in the event that any conditions precedent to the obligations of the terminating party cannot be fulfilled by September 30, 1998 and such party is not in breach of any representation or warranty in the Merger Agreement at the time of such termination.

         In addition, the Merger Agreement may be terminated by the Seminole Board (i) if prior to the Effective Time an entity or group shall have made a bonafide Acquisition Proposal, as defined therein, that the Seminole Board determines in good faith is more favorable to the Seminole shareholders, or (ii) by delivery of written notice to FNB at least 24 hours prior to the Closing if the average of the closing bid and asked prices for the FNB Common Stock for a specified period prior to the Closing is less than $28.00, subject to adjustment as provided in the Merger Agreement. The FNB Board also may terminate the Merger Agreement in the event dissenters' rights are exercised by persons owning in the aggregate more than 10% of the issued and outstanding Seminole Common Stock.

         See "THE MERGER -- Modification, Waiver and Termination" and "THE MERGER --Description of the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. Smith, Gambrell & Russell, LLP, has delivered an opinion, based upon certain customary assumptions and representations, to the effect that, for federal income tax purposes, no gain or loss will be recognized by the Seminole shareholders as a result of the Merger to the extent that they receive FNB Common Stock solely in exchange for their Seminole Common Stock. For a more complete description of the federal income tax consequences, see "THE MERGER -- Certain Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of Seminole's management and of the Seminole Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of Seminole generally. These interests include, among others, agreements by FNB to indemnify present and former directors, officers, employees and agents of Seminole from and after the Effective Time of the Merger against certain liabilities arising prior to the Effective Time to the full extent permitted under Florida law, the Seminole Charter, and the Seminole Bylaws.

         See "THE MERGER -- Interests of Certain Persons in the Merger."

STOCK OPTION AGREEMENT

         As a condition to FNB's entering into the Merger Agreement and to increase the probability that the Merger will be consummated, Seminole granted FNB an option (the "Stock Option") to purchase, under certain circumstances and subject to certain adjustments, up to 138,906 shares of Seminole Common Stock (the "Option Shares") at a price, subject to certain adjustments, of $36.00 per share pursuant to the terms of a Stock Option Agreement dated February 2, 1998 by and between FNB and Seminole (the "Stock Option Agreement"). The Stock Option, if exercised, would equal an amount not to exceed, when combined with the Seminole Common Stock owned by FNB at the time of its exercise, 19.9% of the total number of shares of Seminole Common Stock outstanding as of its date of exercise after giving effect to the exercise of the Stock Option. The Stock Option is exercisable only upon the occurrence of certain events generally indicating a change of control of Seminole not involving FNB which occur within 12 months of a termination of the Merger Agreement, and the receipt of any required regulatory approvals, neither of which has occurred as of the date hereof. Under certain circumstances, Seminole may be required to repurchase the Stock Option or the Option Shares acquired pursuant to the exercise of the Stock Option. The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire Seminole. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 138,906 shares of Seminole Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Seminole, as it is likely to increase the cost of an acquisition of all the Seminole Common Stock which would then be outstanding. See "THE MERGER -- Stock Option Agreement."

DISSENTERS' RIGHTS

         Each holder of Seminole Common Stock who dissents from the Merger is entitled to the rights and remedies of dissenting shareholders as set forth in 12 U.S.C. ss. 215a subject to the compliance with the procedures set forth therein. Among other things, a dissenting shareholder is entitled to receive an amount of cash equal to the "fair value" of such holder's shares as ascertained by an independent appraisal committee or, in certain circumstances, by an independent appraiser selected by the Comptroller of the Currency. A summary of 12 U.S.C. ss. 215a is included under "THE MERGER -- Dissenters' Rights of Seminole Shareholders" and a copy of 12 U.S.C. ss. 215a is attached hereto as Appendix D. To perfect dissenters' rights, a shareholder must strictly comply with the procedures set forth in 12 U.S.C. ss. 215a which require among other things, that the shareholder either give Seminole notice in writing at or prior to the vote of the shareholders at the Special Meeting that he dissents from the Merger Agreement or that he vote against the Merger at the Special Meeting. Dissenting shareholders who have given notice of their intention to dissent or who have voted against the Merger at the Special Meeting shall be entitled to receive the value of the shares held by them upon written request made to FNB at any time before 30 days after the date of consummation of the Merger, accompanied by the surrender of their stock certificates. Any Seminole shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted in favor of the Merger Agreement and thus will not be entitled to assert dissenters' rights. Shareholders should note that FNB has the right to terminate the Merger Agreement in the event dissenters' rights are claimed pursuant to 12 U.S.C. ss. 215a with respect to 10% or more of the issued and outstanding shares of Seminole Common Stock. See "THE MERGER -- Dissenters' Rights of Seminole Shareholders."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles ("GAAP"). In the event the aggregate number of fractional shares and shares with respect to which dissenters' rights have been perfected exceeds 10% of the total number of shares of FNB Common Stock issued in the Merger to former holders of Seminole Common Stock, pooling-of-interests treatment will not be permitted. See "THE MERGER -- Accounting Treatment."

REGULATORY APPROVALS

         The Merger is subject to the approval of the Federal Reserve Board and the Comptroller of the Currency. The Merger may not be consummated until expiration of all applicable waiting periods.

         FNB and Seminole have filed all required applications for regulatory review and approval or notice with the Federal Reserve Board and the Comptroller of the Currency in connection with the Merger. There can be no assurance that such approvals will be obtained or as to the date of any such approvals.

         See "THE MERGER -- Conditions Precedent to the Merger" and "-- Bank Regulatory Matters."

RESALES BY AFFILIATES

         Seminole has agreed to use its reasonable efforts to obtain from each of those individuals identified by it as an affiliate an appropriate agreement that such individual will not transfer any shares of FNB Common Stock received by it as a result of the Merger, except in compliance with the applicable provisions of the Securities Act and as permitted under pooling-of-interests accounting treatment. See "THE MERGER -- Restrictions on Resales by Affiliates."

SHARE INFORMATION AND MARKET PRICES

         Until June 15, 1997, the FNB Common Stock traded on the Nasdaq SmallCap Market under the trading symbol "FBAN." Since June 16, 1997, the FNB Common Stock has traded on the Nasdaq National Market under the same trading symbol. As of March 20, 1998, there were 15,211,077 shares of FNB Common Stock outstanding held by approximately 5,650 holders of record. As of the Record Date, there were 559,118 shares of Seminole Common Stock outstanding held by 375 holders of record.

         The last sale price reported by the Nasdaq Stock Market for shares of FNB Common Stock was $34.25 on January 30, 1998, the last trading day preceding public announcement of the proposed Merger, and was $38.50 on the Record Date. There currently is no market for the Seminole Common Stock. The Seminole equivalent per share price as of January 30,1998 was $49.90 and as of the Record Date was $56.09. The Seminole equivalent per share price represents the last sale price of a share of FNB Common Stock on such date multiplied by the Exchange Ratio. Shareholders are advised to obtain current market quotations for FNB Common Stock. No assurance can be given as to the market price of FNB Common Stock after the Effective Time. For additional information regarding the market prices of the FNB Common Stock and the Seminole Common Stock during the previous two years, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS -- Market Prices."

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth (a) selected comparative per share data for FNB and Seminole on an historical basis and with respect to FNB, on a supplemental basis for FNB giving effect to the acquisition of West Coast, which has been accounted for as a pooling of interests and (b) selected unaudited pro forma comparative per share data assuming that FNB and Seminole have been combined during the periods presented. Historical per share data for FNB have been restated giving effect to the acquisition of West Coast, which was accounted for as a pooling-of-interests. The unaudited pro forma data have been prepared giving effect to the merger as a poolings-of-interests. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment." The Seminole pro forma equivalent amounts are presented with respect to each set of pro forma information.

         The comparative per share data presented are based on and derived from, and should be read in conjunction with, the supplemental consolidated financial statements and the related notes thereto of FNB included in FNB's Current Report on Form 8-K dated April 3, 1998 which has been incorporated by reference herein, and of Seminole, which are included herein. The pro forma amounts are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated or which will be attained in the future.

                                                                        YEAR ENDED DECEMBER 31,
                                                                ----------------------------------------
                                                                 1997       1996        1995        1994
                                                                -----      -----       -----       -----
EARNINGS BEFORE EXTRAORDINARY ITEMS PER COMMON SHARE
  FNB
     HISTORICAL (BASIC)...................................      $1.68      $1.36       $1.45       $1.06
     HISTORICAL (DILUTED).................................       1.60       1.32        1.41        1.05
     SUPPLEMENTAL (BASIC).................................       1.67       1.38        1.47        1.08
     SUPPLEMENTAL (DILUTED)...............................       1.59       1.34        1.42        1.06
     PRO FORMA COMBINED (BASIC)...........................       1.66       1.34        1.43        1.07
     PRO FORMA COMBINED (DILUTED).........................       1.58       1.30        1.39        1.05


  SEMINOLE
     HISTORICAL...........................................      $2.05       $.88       $1.23       $1.13
     PRO FORMA EQUIVALENT (1)
          BASIC...........................................       2.42       1.95        2.08        1.56
          DILUTED.........................................       2.30       1.89        2.03        1.53

CASH DIVIDENDS DECLARED PER COMMON SHARE
  FNB ....................................................      $ .63      $ .60       $ .33       $ .24
  SEMINOLE HISTORICAL.....................................         --         --          --          --
  SEMINOLE PRO FORMA EQUIVALENT (2).......................        .92        .87         .48         .35




                                                                                       YEAR ENDED DECEMBER 31
                                                                                    ---------------------------
                                                                                     1997                 1996
                                                                                    ------               ------
BOOK VALUE PER COMMON SHARE (PERIOD END)
     FNB HISTORICAL........................................................         $15.27               $13.70
     FNB SUPPLEMENTAL .....................................................          15.26                13.70
     FNB PRO FORMA COMBINED................................................          15.05                13.45
     SEMINOLE HISTORICAL...................................................          15.96                13.89
     SEMINOLE PRO FORMA EQUIVALENT (1).....................................          21.93                19.60

---------------

(1) SEMINOLE PRO FORMA EQUIVALENT AMOUNTS ARE CALCULATED BY MULTIPLYING THE PRO FORMA COMBINED AMOUNTS FOR FNB BY THE EXCHANGE RATIO.

(2) SEMINOLE PRO FORMA EQUIVALENT AMOUNTS ARE CALCULATED BY MULTIPLYING THE SUPPLEMENTAL AMOUNTS FOR FNB BY THE EXCHANGE RATIO. THE EQUIVALENT PRO FORMA PER SHARE INFORMATION CAN BE USED FOR A COMPARISON WITH THE HISTORICAL PER SHARE DATA OF SEMINOLE.

SELECTED FINANCIAL DATA

         The following tables present summary selected financial data for (i) FNB, on a supplemental basis giving effect to the acquisition of West Coast by FNB, which has been accounted for as a pooling-of-interests and (ii) Seminole on an historical basis. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER --Accounting Treatment." The summary selected financial data are based on and derived from, and should be read in conjunction with, the supplemental consolidated financial statements and the notes thereto of FNB and the historical financial statements and the related notes thereto of Seminole.


                                                               YEAR ENDED DECEMBER 31,
                                           ----------------------------------------------------------------
                                             1997          1996          1995          1994          1993
                                           --------      --------      --------      --------      --------
F.N.B. Corporation:
Earnings (In thousands, except per
  share data)
     Interest income ................      $202,609      $189,803      $178,614      $153,983      $147,959
     Interest expense ...............        87,501        80,046        77,127        61,444        64,325
     Net interest income ............       115,108       109,757       101,487        92,539        83,634
     Provision for loan losses ......        10,916         9,876         7,235         9,241         9,986
     Income before income taxes and
        extraordinary items .........        36,788        31,546        32,992        24,185        20,077
    Income before extraordinary items        25,212        20,997        22,122        16,095        12,905
    Extraordinary income, net of tax          8,809            --            --            --            --
     Net income .....................        34,021        20,997        22,122        16,095        12,905
     Earnings per common share before
        extraordinary items
          Basic .....................          1.67          1.38          1.47          1.08          0.94
          Diluted ...................          1.59          1.34          1.42          1.06          0.93

     Cash dividends declared per
       common share:
          FNB .......................          0.63          0.60          0.33          0.24          0.23


                                                                        AS OF DECEMBER 31,
                                             --------------------------------------------------------------------------
                                                1997            1996            1995            1994            1993
                                             ----------      ----------      ----------      ----------      ----------
Balance sheet (period end in thousands)
     Total assets .....................      $2,756,837      $2,502,580      $2,321,779      $2,153,380      $2,042,344
     Total loans net of
       unearned income and
       allowance for loan losses ......       1,942,575       1,765,927       1,582,815       1,486,701       1,250,036
     Total deposits ...................       2,283,965       2,085,852       1,970,196       1,805,849       1,765,599
     Long-term debt and obligations
       under capital leases ...........          67,246          58,179          50,784          56,614          32,528
    Stockholders' equity ..............         239,513         207,194         194,848         172,418         146,989

                                                           YEAR ENDED DECEMBER 31,
                                           ------------------------------------------------------
                                            1997        1996        1995        1994        1993
                                           ------      ------      ------      ------      ------
SEMINOLE:
Earnings (In thousands, except per
  share data)
     Interest income ................      $6,285      $5,847      $5,324      $4,706      $4,685
     Interest expense ...............       2,514       2,542       2,451       2,041       2,006
     Net interest income ............       3,771       3,305       2,873       2,665       2,680
     Provision for loan losses ......          87          65          46          78         106
     Net income .....................       1,146         491         691         631         852
     Earnings per common share, basic
       and diluted ..................        2.05         .88        1.23        1.13        1.53
     Cash dividends declared per
       common share .................          --          --          --          --          --



                                                                  AS OF DECEMBER 31,
                                               -----------------------------------------------------------
                                                 1997         1996         1995         1994         1993
                                               -------      -------      -------      -------      -------
Balance sheet (period end in
  thousands)
     Total assets .......................      $93,650      $76,898      $76,416      $72,168      $74,938

     Total loans, net of unearned
       income and allowance for loan loss       52,752       50,222       50,063       49,681       49,234
     Total deposits .....................       82,863       67,989       68,864       65,412       68,430
      Stockholders' equity ..............        8,923        7,764        7,269        6,415        5,959



                                                       AS OF DECEMBER 31,
                                      ------------------------------------------------------
                                       1997        1996        1995        1994        1993
                                      -----       -----       -----       -----       -----
Return on average assets .......       1.39%        .61%        .93%        .86%       1.20%
Return on average equity .......      13.86%       6.47%      10.06%      10.19%      15.43%
Average equity to average assets      10.04%       9.50%       9.26%       8.41%       7.77%

                 THE SPECIAL MEETING OF SHAREHOLDERS OF SEMINOLE

GENERAL

         This Proxy Statement-Prospectus is first being furnished to the holders of Seminole Common Stock on or about April __, 1998, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the Seminole Board for use at the Special Meeting of Shareholders of Seminole to be held at the main office of Seminole located at 10899 Park Boulevard, Seminole, Florida, on Wednesday, May 13, 1998, at 5:30 p.m., local time, and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of the Merger Agreement and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

         A shareholder of Seminole may use the accompanying proxy if such shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of Seminole, prior to or at the Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date, or by attending the Special Meeting and voting in person at the Special Meeting. Attendance of a shareholder at the Special Meeting will not, in and of itself, constitute a revocation of the proxy. All written notices of revocation and other communications with respect to the revocation of Seminole proxies should be addressed to Seminole Bank, 10899 Park Boulevard, Seminole, Florida 33772 Attention: Secretary. For such notice of revocation or later proxy to be valid, however, it must actually be received by Seminole prior to the vote of the shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is signed and returned without indicating any voting instructions, it will be voted FOR the proposal to approve the Merger Agreement. The Seminole Board is unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         Solicitation of proxies may be made in person or by mail, telephone or facsimile, or other form of communication by directors, officers and employees of Seminole, who will not be specially compensated for such solicitation. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Seminole, FNB or any other person. The delivery of this Proxy Statement-Prospectus shall not, under any circumstances, create any implication that there has been no change in the business or affairs of Seminole or FNB since the date of the Proxy Statement-Prospectus.

         All costs of solicitation of proxies from Seminole shareholders will be borne by Seminole; provided, however, that FNB and Seminole have agreed that each of them will bear and pay one-half of the printing costs incurred in connection with the printing of this Proxy Statement-Prospectus and related materials.

RECORD DATE AND VOTING RIGHTS

         The Seminole Board has fixed the close of business on March 20, 1998 as the Record Date for the determination of shareholders of Seminole entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 559,118 shares of Seminole Common Stock held by 375 holders of record. Each share of Seminole Common Stock outstanding on the Record Date is entitled to one vote as to (i) the approval of the Merger Agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the Special Meeting.

         As of the Record Date, the directors and executive officers of Seminole and their affiliates held approximately an aggregate of 279,454 shares, or 49.98%, of Seminole Common Stock.

         Under the National Bank Act, the affirmative vote of two-thirds of the issued and outstanding capital stock entitled to vote on the matter is required in order to approve a proposed merger transaction of a state bank with and into a national bank, unless the articles of incorporation or the board of directors require a greater number of votes. Neither the Articles of Incorporation of Seminole nor its Board requires a greater number of votes. Since approval of the Merger requires the affirmative vote of two-thirds of the issued and outstanding shares of Seminole Common Stock as of the Record Date, the failure to vote the shares in favor of the Merger for any reason whatsoever - whether by withholding the vote, by abstaining, or by causing a broker non-vote - will have the same effect as a vote cast opposing the Merger.

         A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter.

         BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE ISSUED AND OUTSTANDING SHARES OF SEMINOLE COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE SEMINOLE BOARD URGES ITS SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         In order to take action on any other matter submitted to shareholders at a meeting where a quorum is present, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the articles of incorporation or state law requires a greater number of votes. All abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum; but since they are neither votes cast in favor of, nor votes cast opposing, a proposed action, abstentions and broker non-votes typically will have no impact on the outcome of the matter and will not be counted as a vote cast on such matters.

RECOMMENDATION OF THE SEMINOLE BOARD

         THE SEMINOLE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF SEMINOLE AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF SEMINOLE VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the Seminole Board, among other things, consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Carson Medlin, as to the fairness, from a financial point of view, of the consideration to be received by the holders of Seminole Common Stock in connection with the Merger. For a discussion of the factors considered by the Seminole Board in reaching its conclusion, see "THE MERGER -- Background of and Reasons for the Merger."

         Seminole shareholders should note that certain members of management of Seminole have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Pursuant to the terms of the Merger Agreement, the members of the Seminole Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.


                      SEMINOLE SHAREHOLDERS SHOULD NOT SEND
                 ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

         The following summary of certain terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and, with the exception of certain exhibits thereto, is included as Appendix A to this Proxy Statement-Prospectus. All shareholders are urged to read the Merger Agreement and the other Appendices hereto in their entirety.

DESCRIPTION OF THE MERGER

         At the Effective Time, Seminole will be merged with and into Interim. Interim will be the surviving entity and, following consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly-owned subsidiary of Southwest. Thereafter, Interim will be merged with and into FNBFL, a wholly-owned subsidiary of Southwest. The Interim Charter and Bylaws in effect at the Effective Time will continue to govern Interim until amended or repealed or until the merger of Interim with First National. The Merger is subject to the approval of the Federal Reserve Board and the Comptroller of the Currency. See "-- Bank Regulatory Matters."

         At the Effective Time, except as described herein, each share of Seminole Common Stock outstanding immediately prior to the Effective Time will be converted automatically into the right to receive 1.457 shares of FNB Common Stock. Cash will be paid in lieu of fractional shares. The Merger Agreement further provides that the Exchange Ratio may be adjusted, subject to certain exceptions, to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. At the Effective Time, any shares of Seminole Common Stock held by Seminole, FNB or any FNB subsidiary, other than in a fiduciary capacity or as a result of debts previously contracted, will be canceled and retired without consideration being paid. Seminole has represented that, as of the Effective Time, there will be no more than 559,118 shares of Seminole Common Stock issued and outstanding. Following the Effective Time and assuming that 559,118 shares of Seminole Common Stock are outstanding at the Effective Time, the former shareholders of Seminole would own 814,634 shares, or approximately 5.1%, of the then outstanding FNB Common Stock (assuming 15,589,200 shares of FNB Common Stock outstanding immediately prior to the Effective Time). However, if the average of the closing bid and asked prices of FNB Common Stock in the over-the-counter market as reported by Nasdaq, or such other trading system or exchange upon which the FNB Common Stock is then traded, for the ten (10) consecutive full trading days in which such shares are traded prior to the fifth business day preceding the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the Merger (including expiration of any applicable waiting periods following such consents), is less than $28.00, subject to adjustment as provided in the Merger Agreement, Seminole will not be required to consummate the Merger, and, at its option, may terminate the Merger Agreement.

         No fractional shares of FNB Common Stock will be issued in the Merger. Instead, each holder of Seminole Common Stock who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the "market price" of a share of FNB Common Stock at the Effective Time. Such holder may instead elect to contribute any cash to be received in lieu of fractional shares to an account under FNB's Dividend Reinvestment and Stock Purchase Plan. See "-- Voluntary Dividend Reinvestment and Stock Purchase Plan." Market price is defined in the Merger Agreement as the average of the high bid and low asked prices of a share of FNB Common Stock in the over-the-counter market as reported by Nasdaq (or, if not reported thereby, by any other authoritative source selected by FNB) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares. See "-- Exchange of Certificates."

         The shares of FNB capital stock outstanding immediately prior to the Merger will continue to be outstanding after the Effective Time.

EFFECTIVE TIME OF THE MERGER

         The Effective Time will occur on the date and at the time certification of the Merger is received from the Comptroller of the Currency or such other later date and time as is agreed to by the parties as specified in such certification. Unless otherwise mutually agreed upon in writing by the parties, FNB and Seminole have agreed to file the Certificate to Merge on the date of the Closing and to use their best efforts to cause the Effective Time to occur on the date of the Closing. The parties have further agreed to use their reasonable best efforts to cause the Closing to take place on, but not prior to, the fifth business day following the effective date of the last required consent of any state or federal regulatory authority having authority over and approving or exempting the Merger (including the expiration of any applicable waiting periods following such consents).

EXCHANGE OF CERTIFICATES

         Before or as soon as practicable after the Effective Time, First National Bank of Naples (the "Exchange Agent") will mail to each holder of record of Seminole Common Stock as of the Effective Time a letter of transmittal and related forms (the "Letter of Transmittal") for use in forwarding stock certificates previously representing shares of Seminole Common Stock for surrender and exchange for certificates representing FNB Common Stock. Risk of loss and title to the certificates theretofore representing shares of Seminole Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent.

         SEMINOLE SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of one or more certificates for Seminole Common Stock, together with a properly completed Letter of Transmittal, there will be issued and mailed to the holder thereof a certificate or certificates representing the aggregate number of whole shares of FNB Common Stock to which such holder is entitled pursuant to the Exchange Ratio, together with all declared but unpaid dividends or other distributions in respect of such shares, and, where applicable, a check for the amount (without interest) representing any fractional share. A certificate for shares of FNB Common Stock, or any check representing cash in lieu of a fractional share or declared but unpaid dividends, may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the Letter of Transmittal and otherwise in proper form for transfer, and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Exchange Agent will issue stock certificates evidencing FNB Common Stock in exchange for lost, stolen, mutilated or destroyed certificates of Seminole Common Stock only upon receipt of a lost stock affidavit and a bond indemnifying FNB against any claim arising out of the allegedly lost, stolen, mutilated or destroyed certificate. In no event will the Exchange Agent, FNB or Seminole be liable to any persons for any FNB Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         On and after the Effective Time and until the surrender of certificates for Seminole Common Stock to the Exchange Agent, each certificate that represented shares of Seminole Common Stock outstanding immediately prior to the Effective Time shall represent for all purposes only the right to receive the shares of

FNB Common Stock into which such shares are converted and any cash payment in lieu of fractional shares pursuant to the Merger Agreement; subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Seminole in respect of Seminole Common Stock in accordance with the terms of the Merger Agreement and which remain unpaid at the Effective Time. In addition, whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or distributions on all shares issuable pursuant to the Merger; provided that beginning 30 days after the Effective Time, no shareholder will receive dividends or other distributions payable to the holders of FNB Common Stock as of any time subsequent to the Effective Time until the certificates representing shares of Seminole Common Stock are surrendered for exchange. Upon surrender of Seminole Common Stock certificates, Seminole shareholders will be paid any dividends or other distributions on FNB Common Stock that are payable to holders as of any dividend record date on or following the Effective Time. No interest will be payable with respect to withheld dividends or other distributions.

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER.

          From time to time over the past two years, the Chairman of the Board of Directors and the President of Seminole have received periodic inquiries from other financial institutions regarding a possible combination or merger with Seminole. No such discussions progressed beyond an informal stage, and no formal offer to merge or acquire Seminole was extended. Over the same period, the Board of Directors of Seminole was considering strategic issues affecting Seminole and its shareholders and determining long-term goals for Seminole's operations. The Seminole Board decided to engage a financial advisor to assist it in the assessment of its current strategic position and to advise it on potential alternatives to enhance and/or realize shareholder value.

         The Seminole Board engaged Carson Medlin on July 24, 1997 to serve as its financial advisor in assessing its strategic options. Carson Medlin is an investment banking firm which specializes in the securities of southeastern United States financial institutions. Carson Medlin presented its analysis to the Seminole Board on September 16, 1997. This analysis included five possible strategic options: (i) growing internally and remaining independent; (ii) acquiring a smaller financial institution; (iii) effecting a "peer" merger of Seminole with a similar sized financial institution (which would afford Seminole additional growth in its existing markets and/or entry into new markets); (iv) the sale of Seminole either in today's market or after five years; and (v) the conversion for tax purposes to a Subchapter S Corporation.

         With regard to the alternative for continued growth and earnings by Seminole on an independent basis, the Board considered that this option may not allow Seminole to accelerate growth to a greater asset size and more competitive position with other financial institutions, would not afford increased liquidity to Seminole's shareholders and also had the risk that the prices being received for sales of financial institutions in the prevailing market could decline over the ensuing years. The Board also considered the costs and operational risks associated with future investments in Seminole's operational systems and acquiring and instituting new technology in order to enhance its ability to compete in the rapidly changing financial industry. With respect to the alternative for a sale of Seminole, the Board considered factors including the trend in the financial institutions industry for consolidation and the multiples being paid for independent community banks, and the belief that a sale would afford liquidity for Seminole shareholders with less risk than reliance on future internal growth and market penetration. With respect to the alternative for a "peer" merger or merger of equals transaction, the Board considered potential dilution of ownership and control, the inherent risk in combining with other financial institutions and the possibility that loan and other issues could arise after the combination, and the perception that the probability of success was lower than the other options given the considerations inherent in bringing together two community banking organizations, including their customers, personnel and infrastructure. The Board also considered the increasingly competitive banking environment in which Seminole operates, the increased competition in both deposit and lending activities and the fact that significantly larger financial institutions are looking to expand through acquisitions, which raised issues regarding Seminole's ability to grow through a "peer" merger. The Board elected not to pursue a Subchapter S conversion after consulting with both legal and financial advisors.

         Without making any determination with respect to whether Seminole should enter into a transaction involving a sale of Seminole, on October 21, 1997 the Board authorized Seminole to retain Carson Medlin to serve as the exclusive financial advisor to Seminole and engaged the law firm of Shutts and Bowen, L.L.P. to serve as special counsel to assist Seminole in connection with any sale or merger transaction that might be considered by the Board.

         On November 7, 1997, representatives of Seminole and Carson Medlin identified and evaluated potential acquirors. During the last week of November 1997, Carson Medlin contacted seven companies (including FNB) to explore, more formally, their interest in acquiring Seminole. As to the seven companies contacted, six elected to sign a confidentiality agreement to review confidential information with respect to Seminole. The President and Chairman of the Board of FNB met with Seminole's Board on December 11, 1997. On December 17, 1997, Carson Medlin received preliminary indications of interest from five companies, including FNB.

         On December 22, 1997, Carson Medlin met with Seminole's Board to review the preliminary proposals. The board authorized Carson Medlin to continue its discussions with the interested parties. Based upon the proposals received, the Board authorized three of the companies (including FNB) to conduct their respective due diligence reviews of Seminole.

         From January 15 to January 20, 1998, the three financial institutions (including FNB) conducted due diligence reviews of Seminole, and on January 23, 1998, Carson Medlin received proposals from those three parties. On January 27, 1998, the Seminole Board met with Carson Medlin representatives and reviewed the proposals received including that from FNB (which had a value per share of Seminole Common Stock in excess of the proposals received from the other parties). The Board of Directors also directed Seminole's officers, with the assistance of Seminole's financial and legal advisors, to commence negotiation of a definitive agreement that would be brought back to the Seminole Board for review and consideration.

         The Merger Agreement was reviewed by the Seminole Board at a meeting held on January 30, 1998. At this meeting, legal counsel reviewed generally for Seminole's directors the fiduciary obligations of directors in sales of financial institutions and commented on the terms of the Merger Agreement and the related agreements to be entered into by Seminole's directors in connection with the Merger Agreement. At the meeting, representatives of Carson Medlin reviewed the financial terms of the proposed agreement and delivered an opinion that the aggregate consideration provided for in the Merger Agreement is fair, from a financial point of view, to the stockholders of Seminole. The Seminole Board then unanimously approved the agreement and the transactions contemplated therein. Seminole's management also was authorized to execute the Merger Agreement on behalf of Seminole and deliver it to FNB. The Merger Agreement was signed by FNB and Seminole and became effective on February 2, 1998.

         SEMINOLE REASONS FOR THE MERGER.

         In its deliberations with regard to the Merger, the Seminole Board considered the following: (i) the consideration to be received by the shareholders of Seminole upon the consummation of the Merger; (ii) the federal income tax consequences of the Merger; (iii) the transferability of the FNB Common Stock to be received in connection with the Merger; (iv) the financial condition, earnings record and business prospects of


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



Seminole and FNB; (v) the current and historical market prices of FNB Common Stock; (vi) the amounts paid in recent acquisitions of other community banks based in Florida; (vii) the opinion of Carson Medlin that the consideration to be received by the shareholders of Seminole is fair from a financial point of view; and (viii) the impact of the Merger on Seminole's customers, employees and local community. The Board also considered FNB's ability to offer a broader range of products and services to the customers of Seminole. No specific weight or value was assigned by the Board of Directors to any of the foregoing factors.

         FNB REASONS FOR THE MERGER.

         The FNB Board recognized that the proposed Merger with Seminole provides an opportunity to continue to employ FNB's growing capital in southwest Florida, one of the fastest growing markets in the United States. This is in contrast to the more mature market areas of Pennsylvania, eastern Ohio and southwestern New York where FNB had traditionally operated prior to its acquisitions of Southwest, WCBI, First National, Mercantile and West Coast. FNB management believes that the proposed Merger complements FNB's acquisitions in southwest Florida, and will provide the Company with a greater level of market competitiveness in Pinellas County. Following the Merger, Interim will be merged into First National and will be able to draw upon the resources and competencies of FNB's other Florida affiliates to provide a broader range of services and product delivery channels.

OPINION OF SEMINOLE'S FINANCIAL ADVISOR

         Pursuant to an engagement letter dated November 6, 1997, the Seminole Board engaged Carson Medlin to provide the Seminole Board with a written opinion regarding the fairness to Seminole's shareholders, from a financial point of view, of any proposed merger or acquisition of Seminole. Seminole selected Carson Medlin as its financial adviser on the basis of Carson Medlin's experience and expertise in representing community banks in acquisition transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities.

         As part of its engagement, representatives of Carson Medlin attended the meeting of Seminole's Board held on January 30, 1998, at which meeting the terms of the proposed Merger were discussed and considered. Carson Medlin delivered its written opinion dated February 2, 1998 to the Seminole Board stating that the consideration provided in the Merger Agreement is fair, from a financial point of view, to the shareholders of Seminole. Carson Medlin subsequently confirmed such opinion in writing as of the date of this Proxy Statement/Prospectus.

         The full text of Carson Medlin's written opinion, dated as of the date of this Proxy Statement/Prospectus, is attached as Appendix B to this Proxy Statement/Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Carson Medlin in connection with its opinion. Carson Medlin's opinion is addressed to the Seminole Board and is substantially identical to the written opinion delivered to the Seminole Board dated February 2, 1998. The summary of the opinion of Carson Medlin set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. Carson Medlin's opinions to Seminole Board on the Merger do not constitute a recommendation to any Seminole shareholder regarding how such shareholder should vote at the Special Meeting.

         No limitations were imposed by the Board of Directors or management of Seminole upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion. In addition, Carson Medlin does not have and has not previously had any relationship with FNB and did not receive any instructions or other guidance from FNB with respect to the procedures or analysis followed or undertaken by Carson Medlin in rendering its opinion.

         The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying Carson Medlin's opinion. In its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of FNB and Seminole and which may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other.

         Carson Medlin has relied, without independent verification, upon the accuracy and completeness of the information reviewed by it for purposes of its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of FNB or Seminole, nor was it furnished with any such appraisals. Carson Medlin is not expert in the evaluation of loan portfolios, including underperforming or nonperforming assets, charge-offs or the allowance for loan losses. It has not reviewed any individual credit files of FNB or Seminole. Instead, it has assumed that the allowances for loan and lease losses of each of FNB and Seminole are, in the aggregate, adequate to cover such losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it. Carson Medlin reviewed certain financial projections prepared by FNB and Seminole. Carson Medlin assumed that these projections were prepared on a reasonable basis using the best and most current information available to the managements of FNB and Seminole, and that such projections will be realized in the amounts and at the times contemplated thereby. Neither FNB nor Seminole publicly discloses internal management projections of the type provided to Carson Medlin. Such projections were not prepared for, or with a view toward, public disclosure. Carson Medlin assumed that the Merger will be recorded as a pooling-of-interests under generally accepted accounting principles.

         In connection with its opinion, dated as of the date hereof, Carson Medlin reviewed: (i) the Merger Agreement; (ii) the Annual Reports to Shareholders of FNB, including the audited financial statements for the five years ended December 31, 1996 and unaudited financial statements for the year ended December 31, 1997; (iii) audited financial statements of Seminole for the four years ended December 31, 1997; (iv) certain financial and operating information with respect to the business, operations and prospects of FNB and Seminole; and (v) this Proxy Statement/Prospectus. In addition, Carson Medlin:
(a) held discussions with members of the senior management of FNB and Seminole regarding the historical and current business operations, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of FNB and Seminole and compared them with those of certain publicly traded companies which it deemed to be relevant; (c) compared the results of operations of FNB and Seminole with those of certain financial institutions which it deemed to be relevant; (d) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions; (e) analyzed the pro forma financial impact of the Merger on FNB; and (f) conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.



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



VALUATION METHODOLOGIES.

         The following is a summary of the principal analyses performed by Carson Medlin and presented to the Seminole Board on January 30, 1998, in connection with Carson Medlin's opinion dated February 2, 1998.

SUMMARY OF PROPOSAL.

         Carson Medlin reviewed the terms of the proposed Merger, including the form of consideration, the Exchange Ratio, the closing price of FNB Common Stock as of January 29, 1998, and the resulting price per share of Seminole Common Stock pursuant to the Merger Agreement. Under the terms of the Merger Agreement, each outstanding share of Seminole Common Stock will be converted into 1.457 shares of FNB Common Stock resulting in an indicated value of $50.63 per share based on the closing price of FNB Common Stock on January 29, 1998 of $34 3/4 per share. Carson Medlin calculated that the indicated value represented 317% of stated book value per share of the Seminole Common Stock at December 31, 1997,
24.7 times 1997 earnings per share, a 24.5% core deposit premium (defined as the aggregate transaction value minus stated book value divided by core deposits) and 30.2% of total assets of Seminole at December 31, 1997.

INDUSTRY COMPARATIVE ANALYSIS.

         In connection with rendering its opinion, Carson Medlin compared selected operating results of Seminole to those of 47 publicly-traded community commercial banks in Alabama, Florida, Georgia, North Carolina, South Carolina, Virginia and West Virginia (the "SIBR Banks") as contained in the SOUTHEASTERN INDEPENDENT BANK REVIEW(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1991. The SIBR Banks range in asset size from approximately $123 million to $2.4 billion and in shareholders' equity from approximately $12.9 million to $236.6 million. Carson Medlin considers this group of financial institutions more comparable to Seminole than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, profitability, capitalization and asset quality of Seminole to these financial institutions. Carson Medlin noted that based on results through the nine months ended September 30, 1997:

- Seminole had a return on average assets (ROA) of 1.28%, compared to mean ROA of 1.26% for the SIBR Banks;

- Seminole had a return on average equity (ROE) of 12.6%, compared to mean ROE of 12.9% for the SIBR Banks;

- Seminole had common equity to total assets at September 30, 1997 of 10.2%, compared to mean common equity to total assets of 9.7% for the SIBR Banks; and

- Seminole had non-performing assets (defined as loans 90 days past due, nonaccrual loans and other real estate) to total loans (net of unearned income and other real estate) at June 30, 1997 of 0.11%, compared to the mean of 0.96% for the SIBR Banks.

This comparison indicated that Seminole's financial performance was above the average SIBR Bank for most of the factors considered.



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



         Carson Medlin also compared selected operating results of FNB to those of five other publicly-traded community-oriented bank holding companies in both the western Pennsylvania/eastern Ohio and Florida markets (the "Peer Banks"). The Peer Banks include: Seacoast Banking Corp. (FL), First Merit Corp. (OH), BT Financial Corp. (PA), First Western Bancorp. (PA), and USBANCORP, Inc. (PA). Carson Medlin considers this group of financial institutions comparable to FNB as to financial characteristics, operating philosophy, stock price performance and trading volume. Carson Medlin compared selected balance sheet data, asset quality, capitalization, profitability ratios and market statistics using financial data at or for the twelve month period ended September 30, 1997 and market data as of January 29, 1998. This comparison showed, among other things, that:

- for the twelve months ended September 30, 1997, FNB's ROA was 1.25% compared to a mean of 1.19% and a median of 1.11% for the Peer Banks;

- for the twelve months ended September 30, 1997, FNB's ROE was 14.71 % compared to a mean of 13.87%, and a median of 14.92% for the Peer Banks;

- for the twelve months ended September 30, 1997, FNB's efficiency ratio (defined as non-interest expense divided by the sum of non-interest income and taxable equivalent net interest income before provision for loan losses) was 59.7% compared to a mean of 58.7% and a median of 58.4% for the Peer Banks;

- at September 30, 1997, FNB's stockholders' equity to total assets was 8.84% compared to a mean of 8.76% and a median of 9.24% for the Peer Banks;

- at September 30, 1997, FNB's non-performing assets to total assets were 0.54% compared to a mean of 0.36% and a median of 0.34% for the Peer Banks;

-        at January 29, 1998, FNB's price to trailing twelve months earnings was
         17.0 times compared to a mean of 19.2 times and a median of 19.9 times for the Peer Banks;

- at January 29, 1998, FNB's price to book value was 235% compared to a mean of 252% and a median of 230% for the Peer Banks.

This comparison indicated that FNB's financial performance is at or above average in comparison to the Peer Banks for most of the factors considered.

COMPARABLE TRANSACTION ANALYSIS.

         Carson Medlin reviewed certain information relating to 12 other merger transactions involving Florida banks with total assets between $50 million and $100 million announced since January 1996 (the "Comparable Transactions"). The Comparable Transactions were (acquiree/acquiror): Liberty Holding Company/Whitney Holding Corp., First Central Bank/The Colonial BancGroup, Inc., Murdock Florida Bank/American Bancshares, Inc., American Bank & Trust/Whitney Holding Corp., Park Bankshares/1st United Bancorp, Equity Bank/South Trust Corporation, Tomoka Bancorp/The Colonial BancGroup, Inc., Universal National Bancorp/Totalbank Corp., Indian Rocks State Bank/F.N.B. Corporation, Heritage Bancshares/SouthTrust Corporation, West Coast Bancorp/F.N.B. Corporation, and The Bank of Winter Park/Huntington Bancshares Incorporated. Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices to stated book values, earnings, core deposit premiums and total assets.

         On the basis of the Comparable Transactions, Carson Medlin calculated a range of purchase prices as a percentage of book value for the Comparable Transactions from a low of 179% to a high of 272%, with a mean of 225%. These transactions indicated a range of values for Seminole from $28.57 per share to $43.41 per share, with a mean of $35.91 per share (based on Seminole's stated book value of $15.96 per share at December 31, 1997). The consideration implied by multiplying the Exchange Ratio and FNB's Common Stock price as of January 29, 1998 was $50.63 per share and implies a price to book value multiple of 317% which is above the high end of the range for the Comparable Transactions.

         Carson Medlin calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions, from a low of 10.2 times to a high of
24.6 times, with a mean of 17.8 times. These transactions indicated a range of values for Seminole from $20.91 to $50.43 per share, with a mean of $36.49 per share (based on Seminole's 1997 earnings per share of $2.05 per share). The consideration implied by the terms of the Merger Agreement is $50.63 per share and implies a price to earnings multiple of 24.7 times which is above the high end of the range for the Comparable Transactions.

         Carson Medlin calculated the core deposit premiums for the Comparable Transactions and found a range of values from a low of 7.6% to a high of 29.1%, with a mean of 14.7%. The premium on Seminole's core deposits implied by the terms of the Merger Agreement is 24.5%, near the high end of the range for the Comparable Transactions.

         Finally, Carson Medlin calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 13.0% to a high of 41.3%, with a mean of 20.9%. The percentage of total assets implied by the terms of the Merger Agreement is approximately 30.2%, above the average of the range for the Comparable Transactions.

         No company or transaction used in Carson Medlin's analyses is identical to FNB, Seminole or the contemplated transaction. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of FNB and Seminole and other factors that could affect the value of the companies to which they have been compared.

PRESENT VALUE ANALYSIS.

         Carson Medlin calculated the present value of Seminole assuming that Seminole remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Seminole's future earnings and dividends and assumed that the Seminole Common Stock would be sold at the end of five years at 250% of projected book value. This value was then discounted to present value utilizing discount rates of 15% through 17%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as the Seminole Common Stock would demand in light of the potential appreciation and risks. On the basis of these assumptions, Carson Medlin calculated that the present value of Seminole as an independent bank ranged from $30.69 per share to $33.37 per share. The consideration implied by the terms of the Merger Agreement was $50.63 per share which falls above the high end of the range under the present value analysis. Carson Medlin noted that the present value analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

STOCK TRADING HISTORY.

         Carson Medlin reviewed and analyzed the historical trading prices and volumes for the FNB Common Stock on a monthly basis from December 1992 to December 1997. Carson Medlin also compared the price performance of the FNB Common Stock in 1997 to the five Peer Banks. Carson Medlin considers FNB Common Stock to be liquid and marketable in comparison with these Peer Banks and other bank holding companies.

         In 1997, the ratio of month end stock price to trailing 12 months earnings per share for the Peer Banks ranged from 14.8 times to 19.4 times. FNB's stock price to earnings ratio ranged from 12.8 times to 18.4 times trailing 12 months earnings over the same period. FNB Common Stock has traded on average at a slightly lower price to earnings ratio than the Peer Banks.

         The month end stock price as a percentage of book value for Peer Banks in 1997 ranged from 180% to 254%. FNB's month end stock price to book ratio ranged from 149% to 254% over the same period. FNB Common Stock has traded slightly below average on a price to book value basis compared to the Peer Banks.

         Carson Medlin also examined the trading prices and volumes of Seminole Common Stock. Seminole Common Stock has not traded in volumes sufficient to be meaningful. Therefore, Carson Medlin did not place any weight on the market price of the Seminole Common Stock.

CONTRIBUTION ANALYSIS.

         Carson Medlin reviewed the relative contributions in terms of various balance sheet and income statement components to be made by Seminole and FNB to the combined institution based on (i) balance sheet data at December 31, 1997, and (ii) net income for the year ended December 31, 1997. The income statement and balance sheet components analyzed included total assets, net loans, total deposits, shareholders' equity and net income. This analysis showed that, while Seminole shareholders would own approximately 5.3% of the aggregate outstanding shares of the combined institution (before FNB's acquisition of WCBI (See "Summary -- The Companies")) based on the Exchange Ratio, Seminole was contributing 3.4% of total assets, 2.8% of loans, net of unearned income, 3.6% of total deposits, 3.7% of shareholders' equity, and 4.5% of 1997 net income.

OTHER ANALYSIS.

         Carson Medlin also reviewed selected investment research reports on and earnings estimates for FNB and prepared a shareholder claims analysis.

         The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Seminole could materially affect the assumptions used in preparing the opinion.

         In connection with its opinion dated as of the date of this Proxy Statement/Prospectus, Carson Medlin confirmed the appropriateness of its reliance on the analyses used to render its February 2, 1998 opinion by performing procedures to update certain of such analyses and reviewing the assumptions on which its analyses were based and the factors considered in connection therewith.

COMPENSATION OF CARSON MEDLIN.

         Pursuant to an engagement letter dated November 6, 1997, Seminole engaged Carson Medlin to assist in effecting a transaction similar to the Merger and to act as its financial advisor in connection with such proposed transaction. Seminole has paid Carson Medlin $25,000 to date for its services pursuant to the terms of the engagement letter. In addition, Seminole agreed to pay Carson Medlin an Investment Banking Fee equal to 1.25% of the consideration at the current price per share. The Investment Banking Fee is payable in cash upon the consummation of the Merger and will be reduced by the $25,000 previously paid to Carson Medlin. Seminole has also agreed to reimburse Carson Medlin for its reasonable out-of-pocket expenses and to indemnify Carson Medlin against certain liabilities, including certain liabilities under the federal securities laws.

CONDITIONS PRECEDENT TO THE MERGER

         The Merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of Seminole. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permitted. Such conditions include (i) the receipt of all required regulatory and governmental consents, approvals, authorization, clearances, exemptions, waivers and similar affirmations (including the expiration of all applicable waiting periods following the receipt of such items), provided that such approvals shall not have imposed any condition or restriction that, in the reasonable judgment of the Board of Directors of either party, would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (ii) the receipt, with certain exceptions, of all consents required for consummation of the Merger and the preventing of any default under any contract or permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party; (iii) the absence of any action by a court or governmental or regulatory authority that prohibits, restricts or makes illegal the transactions contemplated by the Merger Agreement; (iv) the effectiveness of the Registration Statement under the Securities Act and the receipt of all necessary approvals under state securities laws, the Securities Act or the Exchange Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger; (v) the listing on the Nasdaq Stock Market of the shares of FNB Common Stock to be issued to holders of Seminole Common Stock in connection with the Merger; (vi) the receipt of a letter dated as of the Effective Time from Ernst & Young LLP to the effect that the Merger qualifies to be accounted for as a pooling-of-interests under GAAP; and (vii) the receipt of the tax opinion referred to in "--Certain Federal Income Tax Consequences."

         In addition, unless waived, each party's obligation to effect the Merger is subject to the accuracy of the other party's representations and warranties at the Effective Time and the performance by the other party of its obligations under the Merger Agreement and the receipt of certain closing certificates and legal opinions from the other party. The obligation of FNB to effect the Merger also is subject to the receipt of agreements from affiliates of Seminole restricting their ability to sell or otherwise transfer their Seminole Common Stock prior to consummation of the Merger or their shares of FNB Common Stock received upon consummation of the Merger, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated by the Merger Agreement will qualify for pooling-of-interests accounting. The obligation of Seminole to effect the Merger is further subject to (i) Seminole's receipt from Carson Medlin of a letter stating that in the opinion of Carson Medlin, the consideration to be paid in the Merger to Seminole shareholders in accordance with the Merger Agreement is fair, from a financial point of view, to the holders of Seminole Common Stock; and (ii) FNB having delivered to the Exchange Agent the consideration to be paid to holders of the Seminole Common Stock. No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so.



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



         Either Seminole or FNB may waive certain of the conditions imposed with respect to its or their respective obligations to consummate the Merger, except for requirements that the Merger be approved by Seminole's shareholders and that all required regulatory approvals be received.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Under the terms of the Merger Agreement, Seminole has agreed, except as otherwise contemplated by the Merger Agreement, to (i) operate its business only in the usual, regular and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required for the transactions contemplated by the Merger Agreement without imposition of a condition or restriction which in the reasonable judgement of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgement, have entered into the Merger Agreement.

         In addition, Seminole has agreed that it will not, without the prior written consent of FNB:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of Seminole, except as contemplated by the Merger Agreement;

                  (b) except with respect to those persons who received a commitment for a loan or extension of credit prior to the date of the Merger Agreement, make any unsecured loan or other extension of credit in excess of $100,000 or make any fully secured loan in excess of $250,000, except for loans secured by a first mortgage on single family owner-occupied real estate; provided, however, that in either case FNB shall object thereto within two (2) business days or FNB shall be deemed to have approved such loan or extension of credit;

                  (c) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000, except in the ordinary course of the business of Seminole consistent with past practices, or impose, or suffer the imposition, with certain exceptions, of a lien on any asset of Seminole (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and already existing liens);

                  (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Seminole or declare or pay any dividend or make any other distribution in respect of its capital stock;

                  (e) except for the Merger Agreement, or pursuant to the Stock Option Agreement or the exercise of stock options outstanding on the date of the Merger Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Seminole Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

                  (f) adjust, split, combine or reclassify any capital stock of Seminole or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seminole Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset other than in the ordinary course of business for reasonable and adequate consideration;

                  (g) except for purchases of United States Treasury securities or United States government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person other than a wholly-owned Seminole subsidiary, or otherwise acquire direct or indirect control over any person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by Seminole or a depository institution subsidiary of Seminole in its fiduciary capacity, or
(iii) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

                  (h) grant any increase in compensation or benefits to the employees or officers of Seminole, except in accordance with past practice or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement or as otherwise disclosed; enter into or amend any severance agreements with officers of Seminole; grant any material increase in fees or other compensation to directors of Seminole except in accordance with past practice; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits;

                  (i) enter into or amend any employment contract between Seminole and any person (unless such amendment is required by law) that Seminole does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

                  (j) except as otherwise disclosed in the Merger Agreement, adopt any new employee benefit plan of Seminole or make any material change in or to any existing employee benefit plans of Seminole other than such changes required by law or to maintain the tax qualified status of any such plan;

                  (k) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

                  (l) except as otherwise disclosed in the Merger Agreement, commence any litigation other than in accordance with past practice or settle any litigation involving any liability of Seminole for material money damages or restrictions upon the operations of Seminole;

                  (m) except in the ordinary course of business, modify, amend or terminate any material contract, other than renewals without a material adverse change of terms, or waive, release, compromise or assign any material rights or claims;

                  (n) except as otherwise disclosed in the Merger Agreement and except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of Seminole;



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



                  (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned subsidiary of Seminole, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement; or

                  (p) agree to, or make any commitment to, take any of the actions prohibited by the above paragraphs.

         The Merger Agreement also provides that, except for the transactions contemplated thereby, neither Seminole nor its affiliates or representatives shall, directly or indirectly, solicit any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving Seminole or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Seminole ("Acquisition Proposal"). Additionally, except to the extent necessary to comply with the fiduciary duties of the Seminole Board, as advised by counsel, neither Seminole nor its affiliates or representatives will provide any non-public information that it is not legally obligated to furnish or negotiate with respect to any Acquisition Proposal, although Seminole may communicate information about such Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations, as advised by counsel.

         In the Merger Agreement, FNB has agreed (i) to continue to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and its business prospects and (ii) to take no action which would materially adversely affect the ability of any party to obtain any consents or approvals required by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement; provided that FNB or any of its subsidiaries may discontinue or dispose of any of its assets or business if FNB determines that such action is desirable in the conduct of the business of FNB and its subsidiaries. FNB further agreed that it will not, without the prior written consent of the Chairman and Chief Executive Officer of Seminole, which consent shall not be unreasonably withheld, amend the FNB Charter or the FNB Bylaws in any manner adverse to the holders of Seminole Common Stock.

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that, to the extent permitted by law, it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors, whether before or after shareholder approval of the Merger Agreement has been obtained. However, no amendment may be made after the Special Meeting which would reduce or modify in any material respect the consideration to be received by the holders of the Seminole Common Stock without the further approval of the holders of the issued and outstanding shares of Seminole Common Stock entitled to vote thereon.

         The Merger Agreement provides that prior to the Effective Time, each party may, in a signed writing by a duly authorized officer, (i) waive any default in the performance of any term of the Merger Agreement by the other party, (ii) waive or extend the time for compliance of fulfillment by the other party of any of its obligations under the Merger Agreement and (iii) waive any or all of the conditions precedent to its obligations to consummate the Merger to the extent legally permitted. Neither of the parties intends, however, to waive any conditions of the Merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

         The Merger Agreement may be terminated by mutual written agreement of the FNB Board and the Seminole Board. The Merger Agreement may also be terminated by either the FNB Board or the Seminole


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



Board (i) in the event of the inaccuracy of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days of written notice of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in the Merger Agreement; provided that such terminating party is not then in breach of any representation or warranty contained in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement;
(ii) in the event of a material breach by the other party of any covenant, agreement or obligation in the Merger Agreement which breach cannot be or has not been cured within 30 days of written notice of such breach; (iii) if the required approval of the Seminole shareholders or any applicable regulatory authority is not obtained; (iv) if the Merger is not consummated by September 30, 1998; provided that the failure to consummate the Merger by such date is not caused by any breach of the Merger Agreement by the terminating party; or (v) if any of the conditions precedent to the obligations of the terminating party to consummate this Merger cannot be satisfied or fulfilled by September 30, 1998; provided that the terminating party is not then in breach of any representation or warranty contained in the Merger Agreement or of any covenant or other agreement contained in the Merger Agreement.

         In addition, the Merger Agreement may be terminated by FNB if persons owning in the aggregate more than 10% of the issued and outstanding shares of Seminole Common Stock perfect their dissenters' rights. The Merger Agreement may also be terminated by Seminole upon written notice to FNB at least 24 hours prior to the Closing if the average of the closing bid and asked prices of the FNB Common Stock in the over-the-counter market as reported by Nasdaq, or such other trading system or exchange upon which the FNB Common Stock is then traded, for the ten (10) consecutive full trading days in which such shares are traded prior to the fifth business day preceding the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the Merger (including expiration of any applicable waiting periods following such consents), is less than $28.00, or such lesser amount due to an adjustment as the result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. The Merger Agreement may also be terminated by Seminole if, prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the Seminole Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters based on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the Seminole shareholders and that the failure to terminate the Merger Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties (each of the foregoing a "Termination Event"). There can be no assurance that either the FNB Board or the Seminole Board would exercise its right to terminate the Merger Agreement if a Termination Event exists. In making such decision, both the FNB Board and the Seminole Board would, consistent with their respective fiduciary duties, take into account all relevant facts and circumstances that exist at such time, and would consult with its financial advisors and legal counsel.

         Approval of the Merger Agreement by the shareholders of Seminole at the Special Meeting will confer on the Seminole Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event without any further action by, or resolicitation of, the shareholders of Seminole.

EXPENSES

         In the Merger Agreement, each of the parties has agreed to pay its own expenses in connection with the Merger except that FNB and Seminole have agreed to each pay one-half of the cost of printing this Proxy Statement-Prospectus and related materials; provided, however, that in the event of any termination of the Merger Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), subject to certain exceptions enumerated in the Merger Agreement, FNB shall be entitled to a


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



cash payment from Seminole in an amount equal to $250,000. In the event the Merger Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth therein, FNB shall reimburse Seminole for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $150,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Smith, Gambrell & Russell, LLP has delivered to FNB and Seminole its opinion that, based upon certain customary assumptions and representations, under federal law as currently in effect, (a) the proposed Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(b) no gain or loss will be recognized by the shareholders of Seminole on the exchange of their Seminole Common Stock for FNB Common Stock pursuant to the terms of the Merger to the extent of such exchange; (c) the federal income tax basis of the FNB Common Stock for which shares of Seminole Common Stock are exchanged pursuant to the Merger will be the same as the basis of such Seminole Common Stock exchanged therefor (including basis allocable to any fractional interest in any share of FNB Common Stock); (d) the holding period of FNB Common Stock for which shares of Seminole Common Stock are exchanged will include the period that such shares of Seminole Common Stock were held by the holder, provided that such shares were capital assets of the holder; (e) the receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by FNB, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the fractional share of FNB Common Stock surrendered, which gain or loss will be capital gain or loss if the Seminole Common Stock was a capital asset in the hands of the shareholder; and (f) a holder of Seminole Common Stock who exercises appraisal rights will recognize capital gain or loss equal to the difference between the cash received and such holder's tax basis in the Seminole Common Stock exchanged.

         THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE AND IS FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF SEMINOLE SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF FNB COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of Seminole's management and the Seminole Board have interests in the Merger that are in addition to any interests they may have as shareholders of Seminole generally. These interests include, among others, the indemnification of Seminole directors and officers and certain employee benefits, as hereinafter described.

         INDEMNIFICATION. FNB has agreed that it will, following the Effective Time, indemnify, defend and hold harmless the current and former directors, officers, employees and agents of Seminole against all costs, fees or expenses (including reasonable attorney's fees), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement of any litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement) to the fullest extent then permitted under Florida law and by the Seminole Charter and Seminole Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.


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



         OTHER MATTERS RELATING TO SEMINOLE EMPLOYEE BENEFIT PLANS. The Merger Agreement provides that following the Effective Time, FNB shall pay as severance to those Seminole employees not continuing as employees after the Merger, an amount in cash equal to such employees' weekly compensation multiplied by the number of full years such employee was employed by Seminole; provided that such payment shall not be less than two week's compensation for each such employee. Following the Effective Time, FNB will provide generally to continuing officers and employees of Seminole and any Seminole subsidiary employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those provided by Seminole or those provided by FNB Companies to their similarly situated officers and employees on the date of the Merger Agreement. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the Seminole benefit plans) under such employee benefit plans, the service of the employees of Seminole and its subsidiaries prior to the Effective Time will be treated as service with FNB or a FNB subsidiary participating in such employee benefit plans. FNB will, and will cause its subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation contracts disclosed by Seminole pursuant to the Merger Agreement between any Seminole Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seminole benefit plans.

STOCK OPTION AGREEMENT

         As an inducement and a condition to FNB to enter into the Merger Agreement, FNB and Seminole entered into a stock option agreement (the "Stock Option Agreement") whereby Seminole granted FNB an irrevocable stock option (the "Stock Option") entitling FNB to purchase, subject to certain adjustments, up to 138,906 shares of Seminole Common Stock (the "Option Shares"), at an exercise price, subject to certain adjustments, of $36.00 per share, payable in cash under the circumstances described below. The full text of the Stock Option Agreement is attached as Exhibit C to this Proxy Statement-Prospectus and incorporated herein by this reference.

         Pursuant to the Stock Option Agreement, FNB may purchase that number of shares of Seminole Common Stock that would represent, when combined with the shares of Seminole Common Stock owned by FNB at the time of its exercise, not greater than 19.9% of the shares of Seminole Common Stock issued and outstanding as of its date of exercise after giving effect to the exercise of the Stock Option.

         The number of shares of Seminole Common Stock subject to the Stock Option will be increased to the extent that Seminole issues additional shares of Seminole Common Stock (otherwise than pursuant to an exercise of the Stock Option) such that the number of shares of Seminole Common Stock subject to the Stock Option is equal to 19.9% of the shares of Seminole Common Stock issued and outstanding as of its date of exercise after giving effect to the exercise of the Stock Option. In the event of any change in the shares of Seminole Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, or the like, the type and number of shares of Seminole Common Stock subject to the Stock Option, and the applicable exercise price per Option Share, will be appropriately adjusted and proper provision will be made so that, in the event that any additional shares of Seminole Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Stock Option), the number of shares of Seminole Common Stock that remain subject to the Stock Option will be increased so that, after such issuance and together with shares of Seminole Common Stock previously issued pursuant to the exercise of the Stock Option, such number is equal to 19.9% of the number of shares of Seminole Common Stock then issued and outstanding after giving effect to the exercise of the adjusted Stock Option.

         FNB or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, by sending written notice after the occurrence of an "Initial Triggering


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



Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior to termination of the Stock Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

                  (i) Seminole or any of its subsidiaries, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than FNB or any of its subsidiaries, or the Seminole Board shall have recommended that the stockholders of Seminole approve or accept any such Acquisition Transaction. For purposes of the FNB Option Agreement, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction involving Seminole or any significant subsidiary of Seminole, (y) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of Seminole, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Seminole or any significant subsidiary of Seminole;

                  (ii) Any person (other than the officers and directors of Seminole) other than FNB, any FNB subsidiary or any Seminole subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Seminole Common Stock (the term "beneficial ownership" for purposes of the Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder pursuant to which a person is the beneficial owner of all shares over which such person has direct or indirect voting power or investment power whether through any contract, arrangement, understanding, relationship or otherwise);

                  (iii) The shareholders of Seminole shall not have approved the transactions contemplated by the Merger Agreement at the Special Meeting held for that purpose or any adjournment thereof, or such Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after the Seminole Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the stockholders of Seminole approve the transactions contemplated by the Merger Agreement, or after Seminole or any of its subsidiaries without having received FNB's prior written consent, shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend, or propose or interest in authorizing, recommending or proposing) to engage in an Acquisition Transaction with any person other than FNB or one of its subsidiaries;

                  (iv) Any person other than FNB or any FNB subsidiary shall have made a bona fide proposal to Seminole or its shareholders to engage in an Acquisition Transaction, which proposal has an economic value equivalent to or in excess of that of FNB;

                  (v) Seminole shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach would entitle FNB to terminate the Merger Agreement; or

                  (vi) Any person other than FNB or one of its subsidiaries, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         The term "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding shares of Seminole Common Stock, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (z) thereof shall be 25%.


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



         After a Subsequent Triggering Event prior to the termination of the Stock Option, FNB (on behalf of itself or any subsequent Holder) may demand by written notice to Seminole that the Stock Option and the related Option Shares be issued to FNB (or any subsequent holder). If prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, FNB or any subsequent Holder of the option must file the required notice or application for approval and is required to notify Seminole of such filing. Seminole will issue the Option Shares not earlier than three business days nor later than 10 business days from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods have passed.

         FNB or any subsequent Holder shall pay to Seminole the purchase price for the Option Shares and Seminole shall deliver to FNB or any subsequent Holder a certificate(s) representing the Option Shares purchased to be endorsed with a restrictive legend indicating restrictions on transfer of the Option Shares arising under the Securities Act. Seminole will remove the restrictive legend by delivery of a substitute share certificate(s) upon receipt of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Seminole to the effect that the restrictive legend is not required for purposes of the Securities Act.

         Upon the giving by FNB (or any subsequent Holder) of written notice of exercise of the Stock Option to Seminole and tender of the applicable purchase price, FNB (or any subsequent Holder) will be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Seminole have been closed or that certificate representing such shares are not then actually delivered to the Holder. Seminole is responsible for the payment of all expenses, and any taxes and other changes that may be payable in connection with the preparation, issue and delivery of the stock certificates.

         FNB may further demand, upon the occurrence of a Subsequent Triggering Event, that the Option Shares be registered under the Securities Act. Upon such demand, Seminole must effect such registration promptly, subject to certain exceptions. FNB is entitled to two such registrations, the first of which is to be made at Seminole's expense except for underwriting commissions and fees and expenses of FNB's counsel attributable to the registration of the Option Shares. The second demand registration would be made at FNB's expense. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Seminole proposes to register any of its equity securities under the Securities Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Option Shares for sale to the public under the Securities Act, Seminole must give written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB, Seminole is required, subject to certain exceptions, to use its best efforts to effect the registration under the Securities Act of all Common Stock which Seminole has been requested to register by FNB.
Seminole is obligated to effect only one such "piggy-back" registration.

         The Stock Option terminates at or upon the following, each of which constitutes an "Exercise Termination Event": (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Initial Triggering Event (other than termination due to the failure of FNB to satisfy a condition to Closing), (iii) the passage of 12 months (subject to extension to obtain regulatory approvals for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals) to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act (which provides for the disgorgement to the issuer of any profit realized by an insider as a result of a purchase and sale or sale and purchase of certain equity securities occurring within a six-month period) after termination of the Merger Agreement following the occurrence of an Initial Triggering Event, or (iv) such other date as to which the Holder and Seminole agree.



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



         Under applicable law, FNB may not acquire 5% or more of the issued and outstanding shares of Seminole Common Stock without the prior approval of the Federal Reserve Board. In considering whether to approve the acquisition by FNB of shares pursuant to the exercise of the Stock Option, the Federal Reserve Board will generally apply the same standards as in considering whether to approve the Merger. See "--Bank Regulatory Matters -- Federal Reserve Board." Certain other regulatory approvals may also be required before such an acquisition could be completed. FNB has submitted an application seeking Federal Reserve Board approval of its acquisition of up to 19.9% of the outstanding shares of Seminole Common Stock pursuant to a potential exercise of the Stock Option.

         Upon the occurrence of a Repurchase Event (as defined herein) that occurs prior to an Exercise Termination Event (i) at the request of the Holder delivered prior to the Exercise Termination Event (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act), Seminole shall repurchase the Stock Option from the Holder at a price ("Option Repurchase Price") equal to the amount by which (x) the Market/Offer Price (as defined herein) exceeds (y) the Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event, Seminole shall repurchase such number of Option Shares from the Owner as the Owner designates at a price per share (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" means the highest of (A) the price per share of shares of Seminole Common Stock at which a tender offer or exchange offer therefor has been made, (B) the price per share of Seminole Common Stock to be paid by any third party pursuant to an agreement with Seminole, (C) the highest closing price for Seminole Common Stock within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option Shares, or (D) in the event of the sale of all or substantially all of Seminole's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Seminole divided by the number of shares of Seminole Common Stock then outstanding. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder. "Repurchase Event" means (i) the consummation of certain mergers, consolidations or similar transactions involving Seminole or any purchase, transfer or other acquisition of all or a substantial portion of the assets or deposits of Seminole or a significant subsidiary of Seminole by any person other than FNB or one of its subsidiaries, (such transactions being more fully described in clauses (i), (ii) and (iii) of the paragraph immediately following this paragraph) or (ii) the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Seminole Common Stock.

         In the event that prior to an Exercise Termination Event, Seminole enters into an agreement (i) to consolidate with or merge into any person other than FNB or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than FNB or one of its subsidiaries to merge into Seminole with Seminole as the continuing or surviving corporation, but in connection therewith the then outstanding shares of Seminole Common Stock are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding shares of Seminole Common Stock after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its or any significant subsidiary's assets or deposits to any person other than FNB or one of its subsidiaries, then such agreement shall provide that the Stock Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of Seminole's assets or deposits, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Stock Option.


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



         The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the Highest Closing Price (as defined herein) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised. The repurchase price for the Substitute Shares shall equal the Highest Closing Price multiplied by the number of Substitute Shares to be repurchased. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the three-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares, as the case may be.

         Neither Seminole nor FNB may assign any of its respective rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, FNB, subject to the express provisions of the Stock Option Agreement, may assign in whole or in part its rights and obligations thereunder; provided, however, that until 30 days after the Federal Reserve Board approves an application by FNB to acquire the Option Shares, FNB may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Seminole, (iii) an assignment to a single party (such as a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         No shares shall be issued pursuant to the exercise of the Stock Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction enjoining such exercise.

         The rights and obligations of Seminole and FNB under the Stock Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, applying to the Federal Reserve Board for approval to acquire the Option Shares.

         The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire Seminole. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 138,906 shares of Seminole Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Seminole, as it is likely to increase the cost of an acquisition of all the shares of Seminole Common Stock which would then be outstanding.

DISSENTERS' RIGHTS OF SEMINOLE SHAREHOLDERS

         Pursuant to the Florida Banking Code and the National Bank Act, each shareholder of Seminole entitled to vote on the Merger who objects to the Merger shall be entitled to the rights and remedies of dissenting shareholders provided under 12 U.S.C. ss. 215a, the text of which is included in Appendix D to this Proxy Statement-Prospectus and is incorporated herein by reference, and any such shareholder who follows the procedures specified in 12 U.S.C. ss. 215a will be entitled to receive the value of his shares of Seminole Common Stock in cash. A SEMINOLE SHAREHOLDER MUST COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN 12 U.S.C. ss 215a. FAILURE TO FOLLOW ANY OF THOSE PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF HIS DISSENTERS' RIGHTS.

         To perfect dissenters' rights, a holder of shares of Seminole Common Stock must (a) vote against the Merger or otherwise notify the Secretary of Seminole in writing at or prior to the Special Meeting that he dissents from the Merger and (b) within thirty days after the Closing of the Merger, deliver to FNB a written request for the value of his shares of Seminole Common Stock in cash accompanied by the surrender of his certificates representing such shares of Seminole Common Stock. Such written requests should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage Pennsylvania 16148, Attention: Secretary.

         The value of the shares of Seminole Common Stock held by a dissenting shareholder will be determined, as of the Effective Date of the Merger, by an appraisal made by a committee of three appraisers, one to be selected by the holders of a majority of the shares of Seminole Common Stock (the owners of which have exercised their dissenters' rights), one to be selected by the directors of FNB, and one to be selected by the two appraisers so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of his shares, appeal to the Comptroller of the Currency who will cause a reappraisal to be made that will be final and binding as to the value of the shares of such shareholder. If, within ninety (90) days from the Closing of the Merger, for any reason one or more of the appraisers is not selected, or the appraisers so selected fail to determine the value of the shares of Seminole Common Stock, the Comptroller of the Currency will cause an appraisal of such shares to be made upon the written request of any interested party, and such appraisal will be final and binding on all parties. FNB will pay the expenses of the Comptroller of the Currency in making any appraisal or reappraisal described above.

         The value of the shares of Seminole Common Stock held by dissenting shareholders ascertained as described above will be promptly paid by FNB to the dissenting shareholders. The shares of FNB Common Stock that would have been delivered to the dissenting Seminole shareholders had they not requested payment in accordance with 12 U.S.C. ss. 215a must be sold at any advertised public auction, and FNB has the right to purchase any or all of such shares at such auction if it is the highest bidder, for the purpose of reselling such shares within thirty days thereafter. If the shares of FNB Common Stock are sold at the public auction at a price greater than the amount paid to the dissenting Seminole shareholders, the excess in such sale price must be paid to such dissenting shareholders.

         THE FOREGOING DISCUSSION IS ONLY A SUMMARY OF THE RIGHTS AND OBLIGATIONS OF A DISSENTING SHAREHOLDER AND IS QUALIFIED IN ITS ENTIRETY
BY REFERENCE TO THE PROVISIONS OF THE DISSENTERS' RIGHTS STATUTE, 12 U.S.C. ss. 215a, WHICH IS REPRODUCED IN FULL AS APPENDIX D TO THIS PROXY STATEMENT.

         Prior to the Closing of the Merger, dissenting shareholders of Seminole should send any communications regarding their rights to Seminole Bank, 10899 Park Boulevard, Seminole, Florida 33772. At or after the Closing of the Merger, dissenting shareholders should send any communications regarding their rights to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage Pennsylvania 16148,
Attention: Secretary. All such communications should be signed by or on behalf of the dissenting Seminole shareholder in the form in which his shares are registered on the books of Seminole.

         FNB has the right to terminate the Merger prior to the Effective Time if the number of shares of Seminole Common Stock as to which the holders thereof legally asserting dissenting shareholders' rights is equal to or greater than 10% of the issued and outstanding shares of Seminole Common Stock. See "THE MERGER -- Modification, Waiver and Termination."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests under GAAP. Seminole and FNB have agreed to use their reasonable best efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests treatment. In the event the aggregate number of fractional shares and shares with respect to which dissenters' rights have been perfected exceeds 10% of the total number of shares of FNB Common Stock issued in the Merger to former holders of Seminole Common Stock, pooling-of-interests treatment will not be permitted.

         Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FNB and Seminole will be combined at the Effective Time of the Merger and carried forward at their previously recorded amounts, and the shareholders' equity accounts of Seminole and FNB will be combined on FNB's consolidated balance sheet and no goodwill or other intangible assets will be created.

BANK REGULATORY MATTERS

         Federal Reserve Board and Office of the Comptroller of the Currency (the "OCC"). The Merger is subject to prior approval by the Federal Reserve Board and the OCC. In determining whether to approve a transaction such as the Merger, the Federal Reserve Board and the OCC take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board and the OCC will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

         The Federal Reserve Board and the OCC are prohibited from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board and the OCC must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. Three of FNB's nine banking subsidiaries have an outstanding CRA rating with the appropriate federal regulator. The other six of FNB's banking subsidiaries have a satisfactory rating with the appropriate federal regulator.

         Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and the OCC and authorizes each agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

         The Merger generally may not be consummated until between 15 and 30 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise. FNB and Seminole believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the Merger will not be material to the financial condition or results of operations of FNB or Seminole prior to the Effective Time, or FNB after the Effective Time.

         In addition, FNB's right to exercise the Stock Option under the Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, because the exercise of the Stock Option under the Stock Option Agreement would result in FNB owning more than 5% of the outstanding shares of Seminole Common Stock. In considering whether to approve FNB's right to exercise the Stock Option, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

         STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. FNB and Seminole have filed all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other actions of any governmental authority. FNB has submitted applications to the Federal Reserve Board and the OCC seeking approval of the Merger and of FNB's acquisition of up to 19.9% of the outstanding shares of Seminole Common Stock pursuant to a potential exercise of the Stock Option.

         The Merger Agreement provides that the obligation of each of FNB and Seminole to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger, or that no action will be brought challenging such approvals or action, including a challenge by the United States Department of Justice or, if such a challenge is made, the result thereof.

         FNB and Seminole are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, FNB and Seminole currently contemplate that such approval or action would be sought.

         THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE "-- CONDITIONS PRECEDENT TO THE MERGER." THERE LIKEWISE CAN BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

         See "-- Effective Time of the Merger," "-- Conditions Precedent to the Merger" and "--Modification, Waiver and Termination."

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of FNB Common Stock to be issued to shareholders of Seminole in the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Seminole or FNB as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of Seminole at the time the Merger is submitted for vote or consent of the shareholders of Seminole will, under existing law, require either (a) the further registration under the Securities Act of the shares of FNB Common Stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An "affiliate" of Seminole, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Seminole. In addition, under requirements for pooling-of-interests method of accounting, the shares of FNB Common Stock issued to affiliates are not transferable until such time as financial results covering at least 30 days of combined operations of FNB and Seminole have been published. The foregoing restrictions are expected to apply to the directors, executive officers and the beneficial holders of 10% or more of the Seminole Common Stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by FNB to the transfer agent with respect to the FNB Common Stock to be received by persons subject to the restrictions described above. Seminole has agreed that, not later than 30 days prior to the Effective Time, it will use its best efforts to cause each of those persons identified by Seminole as affiliates to deliver to FNB appropriate agreements that each such individual will not transfer or otherwise dispose of the shares of Seminole Common Stock held by such person except in accordance with such agreement or make any further sales or otherwise dispose of shares of FNB Common Stock received upon consummation of the Merger except in compliance with the restrictions described in this paragraph.

VOLUNTARY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         FNB has approved a dividend reinvestment and direct stock purchase plan (the "1998 DRP") which is expected to become effective in April 1998 and replace the existing dividend reinvestment plan. The 1998 DRP will be available to existing FNB shareholders and shareholders of Seminole who receive shares of FNB Common Stock in the Merger, as well as persons who are not already shareholders, and will permit participants to purchase shares of FNB Common Stock through reinvestment of dividends on their shares of FNB Common Stock and/or optional cash payments and permit participants to have their shares enrolled in the 1998 DRP held in book-entry form by the plan administrator.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

         Since June 16, 1997, FNB Common Stock has traded on the Nasdaq National Market under the trading symbol "FBAN." Prior to June 16, 1997, the FNB Common Stock traded on the Nasdaq SmallCap Market under the same symbol. Stock prices have been adjusted to reflect a 5% stock dividend paid on May 31, 1997. As of April 1, 1998, FNB Common Stock was held of record by approximately 5,650 persons. The following table sets forth the high ask and low bid prices of the FNB Common Stock as reported by the Nasdaq Stock Market for the periods indicated.


                                                             FNB
                                                    HIGH ASK       LOW BID
                                                    --------       -------
YEAR ENDING DECEMBER 31, 1996:
    First Quarter                                   21 35/64       18 9/64
    Second Quarter                                  22 47/64       21 29/32
    Third Quarter                                   24 3/64        22 9 /64
    Fourth Quarter                                  22 31/32       21 43/64
YEAR END DECEMBER 31, 1997:
    First Quarter                                   25 15/32       21 43/64
    Second Quarter                                  32 1/4         21 25/32
    Third Quarter                                   32             29 1/2
    Fourth Quarter                                  34 1/4         31 1/4
YEAR END DECEMBER 31, 1998:
    First Quarter (through April 1, 1998)           38 3/4         31 1/4

         There is no established public market for the Seminole Common Stock. As of the Record Date, there were 559,118 shares of Seminole Common Stock issued and outstanding held by 375 holders of record. According to records kept by management, since January 1, 1996, there have been only approximately 55 trades in the Seminole Common Stock involving an aggregate of 15,282 shares. To the best of management's knowledge, which is based on limited and incomplete information, Seminole believes that recently negotiated sales of Seminole Common Stock have ranged between $14.50 and $16.00 per share. In view of the extremely limited volume of transactions and the lack of reliable pricing information (because such information is not required to be forwarded to Seminole), there is no assurance that the stated prices paid for the Seminole Common Stock provide a reliable or relevant indication of the value of Seminole Common Stock.

DIVIDENDS

         The following table sets forth the per share cash dividends declared on FNB Common Stock for the periods indicated. Seminole has not paid cash dividends on the Seminole Common Stock during the past two years. The FNB dividends have been adjusted to reflect a 5% stock dividend paid on May 31, 1997. The ability of either FNB or Seminole to pay dividends to its shareholders is subject to certain restrictions. See "INFORMATION ABOUT FNB" and "INFORMATION ABOUT SEMINOLE."


                                                                     FNB
                                                                  DIVIDENDS
                                                                  ---------
YEAR ENDING DECEMBER 31, 1996:
         First Quarter.........................................      0.15
         Second Quarter........................................      0.15
         Third Quarter.........................................      0.15
         Fourth Quarter........................................      0.15
YEAR ENDING DECEMBER 31, 1997:
         First Quarter.........................................      0.15
         Second Quarter........................................      0.16
         Third Quarter.........................................      0.16
         Fourth Quarter........................................      0.16
YEAR ENDING DECEMBER 31, 1998:
         First Quarter.........................................      0.18


                              INFORMATION ABOUT FNB

         FNB is a financial services holding company headquartered in Hermitage, Pennsylvania. It provides a broad range of financial services to its customers through its bank and consumer finance subsidiaries in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. FNB's main office is located at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148 and its telephone number is
(724) 981-6000.

         FNB was formed in 1974 as the holding company of its then sole subsidiary, First National, formerly First National Bank of Mercer County. Since its formation, FNB has acquired and currently operates eight other bank subsidiaries and one consumer finance company in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. On January 21, 1997, FNB acquired Southwest, a Florida corporation and registered bank holding company under the BHCA, with banking subsidiaries located in Naples and Cape Coral, Florida. On April 18, 1997, FNB acquired WCBI, a Florida corporation and registered bank holding company under the BHCA, located in Cape Coral, Florida. On June 30, 1997, FNB sold its wholly-owned subsidiary, Bucktail Bank and Trust Company, a Pennsylvania state-chartered bank to Sun Bancorp, Inc. ("Sun") in exchange for 13.8% of the outstanding stock of Sun. On October 17, 1997, FNB acquired Indian Rocks State Bank (which was subsequently converted to a national bank and which changed its name to First National Bank of Florida), a Florida state bank located in Largo, Florida with assets of approximately $80 million. On November 20, 1997, FNB acquired Mercantile Bank of Southwest Florida, a Florida state bank located in Naples, Florida with assets of approximately $120 million. On January 20, 1998, FNB acquired West Coast Bank, a Florida state bank located in Sarasota, Florida with assets of approximately $100 million. After considering the acquisition of West Coast, on a consolidated basis, FNB had approximately $2.8 billion in consolidated assets, approximately $2.3 billion in deposits and 110 offices.

         FNB, through its subsidiaries, provides a full range of financial services, principally to consumers and small- to medium-sized businesses in its market areas. FNB's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. FNB has emphasized its community orientation by generally preserving the names and local boards of directors of its subsidiaries, by allowing its subsidiaries autonomy in decision-making and thus enabling them to respond to customer requests more quickly, and by concentrating on transactions within its market areas. However, while FNB has sought to preserve the identities and autonomy of its subsidiaries, it has established centralized credit analysis, loan review, investment, audit and data processing functions. The centralization of these processes has enabled FNB to maintain consistent quality of these functions and to achieve certain economies of scale.

         FNB's lending philosophy is to minimize credit losses by following uniform credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio, maintaining a relatively modest average loan size and conducting ongoing review and management of the loan portfolio. FNB is an active residential mortgage lender, and its commercial loans are generally to established local businesses. FNB does not have a significant amount of construction loans, and has no highly leveraged transaction loans or loans to foreign countries.

         No material portion of the deposits of FNB's bank subsidiaries has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the business of FNB.

         FNB has four other operating subsidiaries, Penn-Ohio Life Insurance Company ("Penn-Ohio"), Mortgage Service Corporation, F.N.B. Building Corporation and F.N.B. Investment Corporation. Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by FNB's subsidiaries. These activities are incidental to FNB banking business. Mortgage Service Corporation services mortgage loans for unaffiliated financial institutions and F.N.B. Building Corporation owns real estate that is leased to certain of its affiliates. FNB Investment Corporation holds equity securities and other miscellaneous assets on behalf of FNB.

         As of January 20, 1998, after giving effect to the merger with West Coast, FNB and its subsidiaries had approximately 1,143 full-time equivalent employees.

         As part of its operations, FNB regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, FNB regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, FNB publicly announces such material acquisitions when a definitive agreement has been reached.

         For further information about FNB, reference is made to the FNB Annual Report on Form 10-K for the year ended December 31, 1997 and the Current Reports on Form 8-K filed on February 13, 1998 and April 3, 1998, all of which are incorporated herein by reference. Shareholders of Seminole desiring copies of such documents may contact FNB at its address or telephone number indicated under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                         INFORMATION ABOUT SEMINOLE BANK


         Seminole was initially organized under the laws of the United States as a federal savings bank and commenced business in July 1985 as Seminole Federal Savings Bank. In April 1991, Seminole was converted to a state-chartered commercial bank operating under the laws of the State of Florida. The deposit accounts of Seminole are insured through the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC").

         Seminole provides commercial banking services primarily to residents of Pinellas County, Florida through four banking offices located in the town of Seminole in west central Pinellas County. On December 31, 1997, Seminole had total assets of $93.6 million, total deposits of $82.9 million, and stockholders' equity of $8.9 million. Seminole's executive offices and its main banking office are located at 10899 Park Boulevard, Seminole, Florida 33772, and its telephone number is (813) 398-5511.

         The business of Seminole consists primarily of attracting retail deposits from the general public in the areas served by its banking offices and using those funds to make both secured and unsecured consumer and commercial loans and loans for the purchase, construction, financing and refinancing of commercial and residential real estate in its primary market in the west central and southern portions of Pinellas County consisting of Seminole, Largo, St. Petersburg and surrounding communities. The principal sources of funds for Seminole's lending and investment activities are deposits, repayments of loans and proceeds from the sale of investment securities. Seminole's revenues are derived primarily from interest on loans and investments and fees received in connection with its lending and deposit activities. Seminole's principal expenses are the interest paid on deposits and operating and general and administrative expenses.

         Seminole originates commercial, consumer and real estate loans to individuals and businesses. Commercial loans include both secured and unsecured loans for working capital (including the financing of inventory and receivables), business expansion (including real estate acquisitions and improvements) and purchases of equipment and machinery. Consumer loans include secured and unsecured loans for the financing of home improvements, the purchase of automobiles and boats and personal investments. Seminole also originates a variety of residential real estate loans, including conventional mortgage loans collateralized by first mortgage liens to enable home owners to purchase, refinance or improve residential real property.

         Seminole provides a variety of corporate and personal banking services to individuals, businesses and other institutions located in its market area. Deposit services include certificates of deposit, individual retirement accounts, checking and other demand deposit accounts, interest bearing transaction accounts, savings accounts and money market deposit accounts. The transaction accounts and time certificates are tailored to the principal market areas at rates competitive to those in the area. All deposit accounts are insured by the FDIC to the maximum extent provided by law.

         Seminole offers ATM and other debit cards (with access to local, state, national and international networks), safe deposit boxes, wire transfers, direct deposit services and automatic drafts for various accounts. Seminole also offers both personal and corporate VISA and MasterCard credit cards issued by a correspondent bank which assumes the risk of repayment of credit extended through the use of such cards.

         Seminole encounters competition both in making loans and attracting deposits. The deregulation of the banking industry and the evolution of interstate banking has created a highly competitive environment for commercial banking in Seminole's market area. In one or more aspects of its business, Seminole competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, securities brokerage and investment management firms, and other financial intermediaries operating in its market and elsewhere. Most of these competitors, some of which are affiliated with large bank holding companies, have substantially greater resources and higher lending limits than Seminole, and they may offer certain services, such as fiduciary services, that Seminole does not provide.

         Seminole's primary market is served by twelve other commercial banks with 28 offices and six thrift institutions with 8 offices. In addition, seven credit unions have offices in Seminole's immediate market area.

         Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other extensions of credit, service charges, the quality of the services rendered, the convenience of banking facilities, and, in the case of commercial borrowers, relative lending limits.

         Seminole is subject to examination, regulation and comprehensive supervision by the Florida Department of Banking and Finance and the FDIC. As is the case with banking institutions generally, Seminole's operations are significantly influenced by general economic conditions and by related monetary and fiscal policies of the Federal Reserve System. Deposit flows and interest rates on competing investments and general market rates of interest influence Seminole's cost of funds. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds.

EMPLOYEES

         At December 31, 1997, Seminole had 39 full-time and 4 part-time employees. None of its employees is represented by a collective bargaining agreement, and management believes that employee relations are good.

DESCRIPTION OF PROPERTIES

         Seminole owns the land and buildings housing its executive and main banking offices which are located at 10899 Park Boulevard, Seminole, Florida 33772. This property is a 1.5 acre parcel on which are situated both a 13,000 square foot shopping center, 10,000 square feet of which are occupied by Seminole's executive, administrative, bookkeeping and lending functions, and a 2,500 square foot building housing Seminole's main banking functions. The bank building includes two private offices, a walk-in vault containing 510 safe deposit boxes, three customer service desks, and four inside tell stations. In addition, the main office has two covered drive-through banking lanes.

         Seminole also operates three branch banking offices, one of which is owned by Seminole, and two of which are leased. Seminole owns its branch facility located at 12020 Seminole Boulevard, Seminole, Florida 33778. The Seminole Boulevard branch is located on a 1.8 acre parcel on which is situated a 3,000 square foot building. The building includes one manager's office, walk-in vault with 129 safe deposit boxes, three customer service desks and five inside teller stations. This office also has five covered drive-through banking lanes.

         Seminole's two leased branch facilities are located at 9336 Oakhurst Road, Seminole, Florida 33776, and 7846 Seminole Mall, Seminole, Florida 33772. The Oakhurst Road branch is located in an 1,875 square foot store-front containing a manager's office, three teller stations, 160 safe deposit boxes, and two customer service desks. This facility is now leased on a month to month basis. The Seminole Mall branch is located in a 1,434 square foot store front containing a manager's office, four teller stations, and two customer service desks. The lease for this facility expires on May 30, 1999, but Seminole has an option to extend the lease for an additional five years.

LEGAL PROCEEDINGS

         Seminole is involved in routine legal proceedings occurring in the ordinary course of business that, in the aggregate, are believed by management to be immaterial to Seminole's financial condition and results of operations.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

         Seminole's directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with Seminole and are expected to continue such transactions in the future. In connection with such transactions, Seminole's directors and officers from time to time have borrowed funds from Seminole for various business and personal reasons. The extensions of credit made by Seminole to its directors and officers (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than a normal risk of collectability or present other unfavorable features.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS OF SEMINOLE

         The following table sets forth, as of the date of this Prospectus, (a) the name and address of the persons known by Seminole to be beneficial owners of more than 5% of the shares of Seminole Common Stock and the name of each of Seminole's directors; (b) the number and percent of the shares of Seminole Common Stock owned by each such person and by all of the directors and executive officers of Seminole as a group; and (c) the estimated number of shares of FNB Common Stock each such person or group is expected to receive as a result of the Merger (assuming that such persons do not exercise their dissenters' rights), calculated by multiplying the number of shares of Seminole Common Stock beneficially owned by such person or group by the Exchange Ratio.

                              SEMINOLE COMMON STOCK


                                                   SHARES                                  FNB COMMON STOCK
                                                BENEFICIALLY                                EXPECTED TO BE
       NAME OF BENEFICIAL OWNER                   OWNED(1)              PERCENT           BENEFICIALLY OWNED         PERCENT(2)
      --------------------------                ------------            -------           ------------------         ----------
Robert G. Castles                                 49,303(3)              8.82%                     71,834               .44%
Larry C. Cunningham                                  146(4)               .03%                        212              .001%
Dennis R. DeLoach, Jr.                            23,351(5)              4.18%                     34,022               .21%
Jeffory H. Forbes                                  4,854(6)               .87%                      7.072               .05%
George E. Fordham                                 34,365(7)              6.15%                     50,070               .31%
Lewis L. Fraser                                   18,231(8)              3.26%                     26,563               .16%
Robert L. Hurd                                    24,093(9)              4.31%                     35,104               .21%
Edward J. Lurie                                   55,350(10)             9.90%                     80,645               .49%
Bruce H. McDowell                                  4,376(11)             0.78%                      6,376               .04%
Claude D. McMullen                                18,349(12)             3.28%                     26,734               .16%
Wendell E. Taylor                                 35,802(13)             6.40%                     52,164               .32%
William R. Young                                  11,234(14)             2.01%                     16,367               .10%
All Directors and Executive
Officers as a Group (12 Persons)                 291,454(15)            52.34%                    426,397              2.33%

(1) Under applicable SEC regulations, shares are considered to be beneficially owned by a person if such person either (a) directly or indirectly has or shares the power to vote or dispose of the shares, whether or not such person has any economic interest in the shares, or
         (b) has the right to acquire such shares within 60 days of the particular date. Unless otherwise indicated, the named beneficial owner has the sole voting and investment power with respect to the shares reported.

(2) Assuming 15,589,200 shares of FNB Common Stock outstanding immediately prior to the Effective Time and the issuance of 814,634 shares of FNB Common Stock to Seminole Shareholders in the Merger.

(3) This amount consists of 30,257 shares which he owns jointly with his wife, 8,646 in trusts owned by his mother with Robert G. Castles as Trustee and 10,400 in his children's names. Mr. Castle's address is 8275 113th Street, North, Seminole, Florida 33771.

(4)      These shares are owned by Mr. Cunningham jointly with his wife.

(5) This amount consists of 20,814 which Mr. DeLoach owns individually, 298 shares which he is the (voting) custodian for his children, 149 shares owned by his daughter, and 2,090 shares held in his IRA.

(6) This amount consists of 1,149 shares which Mr. Forbes owns in his IRA and 3,485 shares which are owned jointly with his wife. A daughter, Nicole, also owns 220 shares.

(7) This amount consists of 22,506 shares which Mr. Fordham owns as trustee of the George E. Fordham Family Trust, 677 shares held in his IRA and 10,505 shares owned by the Fordham Agency SEP, of which Mr. Fordham is Trustee. Mrs. Fordham also owns 677 shares held in her IRA. Mr. Fordham's address is 5141 Seminole Boulevard, St. Petersburg, Florida 33708.

(8) This amount consists of 17,933 shares which Mr. Fraser owns jointly with his wife. Mrs. Fraser is also custodian of 298 shares for their grandchildren.

(9) This amount consists of 10,768 shares which Mr. Hurd owns individually, 1,464 shares which he owns jointly with his wife and 11,861 shares held in his IRA.

(10) This amounts consists of 24,046 shares in the Edward J. Lurie Trust, of which he is the trustee, and 31,286 shares held in his IRA. Mr. Lurie's address is 13055 Park Boulevard, Seminole, Florida 33776.

(11) This amount consists of 3,929 which Mr. McDowell owns jointly with his wife and 447 shares of which he is trustee for his children.

(12) This amount consists of 15,693 shares owned by Mr. McMullen jointly with his wife, 298 shares owned jointly with his father (deceased), 1,642 shares of which he is custodian for his son, and 358 shares held in his IRA. Mrs. McMullen also has 358 shares held in her IRA.

(13) This amount consists of 506 shares which Dr. Taylor owns individually, 15,728 shares owned jointly with his wife, 14,286 shares in a trust of which he is the trustee and 523 shares held in his IRA. Mrs. Taylor owns 3,676 shares individually, with 523 shares held in her IRA. A son, Brent Taylor, also owns 560 shares. Dr. Taylor's address is 1000 Court Street, Clearwater, Florida 33777.

(14) This amount consists of 3,181 shares which Mr. Young owns in his IRA and 8,053 shares which are owned jointly with his wife.

(15) This amount includes 12,000 shares which executive officers have the right to purchase under outstanding stock options.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

GENERAL

         Seminole Bank (the "Bank") is a state-chartered SAIF-insured community bank. The Bank provides a wide range of community banking services to small and middle-market businesses and to individuals through its four offices located in Pinellas County, Florida. The accounting and reporting practices of the Bank conform to generally accepted accounting principles and to general practices within the banking industry.

         The principal services offered by the Bank include commercial and individual checking and savings accounts, money-market accounts, certificates of deposit, most types of loans, including commercial and working capital loans and real estate, home equity and installment loans, as well as financing through letters of credit. The Bank also acts as issuing agent for U.S. Savings Bonds, travelers checks, cashiers checks, master-money issued by master card. It offers collection teller services, wire transfer facilities, safe deposit and night depository facilities. The transaction accounts and certificates of deposits are tailored to the Bank's principal market area at rates competitive with those offered in the Bank's primary service area. In addition, the Bank offers individual retirement accounts. All deposit accounts are insured by the FDIC up to the maximum amount allowed by law. The Bank offers a wide range of short to medium-term commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements), purchase of equipment and machinery, and Small Business Administration ("SBA") loans. Consumer loans include secured and unsecured loans for financing automobiles, home improvements, and personal investments. The Bank also originates and holds construction and acquisition loans on residential real estate.

         At December 31, 1997, the Bank had total assets of $93.7 million, an increase of 22% over total assets of $76.9 million at December 31, 1996. During the year ended December 31, 1997, loans receivable increased $2.5 million or 5%. The Bank's portfolio of securities decreased to $16.6 million as of December 31, 1997 from $16.8 million as of December 31, 1996. The Bank's deposits increased to $82.9 million as of December 31, 1997 from $68.0 million as of December 31, 1996, a 22% increase. The Bank's equity to assets ratio increased from 9.5% in 1996 to 10.0% in 1997. The Bank had net earnings of $1.1 million for the year ended December 31, 1997 compared to net earnings of $.5 million for 1996. The net earnings for the year ended December 31, 1996 included the effect of the SAIF special assessment of $424,027 (before taxes).

REGULATION AND LEGISLATION

         As a state-chartered commercial bank, the Bank is subject to extensive regulation by the Florida Department of Banking and Finance ("Florida DBF") and the Federal Deposit Insurance Corporation ("FDIC"). The Bank files reports with the Florida DBF and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Florida DBF and the FDIC to monitor the Bank's compliance with the various regulatory requirements.

YEAR 2000 COMPLIANCE

         Management has an ongoing program designed to ensure that its operational and financial systems will not be adversely affected by year 2000 software failures, due to processing errors arising from calculations using the year 2000 date. Based on current estimates the Bank expects to incur between $40,000 and $50,000 over the next two years on its program to redevelop, replace, or repair its computer applications to make them "year 2000 compliant." While management believes it is doing everything technologically possible to assure year 2000 compliance, it is to some extent dependent upon vendor cooperation. Management is requiring its computer system and software vendors to represent that the products provided are, or will be, year 2000 compliant, and has planned a program of testing for compliance which will be completed in 1998. The costs of completing the Bank's program and the date on which the Bank believes it will complete all application modifications are based on management's best estimates. These estimates were derived using various assumptions of future events, including the continued availability of certain resources, third party modification plans and other significant factors. There can be no guarantee that management's estimates will be achieved and results could differ materially from those anticipated.

PROPOSED ACQUISITION OF BANK

         On February 2, 1998, the Board of Directors of the Bank signed a definitive agreement for the merger of the Bank into another financial institution (F.N.B. Corporation). Under the terms of the agreement, the Bank's shareholders will collectively receive 814,634 shares of F.N.B. Corporation common stock, an exchange ratio of 1.457 shares, for each share of the Bank's common stock. The merger is expected to be completed in 1998 and is subject to various regulatory approvals as well as the approval of the shareholders of the Bank.

CREDIT RISK

         The Bank's primary business is making commercial, business, consumer, and real estate loans. That activity entails potential loan losses, the magnitude of which depend on a variety of economic factors affecting borrowers which are beyond the control of the Bank. While the Bank has instituted underwriting guidelines and credit review procedures to protect the Bank from avoidable credit losses, some losses will inevitably occur.

         Maintaining a low level of nonperforming assets is important to the ongoing success of any financial institution. Nonperforming assets consist of nonaccrual loans and foreclosed real estate. The Bank's credit review and approval process is critical to its ability to minimize nonperforming assets on a long term basis. In addition to the negative impact on interest income, nonperforming assets also increase operating costs due to the expense of collection efforts. It is the Bank's policy to place all loans which are past due 90 days or more on nonaccrual status, unless the loan principal and interest are determined by management to be fully collateralized and in the process of collection.

         The following table presents the Bank's nonperforming assets and past due loans:

                                              DECEMBER 31,
                                             -------------
                                             1997     1996
                                             ----     ----
(IN THOUSANDS)
Nonaccrual loans                             $147      328
Foreclosed real estate, net                    --      212
                                             ----      ---

Total nonperforming assets                   $147      540
                                             ====      ===

Accruing loans past due 90 days or more      $ --       45
                                             ====      ===

         The Bank evaluates the adequacy of its allowance for loan losses as part of its ongoing credit review and approval process. The review process is intended to identify, as early as possible, customers who may be facing financial difficulties. Once identified, the extent of the customer's financial difficulty is carefully monitored by the Bank's credit administrator, who recommends to the directors loan committee the portion of any credit that needs a specific reserve allocation or should be charged off. Other factors considered by the loan committee in evaluating the adequacy of the allowance include overall loan volume, historical net loan loss experience, the level and composition of nonaccrual and past due loans, local economic conditions, and value of any collateral.

         The allowance is not a precise amount, but is derived based upon the above factors and represents management's best estimate of the amount necessary to adequately cover probable losses from current credit exposures. The provision for loan losses is a charge against current earnings and is determined by management as the amount needed to maintain an adequate allowance.

         The overall credit quality of the loan portfolio continues to be high as evidenced by the Bank's relatively low level of nonperforming loans and net charge-offs in recent years. Management relied on its recent history of loan losses and its assessment of the financial condition of specific borrowers in deciding to maintain the allowance for loan losses at the current level.

         The following table presents information regarding the Bank's total allowance for losses as well as the allocation of such amounts to the various categories of loans:

                                                               AT DECEMBER 31,
                                                   -----------------------------------------
                                                         1997                     1996
                                                   ------------------      -----------------
                                                                LOANS                  LOANS
                                                                 TO                     TO
                                                                TOTAL                  TOTAL
                                                   AMOUNT       LOANS      AMOUNT      LOANS
                                                   ------       -----      ------      -----
                                                             (DOLLARS IN THOUSANDS)
Commercial, financial and agricultural loans       $  67          8.6%      $ 67         7.3%
Real estate loans (commercial and residential)       681         79.3        610        80.9
Installment loans to individuals                      22         12.1         61        11.8
                                                   -----        -----       ----       -----

Total allowance for loan losses                    $ 770        100.0%      $738       100.0%
                                                   =====        =====       ====       =====

Allowance for loan losses as a percentage
     of the total loans outstanding                 1.44%                               1.44%
                                                   =====                               =====

         The following table summarizes the allowance for loan losses:

                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                          1997          1996
                                                        -------       -------
                                                       (DOLLARS  IN THOUSANDS)
Balance at beginning of year                            $   738           683
                                                        -------       -------

Charge-offs:
   Commercial, financial and agricultural                    41            --
   Installment loans to individuals                          14            14
                                                        -------       -------

   Total charge-offs                                         55            14

Recoveries-
   Installment loans to individuals                          --             4
                                                        -------       -------

   Net charge-offs                                           55            10
                                                        -------       -------

Provision charged to operations                              87            65
                                                        -------       -------

Balance at end of year                                  $   770       $   738
                                                        =======       =======

Average total loans                                     $52,202       $50,122
                                                        =======       =======

Loan loss allowance as a percentage of total loans         1.44%         1.44%
                                                        =======       =======

Ratio of net charge-offs during year to average
   loans outstanding during period                          .11%          .02%
                                                        =======       =======


       The Bank undertakes a complete review of the borrower's credit worthiness and the value of any collateral. If these items are satisfactory, the Bank will generally renew the loan at prevailing interest rates. The following table summarizes the Bank's loan portfolio by type of loan:

                                                     AT DECEMBER 31,
                                      -------------------------------------------
                                        1997         %           1996         %
                                      -------      -----       -------      -----
                                                  (DOLLARS IN THOUSANDS)
Commercial, financial and
   agricultural loans                 $ 6,461       12.1%      $ 5,599       10.9%
Real estate loans
   (commercial and residential)        41,803       77.9        40,818       79.7
Installment loans to individuals        5,365       10.0         4,794        9.4
                                      -------      -----       -------      -----

   Total loans                        $53,629      100.0%      $51,211      100.0%
                                      =======      =====       =======      =====

         Interest income that would have been recorded under the original terms of nonaccrual loans and the interest income actually recognized are summarized below:

                                                YEAR ENDED DECEMBER 31,
                                                -----------------------
                                                     1997     1996
                                                     ----     ----
                                                    (IN THOUSANDS)
Interest income that would have been recognized      $13      $32
Interest income recognized                            10       29
                                                     ---      ---
                                                     $ 3      $ 3
                                                     ===      ===

         LOANS. The Bank maintains a high quality portfolio of real estate, commercial and consumer loans. All loans over individual lending limits are reviewed and approved by the Board's Loan Committee, which ensures that loans comply with applicable credit standards. In most cases, the Bank requires collateral from the borrower. The type and amount of collateral varies but may include residential or commercial real estate, deposits held by the bank, U.S. Treasury securities, other marketable securities and personal or business property. Collateral values are monitored to ensure that they are maintained at proper levels.

         As of December 31, 1997, approximately 78% of all the Bank's loans were real estate loans secured by real estate located primarily in Pinellas County, Florida. This level of concentration is not considered a serious credit risk to the Bank inasmuch as 54% are Owner-occupied, single-family residences, generally considered one of the most secure forms of collateral. The Bank has further addressed this risk by limiting most loans to a maximum of 80% of the appraised value of the underlying real estate and maximum amortization schedules of 30 years. Since the Bank's conversion to a Commercial Bank in 1991, management has focused on reallocating the loan mix to shorter term business and commercial loans with generally higher yield and less interest-rate risk.

         COMMERCIAL, FINANCIAL AND AGRICULTURAL LOANS. The Bank generally makes commercial loans to businesses located in Pinellas County Florida. The credit risk associated with business lending is influenced by general economic conditions, as well as the borrower's capital position and operations. These loans are generally collateralized by corporate assets, marketable securities or other liquid financial instruments and the personal guarantees of the principals are generally required. These loans totaled approximately $6,461,000 at December 31, 1997, and $5,599,000 at December 31, 1996.

         REAL ESTATE LOANS. The Bank makes real estate loans from time to time for real estate construction projects located primarily in Pinellas County Florida. Seminole Bank requires security in the form of a mortgage on the underlying real property and the improvements constructed thereon and may require personal guarantees. The Bank attempts to limit its credit exposure to 75-80% of the appraised value of the underlying real property. On December 31, 1997, real estate construction loans totaled $749,000. Risks associated with real estate construction loans include delays in construction, environmental factors, reliability of subcontractors and timing and reliability of inspections, and cost overruns.

         The Bank makes real estate loans secured by commercial real estate, including loans to acquire or refinance office buildings, warehouses and apartments. At December 31, 1997, these loans totaled $12 million, or 22% of total loans. Many of these loans have a maturity of five to ten years. Almost all of these loans are secured by real property located in Pinellas County Florida. These loans generally require a loan-to-collateral value of not more than 75%.

         Residential real estate loans totaled $29 million, or 54% of total loans at December 31, 1997, compared with $31 million, or 60% at December 31, 1996. Residential real estate loans are predominately adjustable-rate home mortgages which generally require a loan-to-collateral value of not more than 80% unless insured by PMI (Private Mortgage Insurance). Most loans have a maximum term of thirty years. Almost all of the residential real estate loans are collateralized by homes in Pinellas County Florida.

         INSTALLMENT LOANS TO INDIVIDUALS. The Bank offers secured personal and consumer loans. The collateral for these loans ordinarily consists of automobiles, consumer goods, marketable securities, certificates of deposit and similar items. These loans totaled approximately $5.4 million, or 10.0% of total loans, on December 31, 1997, compared with $4.8 million, or 9.4% of total loans, on December 31, 1996. Risks associated with installment loans include borrowers' loss of employment, other declines in the financial condition of borrowers resulting in delinquencies, and rapid depreciation of loan collateral.

LIQUIDITY AND CAPITAL RESOURCES

         A Florida chartered commercial bank is required to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts less deposits of certain public funds. The liquidity reserve may consist of cash on hand, cash on demand with other correspondent banks and other investments and short-term marketable securities as determined by the rules of the Florida DBF, such as federal funds sold and United States securities or securities guaranteed by the United States or agencies thereof. As of December 31, 1997 and December 31, 1996, the Bank has liquidity of approximately $36 million and $22 million, or approximately 46% and 31% of total deposits combined with borrowings, respectively.

         During the year ended December 31, 1997, the Bank's primary sources of funds consisted of principal payments on loans and investment securities, proceeds from sales and maturities of securities available for sale and net increases in deposits. The Bank used its capital resources principally to purchase investment securities and fund existing and continuing loan commitments. At December 31, 1997, the Bank had commitments to originate loans totaling $2.3 million. Scheduled maturities of certificates of deposit during the 12 months following December 31, 1997 totaled $24.7 million as of December 31, 1997. Management believes the Bank has adequate resources to fund all its commitments, that substantially all of its existing commitments will be funded within the next twelve months and, if so desired, that it can adjust the rates on certificates of deposit to retain deposits in a changing interest-rate environment.

         The following table sets forth information regarding the composition of the securities portfolio stated at book value.

                                                           DECEMBER 31,
                                                        1997         1996
                                                      -------      -------
                                                         (IN THOUSANDS)
U.S. Treasury Securities                              $ 6,061      $ 6,044
U.S. Government agency obligations                      4,189        4,179
Obligations of states and political subdivisions        1,475        1,250
Mortgage-backed securities                              3,986        4,096
Mutual funds and corporate securities                     909        1,205
                                                      -------      -------

         Total investments                            $16,620      $16,774
                                                      =======      =======

         The following table sets forth, by contractual maturity distribution, certain information pertaining to the securities portfolio at December 31, 1997 (dollars in thousands):

                                      ONE YEAR            ONE TO            FIVE TO          OVER
                                      OR LESS           FIVE YEARS         TEN YEARS       TEN YEARS
                                  ---------------    ---------------    --------------    ------------
                                   BOOK     YIELD     BOOK     YIELD     BOOK    YIELD    BOOK   YIELD     TOTAL     YIELD
                                  ------    -----    ------    -----    ------   -----    ----   -----    -------    -----
U.S. Treasury Securities          $1,501    6.11%    $4,560    6.22%    $   --     --%    $ --     --%    $ 6,061    6.19%

U.S. Governmental
    agencies obligations           1,494    5.91      1,186    6.60      1,509    6.97      --      --      4,189    6.49

Obligations of states and
    political subdivisions           465    6.39        445    7.60        365    7.51     200    8.33      1,475    7.29

Corporate securities                  --      --        821    6.35         --      --      --      --        821    6.35
                                  ------             ------             ------            ----            -------

    Total                         $3,460    6.06     $7,012    6.39     $1,874    7.08    $200    8.33    $12,546    6.42
                                  ======    ====     ======    ====     ======    ====    ====    ====    =======    ====

Mortgage-backed securities (1)                                                                              3,986    6.78

Mutual funds                                                                                                   88
                                                                                                          -------

    Total securities                                                                                      $16,620
                                                                                                          =======

---------------

(1) Periodic payments are received on mortgage-backed securities based on the payment patterns of the underlying collateral which consists of mortgage loans.

         Deposits. The following table sets forth information regarding the Bank's deposits:

                                   FOR THE YEAR ENDED DECEMBER 31,
                                 ----------------------------------
                                       1997              1996
                                 ---------------    ---------------
                                 AVERAGE            AVERAGE
                                 BALANCE    RATE    BALANCE    RATE
                                 -------    ----    -------    ----
                                        (DOLLARS IN THOUSANDS)
Noninterest-bearing              $ 7,465      --%   $ 6,222      --%
Savings accounts                  15,193    3.01     14,829    2.87
Money-market and NOW accounts     20,636    2.61     20,218    2.59
Time deposits                     29,173    5.21     29,830    5.33
                                 -------            -------

    Total deposits               $72,467            $71,099
                                 =======            =======

REGULATORY CAPITAL REQUIREMENTS

     Under FDIC regulations, the Bank is required to meet certain minimum regulatory capital requirements. This is not a valuation allowance and has not been created by charges against earnings. It represents a restriction on stockholders' equity.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1997, the most recent notification from the State and Federal regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank's category.

              The following table summarizes the capital and the capital requirements for the Bank:

                                                                                     TO BE WELL
                                                                                 CAPITALIZED UNDER
                                                              FOR CAPITAL        PROMPT CORRECTIVE
                                         ACTUAL           ADEQUACY PURPOSES:     ACTION PROVISIONS:
                                    ----------------      ------------------     ------------------
                                    AMOUNT       %         AMOUNT        %        AMOUNT       %
                                    ------      ----       ------       ---       ------      ----
                                                         (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 1997:
     Total capital
     (to Risk-Weighted Assets)      $9,517      19.2%      $3,959       8.0%      $4,949      10.0%
     Tier I Capital
     (to Risk-Weighted Assets)       8,897      18.0        1,979       4.0        2,969       6.0
     Tier I Capital
     (to Average Assets)             8,897      10.0        3,566       4.0        4,458       5.0

AS OF DECEMBER 31, 1996:
     Total capital
     (to Risk-Weighted Assets)      $7,751      17.4%      $3,554       8.0%      $4,443      10.0%
     Tier I Capital
     (to Risk-Weighted Assets)       7,751      17.4        1,777       4.0        2,666       6.0
     Tier I Capital
     (to Average Assets)             7,751      10.2        3,040       4.0        3,800       5.0

MARKET RISK

         Market risk is the risk of loss from adverse changes in market prices and rates. The Bank's market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. To that end, management actively monitors and manages its interest rate risk exposure. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified.

         The Bank's primary objective is managing interest-rate risk is to minimize the adverse impact of changes in interest rates on the Bank's net interest income and capital, while adjusting the Bank's asset-liability structure to obtain the maximum yield-cost spread on that structure. The Bank relies primarily on its asset-liability structure to control interest rate risk. However, a sudden and substantial increase in interest rates may adversely impact the Bank's earnings, to the extent that the interest rates borne by assets and liabilities do not change at the same speed, to the same extent, or on the same basis. The Bank does not engage in trading activities.

ASSET LIABILITY STRUCTURE

         The principal functions of asset and liability management are to provide for adequate liquidity, to manage interest-rate exposure by maintaining a prudent relationship between rate sensitive assets and liabilities and to manage the size and composition of the balance sheet so as to maximize net interest income.

         Liquidity is the ability to provide funds to meet fluctuating deposit withdrawals or loan demand. These demands are met by maturing assets and the capacity to raise funds from internal and external sources. The Bank primarily utilizes cash and federal funds sold to meet its daily liquidity needs. Although not utilized in managing daily liquidity needs, the sale of securities held for sale provides a secondary source of liquidity.

         Fluctuating interest rates, increased competition and changes in the regulatory environment continue to significantly affect the importance of interest-rate sensitivity management. Rate sensitivity arises when interest rates on assets change in a different period of time or a different proportion than interest rates on liabilities. The primary objective of interest-rate sensitivity management is to prudently structure the balance sheet so that movements of interest rates on assets and liabilities are highly correlated and produce a reasonable net interest margin even in periods of volatile interest rates.

         The Bank monitors the interest-rate risk sensitivity with traditional gap measurements. The gap table has certain limitations in its ability to accurately portray interest sensitivity; however, it does provide a static reading of the Bank's interest rate risk exposure.

         The Bank's gap table at December 31, 1997 is shown on the following table. This table shows the repricing structure of the Bank's balance sheet with each maturity interval referring to the earliest repricing opportunity (i.e., the earlier of scheduled contractual maturities or next reset date) for each asset and liability. As of that date, the Bank remained liability sensitive (interest sensitive liabilities subject to repricing exceeded interest sensitive assets subject to repricing) on a 365-day basis to the extent of $17 million. This negative gap at December 31, 1997 was 18% of total assets. The Bank's targeted gap position is in the range of negative 15 percent to positive 15 percent. The Bank intends to reduce its negative gap position to a level within the targeted range by offering a special certificate of deposit program designed to lengthen the maturity of a portion of its deposit liabilities. The Bank measures its gap position as a percentage of its total assets.

    Regular monitoring of assets and liabilities that are rate sensitive within 30 days, 90 days, 180 days and one year is an integral part of the Bank's rate-sensitivity management process. It is the Bank's policy to maintain a reasonable balance of rate-sensitive assets and liabilities on a cumulative one year basis, thus minimizing the exposure of net interest income to changes in interest rates. The Bank's sensitivity position at December 31, 1997 was such that net interest income would decline modestly if there were a decline in short-term interest rates.

    Another measure used to assess changes in net interest income resulting from changing interest income resulting from changing interest rates is income simulation. Key assumptions used in income simulations include loan and deposit growth, pricing, interest sensitivity, and the level of interest rate or balance changes on indeterminate maturity deposit products such as savings and NOW deposits. These assumptions have been developed through a combination of historical analysis and future anticipated pricing behavior.

    Based on the results of the income simulation, as of December 31, 1997, the Bank would expect an increase in net interest income of $28,000 and a decrease of $28,000 from an immediate and sustained 200 basis point increase and decrease, respectively, in interest rates over a 12-month period.

          The following table sets forth certain information relating to the Company's interest-earning assets and interest-bearing liabilities at December 31, 1997 that are estimated to mature or are scheduled to reprice within the period shown.

                                                            MORE
                                                          THAN SIX         MORE
                                                           MONTHS        THAN ONE
                                           THREE           TO ONE         YEAR TO       MORE THAN
                                           MONTHS           YEAR         FIVE YEARS     FIVE YEARS       TOTAL
                                          --------        --------       ----------     ----------      -------
                                                                    (DOLLARS IN THOUSANDS)
Loans (1),(2):
    Real estate loans                     $  4,449        $ 17,191        $ 10,102        $10,061       $41,803
    All other loans                          1,602           2,244           2,374            241         6,461
    Installment loans to individuals           843             207           3,467            848         5,365
                                          --------        --------        --------        -------       -------

       Total loans                           6,894          19,642          15,943         11,150        53,629

Federal funds sold and interest-
    bearing deposits                        14,153              --              --             --        14,153
Securities (3),(4)                           1,500           3,335           8,476          3,756        17,067
                                          --------        --------        --------        -------       -------

       Total rate-sensitive assets        $ 22,547        $ 22,977        $ 24,419        $14,906       $84,849
                                          --------        --------        --------        -------       -------

Deposit accounts (5):
    Savings and NOW                         28,382              --              --             --        28,382
    Money market                            10,446              --              --             --        10,446
    Time deposits                            3,699          20,979          10,572             --        35,250
                                          --------        --------        --------        -------       -------

Total deposit accounts                      42,527          20,979          10,572             --        74,078
                                          --------        --------        --------        -------       -------

Gap (repricing differences)               $(19,980)       $  1,998        $ 13,847        $14,906       $10,771
                                          ========        ========        ========        =======       =======

Cumulative GAP                            $(19,980)       $(17,982)       $ (4,135)       $10,771
                                          ========        ========        ========        =======

Cumulative GAP/total assets                    (21)%           (19)%            (4)%           12%
                                          ========        ========        ========        =======

-------------------------

(1) In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayment, according to their contractual maturities.

(2)      Includes nonaccrual loans.

(3) Investments are scheduled according to their respective repricing and maturity dates.

(4)      Includes Federal Home Loan Bank stock.

(5) NOW, savings and money-market accounts are regarded as ready accessible withdrawable accounts. Time accounts are scheduled according to their respective maturity dates.

         The following table reflects the contractual principal repayments by period of certain loan portfolios at December 31, 1997 (in thousands).

                                            WITHIN      ONE TO       AFTER
                                           ONE YEAR   FIVE YEARS   FIVE YEARS   TOTAL
                                           --------   ----------   ----------   ------
Commercial, financial and agricultural      $1,626      $2,482      $2,353      $6,461
Real estate loans - construction               231         326         192         749
                                            ------      ------      ------      ------
                                            $1,857      $2,808      $2,545      $7,210
                                            ======      ======      ======      ======

         Of the $5.4 million of loans due after 1998, 31% of such loans have fixed rates of interest and 69% have adjustable rates.

RESULTS OF OPERATIONS

         The Bank had net earnings of $1,146,273 for 1997, compared with $490,567 in 1996. The Bank's performance in 1997 resulted in a return on average stockholders' equity of 13.86%, compared to 6.47% in 1996. The return on average assets was 1.39% in 1997, compared to .61% in 1996. The Bank's financial performance in 1997 improved significantly over 1996 because it was successful during 1997 in focusing its loan origination efforts from primarily single family residential mortgages to a more balanced portfolio of commercial real estate mortgages, small business loans, consumer loans and residential mortgages. Through this careful reallocation process, the Bank realized a significant improvement in loan yield and interest income. Also, in 1996 the Bank was assessed a one time pretax change of $424,027 for the recapitalization of the SAIF (FDIC) insurance fund.

NET INTEREST INCOME

         The operating results of the Bank depend primarily on its net interest income, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities, consisting primarily of deposits. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities ("interest-rate spread") and the relative amounts of interest-earning assets and interest-bearing liabilities. The Bank's interest-rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. In addition, the Bank's net earnings are also affected by the level of nonperforming loans and foreclosed real estate, as well as the level of its noninterest income, and its noninterest expenses, such as salaries and employee benefits, occupancy and equipment costs and income taxes.

         The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest and dividend income of the Bank from interest-earning assets and the resultant average yield; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average costs; (iii) net interest/dividend income; (iv) interest rate spread; (v) net interest margin. Average balances are based on average daily balances (amounts in thousands).

                                                                                  YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------------------------------
                                                                         1997                                1996
                                                         ---------------------------------      ------------------------------
                                                                                   AVERAGE                             AVERAGE
                                                         AVERAGE                    YIELD/      AVERAGE                 YIELD/
                                                         BALANCE       INTEREST      RATE       BALANCE     INTEREST     RATE
                                                         -------       --------    -------      -------     --------   -------
ASSETS

Interest-earning assets:
         Loans                                           $52,201       $ 4,809       9.21%      $50,122      $4,514      9.01%
         Securities                                       17,755         1,139       6.42        18,458       1,070      5.80
         Other interest-earning assets (1)                 7,332           337       4.60         6,834         263      3.85
                                                         -------       -------                  -------      ------

              Total interest-earning assets               77,288         6,285       8.13        75,414       5,847      7.75
                                                                       -------                               ------

              Noninterest earning assets                   5,112                                  4,376
                                                         -------                                -------

              Total assets                               $82,400                                $79,790
                                                         =======                                =======

         LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
         Savings accounts                                 15,193           457       3.01        14,829         427      2.87
         Money-market and NOW accounts                    20,636           538       2.61        20,218         524      2.59
         Time deposits                                    29,173         1,519       5.21        29,830       1,591      5.33
                                                         -------       -------                  -------      ------

              Total interest bearing liabilities          65,002         2,514       3.87        64,877       2,542      3.92
                                                                       -------                               ------

              Noninterest bearing liabilities              9,127                                  7,332
                                                         -------                                -------

         Total liabilities                                74,129                                 72,209

Stockholders' equity                                       8,271                                  7,581
                                                         -------                                -------

Total liabilities and stockholders' equity               $82,400                                $79,790
                                                         =======                                =======

Net interest income                                                    $ 3,771                               $3,305
                                                                       =======                               ======

Interest-rate spread (2)                                                             4.26%                               3.83%
                                                                                     ====                                ====

Net interest margin (3)                                                              4.88%                               4.38%
                                                                                     ====                                ====

Ratio of average interest-earning assets to average
         interest-bearing liabilities                       1.19                                   1.16
                                                         =======                                =======

---------------------

(1)      Includes interest-bearing deposits and federal funds sold.

(2) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net interest margin is net interest income dividend by average interest-earning assets.

RATE/VOLUME ANALYSIS

              The following table sets forth certain information regarding changes in interest income and interest expense of the Bank for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume) and (2) changes in volume (change in volume multiplied by prior rate), changes in rate-volume (change in rate multiplied by change in volume) have been allocated to volume and rate changes (in thousands).

                                                     1997 VS. 1996                  1996 VS. 1995
                                                     CHANGE DUE TO:                 CHANGE DUE TO:
                                             ----------------------------     ----------------------------
                                             VOLUME      RATE       TOTAL     VOLUME      RATE       TOTAL
                                             ------      ----       -----     ------      ----       -----
Increase (decrease) in interest income:
   Loans                                      $193       $102       $295       $(10)      $247       $237
   Securities                                  (43)       112         69        241        103        344
   Federal funds sold                           20         54         74        (12)       (46)       (58)
                                              ----       ----       ----       ----       ----       ----

               Total interest income           170        268        438        219        304        523
                                              ----       ----       ----       ----       ----       ----

Increase (decrease) in interest expense:
   Savings accounts                             10         20         30         23         --         23
   Money market/NOW accounts                    10          4         14         95          6        101
   Time deposits                               (36)       (36)       (72)       (32)        (1)       (33)
                                              ----       ----       ----       ----       ----       ----

               Total interest expense          (16)       (12)       (28)        86          5         91
                                              ----       ----       ----       ----       ----       ----

Increase (decrease) in net                    $186       $280       $466       $133       $299       $432
                                              ====       ====       ====       ====       ====       ====


COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

         GENERAL. Net earnings for the year ended December 31, 1997 were $1,146,000 compared to $491,000 for the year ended December 31, 1996. This improvement in the Bank's net operating results was primarily due to an increase in net interest income and noninterest income and a decrease in noninterest expenses.

         INTEREST INCOME AND EXPENSE. Interest income increased by $.4 million from $5.9 million for the year ended December 31, 1996 to $6.3 million for the year ended December 31, 1997. Interest income on loans increased $.3 million due an increase in the average loan portfolio balance from $50.1 million for the year ended December 31, 1996 to $52.2 million for 1997, as well as an increase in the weighted-average yield of 20 basis points. Interest on securities increased $69,000 due to an increase in the average yield from 5.80% in 1996 to 6.42% in 1997. Interest on other interest-earning assets increased $74,000 primarily due to an increase from $6.8 million in average other interest-earning assets in 1996 to $7.3 million in 1997 as well as an increase in the rate earned on these assets.

         PROVISION FOR LOAN LOSSES. The provision for loan losses was charged to earnings to bring the total allowance to a level deemed appropriate by management and is based upon historical experience, the volume and type of lending conducted by the Bank, industry standards, the amounts of nonperforming loans, general economic conditions, particularly as they relate to the Bank's market areas, and other factors related to the collectibility of the Bank's loan portfolio. Management believes that the allowance for loan losses of $770,000 is adequate at December 31, 1997.

         OTHER INCOME. Other income increased from $665,000 in 1996 to $743,000 in 1997 primarily because of increased service charges on deposit accounts in 1997 compared to 1996.

         OTHER EXPENSE. Total other expense decreased from $3.2 for the year ended December 31, 1996 to $2.6 million in 1997, primarily due to the one-time SAIF assessment in 1996 with no corresponding amount in 1997.

         INCOME TAXES. The income tax provision was $653,000 (an effective rate of 36.2%) for 1997 compared to $249,000 (an effective rate of 33.7%) for 1996.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a more significant impact on the Bank's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

FUTURE ACCOUNTING REQUIREMENTS

         Financial Accounting Standards 130 - Reporting Comprehensive Income establishes standards for reporting comprehensive income. The Standard defines comprehensive income as the change in equity of an enterprise except those resulting from stockholder transactions. All components of comprehensive income are required to be reported in a new financial statement that is displayed with equal prominence as existing financial statements. The Bank will be required to adopt this Standard effective January 1, 1998. As the Statement addresses reporting and presentation issues only, there will be no impact on operating results from the adoption of this Standard.

         Financial Accounting Standards 131 - Disclosures about Segments of an Enterprise and Related Information establishes standards for related disclosures about products and services, geographic areas, and major customers. The Bank will be required to adopt this Standard effective January 1, 1998. As the Standard addresses reporting and disclosure issues only, there will be no impact on operating results from adoption of this Standard.

           DESCRIPTION OF FNB CAPITAL STOCK AND SEMINOLE CAPITAL STOCK

FNB COMMON STOCK

         GENERAL. FNB is authorized to issue 100,000,000 shares of FNB Common Stock, of which 14,634,833 shares were outstanding as of December 31, 1997. FNB Common Stock is traded on the Nasdaq National Market under the trading symbol "FBAN." FNB provides transfer agent and registrar services for FNB Common Stock.

         As of December 31, 1997, 3,330,447 shares of FNB Common Stock were reserved for issuance under various employee benefit plans, and the voluntary dividend reinvestment plan of FNB. After taking into account the shares reserved as described above, as well as 686,271 shares of FNB Common Stock reserved in connection with the January 20, 1998 merger of West Coast, the number of authorized shares of FNB

Common Stock available for other corporate purposes as of December 31, 1997 was 80,648,034. Since that date, 832,118 additional shares have been reserved for issuance in connection with the Merger.

         VOTING AND OTHER RIGHTS. The holders of FNB Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes. The FNB Series A Preferred Stock (as defined herein) votes as a class with the FNB Common Stock. See "-- FNB Preferred Stock"; "COMPARISON OF SHAREHOLDER RIGHTS -- Amendment of Articles of Incorporation and Bylaws" and "-- Vote Required for Extraordinary Corporate Transaction."

         In the event of liquidation, holders of FNB Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any FNB Preferred Stock (as defined and described below) then outstanding.

         FNB Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNB Common Stock are, and upon issuance the shares of FNB Common Stock to be issued to shareholders of Seminole will be, validly issued, fully paid and nonassessable.

         DISTRIBUTIONS. The holders of FNB Common Stock are entitled to receive such dividends or distributions as the FNB Board may declare out of funds legally available for such payments. The payment of distributions by FNB is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNB Preferred Stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

         The ability of FNB to pay distributions is affected by the ability of its subsidiaries to pay dividends. The ability of FNB's subsidiaries, as well as of FNB, to pay dividends in the future is influenced by bank regulatory requirements and capital guidelines.

FNB PREFERRED STOCK

         GENERAL. FNB has authorized 20,000,000 shares of preferred stock, $10.00 par value (the "FNB Preferred Stock"). The FNB Board has the authority to issue FNB Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of FNB Preferred Stock. Any shares of FNB Preferred Stock which may be issued may rank prior to shares of FNB Common Stock as to payment of dividends and upon liquidation. FNB had 21,318 shares of FNB Series A Preferred Stock (the "FNB Series A Preferred Stock") issued and outstanding as of December 31, 1997 and 266,182 shares of FNB Series B 7 1/2% Cumulative Convertible Preferred Stock (the "FNB Series B Preferred Stock") issued and outstanding as of December 31, 1997.

         THE FOLLOWING SUMMARY OF THE FNB SERIES A PREFERRED STOCK AND FNB SERIES B PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION THEREOF CONTAINED IN THE FNB CHARTER ATTACHED AS EXHIBIT 3.1 TO THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1992, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         FNB SERIES A PREFERRED STOCK. The FNB Series A Preferred Stock was created for the purpose of acquiring Reeves Bank. Holders of the FNB Series A Preferred Stock are entitled to 5.1 votes for each share held (as adjusted for the FNB Stock Dividend). The holders of the FNB Series A Preferred Stock do not have cumulative voting rights in the election of directors. Dividends on the FNB Series A Preferred Stock are cumulative from the date of issue and are payable at a rate of $.42 per share each quarter. The FNB Series A Preferred Stock is convertible at the option of the holder into shares of the FNB Common Stock having a market value of $25.00 at time of conversion. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate at any time after 50% of the 49,512 shares issued are no longer outstanding. Through December 31, 1997, 2,270 shares of the FNB Series A Preferred Stock were converted to 1,903 shares of FNB Common Stock. At December 31, 1997, 15,182 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 21,318 outstanding shares.

         FNB SERIES B PREFERRED STOCK. The FNB Series B Preferred Stock was issued during 1992 for the purpose of raising capital for the acquisition of 13 banking branches in the Erie, Pennsylvania area. Holders of the FNB Series B Preferred Stock have no voting rights. Dividends on the FNB Series B Preferred Stock are cumulative from the date of issue and are payable at a rate of $.46875 per share each quarter. The FNB Series B Preferred Stock has a stated value of $25.00 per share and is convertible at the option of the holder at any time into shares of FNB Common Stock at a price of $12.83 per share. FNB has the right to redeem the FNB Series B Preferred Stock for cash on or after May 15, 1996, as set forth in the prospectus dated May 8, 1992. Through December 31, 1997, 62,761 shares of FNB Series B Preferred Stock were converted to 131,197 shares of FNB Common Stock. At December 31, 1997, 571,641 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 266,182 outstanding shares of FNB Series B Preferred Stock.

SEMINOLE COMMON STOCK

         GENERAL. Seminole is authorized to issue 1,000,000 shares of Seminole Common Stock, of which 559,118 shares were issued and outstanding as of the Record Date. Seminole Common Stock is not publicly traded and it acts as its own transfer agent and the registrar for the Seminole Common Stock. Seminole has only one class of common stock and is not authorized to issue, and does not have any outstanding, preferred stock.

                        COMPARISON OF SHAREHOLDER RIGHTS

         At the Effective Time, the shareholders of Seminole, a Florida state banking corporation, will become shareholders of FNB, a Pennsylvania corporation, and Pennsylvania law will govern shareholder rights after the Merger. Differences between the FFIC (which is the primary law regulating Florida banks and supersedes the FBCA except when the provisions of the FFIC and the FBCA are not in direct conflict) and the FBCA, where applicable (collectively the "Florida Laws") and the PBCL and between the Seminole Charter and the Seminole Bylaws and the FNB Charter and the FNB Bylaws will result in various changes in the rights of shareholders of Seminole.

         The following is a summary of all material differences between the rights of FNB shareholders under Pennsylvania law, the FNB Charter and the FNB Bylaws, as compared with those of Seminole shareholders under the Florida Laws, the Seminole Charter and the Seminole Bylaws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the PBCL, the FBCA, the FFIC, the Seminole Charter, the Seminole Bylaws, the FNB Charter and the FNB Bylaws, to which Seminole shareholders are referred.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Under the PBCL, an FNB director may be removed without cause by the FNB shareholders entitled to elect the director or by the class of directors in which such director had been chosen. The FNB Charter contains a provision that requires the affirmative vote of at least 75% of the outstanding shares of FNB

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Common Stock entitled to vote to remove the entire FNB Board, a class of directors, or any member of the FNB Board during his term without cause.

         Under the FBCA, a Seminole director may be removed by the Seminole shareholders with or without cause at a duly convened special meeting of shareholders called for that purpose when a quorum is present if the votes cast in favor of removal exceed the votes cast opposing removal. Such action also may be taken in action by written consent where a majority of the outstanding shares consent to the removal of the director.

         The PBCL and the FNB Bylaws provide that vacancies on the FNB Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, and each person so selected shall serve until the next election of the class for which such director has been chosen, and until a successor has been selected and qualified.

         The FBCA provides that vacancies on the board of directors of a Florida corporation may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders at any meeting held during the existence of such vacancy. The Seminole Bylaws provide that vacancies on the Seminole Board may be filled by the affirmative vote of majority of the remaining directors, though less than a quorum. A director elected to fill a vacancy is elected to serve only until the next election of directors by the shareholders. Seminole's Charter does not authorize the board of directors to increase the number of directors.

QUORUM OF SHAREHOLDERS

         The PBCL and the FNB Bylaws provide that a quorum for a meeting of shareholders of FNB consists of the presence of shareholders, in person or represented by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting.

         The FBCA and the Seminole Bylaws provide that the holders of a majority of the stock issued, outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders of Seminole. The FBCA further provides that in no event shall a quorum consist of less than one-third of the shares entitled to vote.

ADJOURNMENT AND NOTICE OF SHAREHOLDER MEETINGS

         The FNB Bylaws and the Seminole Bylaws provide that, if a quorum is not present or represented at a shareholder meeting, the shareholders entitled to vote may adjourn the meeting without notice other than an announcement at the meeting. The FBCA also provides that whenever a meeting is adjourned to another time or place, it generally shall not be necessary to give any notice of the adjourned meeting as long as notice of the time and place of the next meeting is given at the adjourned meeting. The FNB Bylaws and the Seminole Bylaws further provide that the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders will apply to any adjournment thereof.

         Under the PBCL and the FNB Bylaws, notice of shareholder meetings must be given at least ten days prior to any meeting called to consider a fundamental corporate change or at least five days prior to the meeting in any other case. Under the Seminole Bylaws, notice of shareholder meetings must be provided to each shareholder of record entitled to vote at such meeting not less than 20 or more than 50 days prior to the meeting.

CALL OF SPECIAL SHAREHOLDER MEETINGS

         The FNB Bylaws provide that special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Secretary of FNB pursuant to a resolution or at the written direction of at least 75% of the members of the FNB Board. The Seminole Bylaws provide that special meetings of the shareholders may be called by the Chairman of the Board, by the President, or by the

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Secretary upon the written request of the holders of not less than 25% of the outstanding shares entitled to vote at such meetings.

SHAREHOLDER CONSENT IN LIEU OF MEETING

         The PBCL provides that any action which may be taken at a meeting of the shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent thereto of all the shareholders who would be entitled to vote at a meeting for such purpose is filed with the Secretary of FNB.

         The FBCA provides that any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under Florida law, within ten days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice must summarize the material features of the authorized action, and, if the action voted on was a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided under Florida law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida law regarding the rights of dissenting shareholders.

DISSENTERS' RIGHTS

         Under the PBCL, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers; consolidations; sale, lease or exchange of substantially all the assets of the corporation (under limited circumstances); or elimination of cumulative voting.

         Under Florida law, in the event of a merger transaction in which the surviving entity will be a Florida state bank, shareholders of the acquired institution shall be afforded dissenters' rights under the FFIC. If the shareholders of the acquired institution properly perfect their rights of dissent, they shall have the following rights with respect to those shares. Under the FFIC, on or promptly after the effective date of the merger, the surviving state bank may fix an amount which it will pay in cash to dissenting shareholders of the acquired institution. If the surviving state bank fixes such an amount (which it is not legally required to do), it shall offer to pay such amount to the holders of all dissenting shares of the acquired institution. The owners of dissenting shares who have accepted the offer shall be entitled to receive the amount so offered upon surrender of their stock certificates at any time within thirty (30) days after the effective date of the merger. Those owners who have not accepted such an offer for their shares shall have the value of their dissenting shares determined as of the effective date of the merger by three appraisers; one to be selected by the owners of at least two-thirds (2/3) of such dissenting shares, one to be selected by the board of directors for the surviving bank, and the third to be selected by the other two appraisers so chosen. The value agreed upon by any two of the three appraisers shall control and be final and binding on all parties. If, within ninety (90) days from the effective date of the merger, for any reason one or more of the appraisers is not selected as required under the FFIC, or the appraisers fail to determine the value of the dissenting shares, the Department shall cause an appraisal of the dissenting shares to be made, which appraisal shall be paid by the surviving state bank. Upon conclusion of the appraisal process, the value determined pursuant to the appraisal shall be paid to all dissenting shareholders in cash upon surrender of the stock certificates representing such shares within thirty
(30) days after the appraisal has been made.

         However, when a Florida state bank merges with and into a national bank such that the national bank is the surviving entity, the Florida state bank shareholders' dissenters' rights are those set forth in 12 U.S.C. ss. 215a and not those outlined under the FFIC. See "THE MERGER -- Dissenter's Rights of Seminole Shareholders."

         Under the corporate laws of Florida and Pennsylvania, dissenters' rights generally are denied in the case of a merger or share exchange or a proposed sale or exchange of property when a corporation's shares

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are listed on a national securities exchange or the Nasdaq National Market or held of record by at least 2,000 persons. The FFIC does not contain any similar exemption from the application of dissenters' rights.

DERIVATIVE ACTIONS

         Derivative actions to enforce a secondary right against any present or former officer or director of the corporation because the corporation refuses to enforce rights that may properly be asserted by it may be brought under the PBCL by a shareholder, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action.

         Under the FBCA, a derivative action may be brought only by a person who was a shareholder of the corporation at the time of the alleged wrongdoing unless the person became a shareholder through transfer by operation of law from one who was a shareholder at that time.

DIVIDENDS AND DISTRIBUTIONS

         Subject to any restrictions in a corporation's charter, the PBCL generally provides that a corporation may make distributions to shareholders unless after giving effect thereto (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights of shareholders having superior preferential rights to those shareholders receiving the distribution. The FNB Charter does not contain any restrictions on the payment of dividends or the making of distributions to shareholders.

         The payment of dividends or distributions by Seminole is subject to the restrictions of the FBCA and the FFIC. Under the FBCA, a corporation may not generally authorize and make distributions if, after giving effect thereto, it would be unable to satisfy its debts as they become due in the ordinary course of business or if the corporation's total assets would be less than its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy preferential rights of shareholders whose preferential rights are superior to those of the class of shareholders receiving the dividend or other distribution. Under the FFIC, before declaring any dividend, the board of directors of a state bank such as Seminole must charge off bad debts, depreciation, and other worthless assets and make adequate provision for reasonably anticipated future losses on loans and other assets. Except with the prior approval of the Florida Department of Banking and Finance, the board may then only declare and pay dividends from the bank's net profits for the period with respect to which the dividend is paid together with its retained net profits of the preceding two years. In no case, however, may a state bank pay a dividend (i) when its net income for the current year combined with its retained net income for the preceding two years is a loss, or (ii) which would cause its capital accounts to fall below any required minimum.

DIRECTOR QUALIFICATIONS AND NUMBER

         The articles of incorporation or bylaws of a Pennsylvania corporation specify the number of directors. If not otherwise fixed, a Pennsylvania corporation shall have three directors. The PBCL and the FNB Bylaws provide that the directors need not be state residents or shareholders of the corporation to qualify to serve.

         The FNB Bylaws also provide that the FNB Board shall consist of such number of directors as may be determined by the FNB Board, which number shall be not less than five nor more than 25. By resolution, the FNB Board has set the present size of the FNB Board at 22 directors. The FNB Bylaws further provide that the FNB Board shall be divided into four classes, with each director having a four-year term.

         The FFIC requires that a bank's board must consist of at least five elected directors. The FFIC further requires that at all times not less than a majority of directors must be citizens of the United States and at least three-fifths of the directors must have resided in Florida for at least one year preceding their election and must be residents of Florida during their continuance in office. In addition, the FFIC requires that at least

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one outside director of Seminole must have at least one year's experience as an executive officer, regulator or director of a financial institution within the last three years. Under the FBCA, directors must be at least 18 years of age but need not be shareholders of the corporation unless the articles of incorporation or bylaws of the corporation so require. The Seminole Charter provides that the Seminole Board shall consist of nine members divided into three classes of three members each. Under the Seminole Bylaws, directors are elected to terms of three years with one class elected each year. Each director is required to be the beneficial owner of not less than 1,000 shares of Seminole Common Stock.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The PBCL permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, Pennsylvania law provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         In Pennsylvania, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights (or under a bylaw or vote of shareholders or disinterested directors), to which a person seeking indemnification or advancement of expenses may be entitled. Such contractual or other rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. The PBCL permits such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability. FNB has directors' and officers' liability insurance underwritten by Reliance Insurance Company.

         The FNB Charter provides that its directors, officers and any other person designated by the FNB Board are entitled to be indemnified to the fullest extent now permitted by law.

         The FBCA permits a corporation to indemnify a director and officer who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer or is now serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. These indemnification rights apply if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, under the FBCA, Seminole may indemnify and hold harmless an officer or director who is a party in an action by or in the right of the corporation against expenses (including attorneys' fees) and amounts paid in settlement not exceeding estimated expenses of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except indemnification is not authorized where there is an adjudication of liability, unless the court in which such proceeding was brought, or any other court

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of competent jurisdiction, shall determine, in view of all the circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Florida law provides that indemnification of the costs and expenses of defending any action is required to be made to any officer or director who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraph. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director or officer if a determination is made that indemnification is proper under the circumstances. Such determination shall be made: (i) by Seminole's Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by a majority vote of a committee duly designated by the Seminole Board consisting of two or more directors not at the time parties to the action, suit or proceeding;
(iii) by independent legal counsel selected by specified groupings of the Seminole Board; or (iv) by the Seminole shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding. The reasonableness of the expenses to be indemnified is determined in the same manner as the determination of whether the indemnification is permissible. Florida law further provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         Under Florida law, the provisions for indemnification and advancement of expenses are not exclusive. Accordingly, a corporation may make any other or further indemnification or advancement of expenses of any of its officers or directors under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Under the FBCA, indemnification or advancement of expenses, however, shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the officer or director had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (ii) a transaction from which the officer or director derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of the FBCA Section 607.0834 (relating to unlawful distributions) are applicable; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Florida law permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

DIRECTOR LIABILITY

         The Bylaws of a Pennsylvania corporation may include a provision limiting the personal liability of directors for monetary damages for actions taken as a director, except to the extent that the director has breached or failed to perform his or her duties to the corporation and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. The FNB Bylaws contain such a provision limiting the liability of its directors to the fullest extent permitted by law.

         Under Florida law, a director is not liable for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and the director's breach of, or failure to perform, those duties constitutes a violation of criminal law, self dealing, willful misconduct, or recklessness.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING FNB PURSUANT TO THE FOREGOING PROVISIONS OF THE PBCL AND

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THE FNB CHARTER, FNB HAS BEEN INFORMED THAT IN THE OPINION OF THE COMMISSION
SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         The PBCL requires the affirmative vote of the holders entitled to cast at least a majority of the votes actually cast on an amendment to the articles of incorporation, provided that shareholder approval is not required for certain non-material amendments, such as a change in the corporate name, a provision for perpetual existence, or, if the corporation has only one class of shares outstanding, a change in the number and par value of the authorized shares to effect a stock split. The FNB Charter provides that the FNB Charter may be amended by FNB as provided by the PBCL and all rights conferred upon the shareholders therein are granted subject to such reservation. Under the PBCL, the power to adopt, amend or repeal Bylaws may be vested by the Bylaws in the directors, with certain statutory exceptions for certain actions and subject to the power of shareholders to change such action. The PBCL provides that, unless the articles of incorporation otherwise provide, the board of directors does not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by statute. The FNB Charter and the FNB Bylaws provide that the FNB Bylaws may be amended by the affirmative vote of at least 75% of the FNB Board or by the affirmative vote of the holders of at least 75% of the outstanding FNB Common Stock entitled to vote thereon.

         The FBCA generally requires the affirmative vote of the holders of at least a majority of the votes actually cast on an amendment to the articles of incorporation; provided, however, a majority of the votes entitled to be cast on the amendment is required with respect to an amendment that would create dissenters' rights. Under Florida corporate law, shareholder approval is not required for certain non-material amendments.

         Under Florida law, a corporation's Bylaws may be amended or repealed by the board of directors or shareholders; provided, however, that the board may not amend or repeal the corporation's Bylaws if the articles of incorporation reserve such power to the shareholders, or the shareholders, in amending or repealing the Bylaws, expressly provide that the board of directors may not amend or repeal the Bylaws or a particular bylaw provision.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

         Under the PBCL, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Except as otherwise provided by the Bylaws of a corporation, the shareholders of a corporation do not have to approve a board of directors-approved plan of merger if, among other situations, (i) the surviving or new corporation is a domestic business corporation with articles of incorporation that are identical to the articles of incorporation of the constituent corporation (except for changes permitted by a board of directors without shareholder approval under the PBCL),
(ii) each share of the constituent corporation outstanding immediately prior to the effective date of the merger is to continue to be a share of, or is to be converted into an identical share of, the surviving or new corporation after the effective date of the merger, and (iii) the shareholders of the constituent corporation are to hold, in the aggregate, shares of the surviving or new corporation to be outstanding immediately after effectiveness of the plan of merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.

         The FNB Charter requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to approve a merger, consolidation, or sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of FNB, unless the FNB Board has approved and recommended the transaction prior to the consummation thereof.

         Under the FBCA, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by

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the affirmative vote of the holders of a majority of the shares entitled to vote thereon unless the corporation's articles of incorporation require a higher vote. The Seminole Charter establishes no such requirement.

INTERESTED SHAREHOLDER TRANSACTIONS

         The PBCL provides that, if a shareholder of a corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder is to be treated differently in a corporate dissolution from other shareholders of the same class, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder. Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors ("disqualified directors") affiliated or associated with, or nominated by, the interested shareholder. The PBCL provides that a director who has held office for at least 24 months prior to the date of vote on the proposed transaction is not a disqualified director.

         Further, the PBCL prohibits certain business combinations between the corporation and an interested shareholder except under specified circumstances. An "interested shareholder" in this instance is one who, directly or indirectly, is the beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. A "business combination" includes a merger, consolidation, share exchange or division of the corporation or any subsidiary of the corporation with the interested shareholder or with, involving or resulting in any other corporation which is, or, after the merger, consolidation, share exchange or division would be, an affiliate or associate of the interested shareholder. A "business combination" also includes a sale or other disposition to the interested shareholder or any affiliate or associate of the interested shareholder of assets of the corporation or any subsidiary (i) having an aggregate market value equal to 10% or more of the aggregate market value of the corporation's consolidated assets, (ii) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of such corporation, or (iii) representing 10% or more of the consolidated earning power or net income of such corporation. A "business combination" also includes certain transactions with an interested shareholder involving the issuance of shares of a corporation or its subsidiary having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares under certain circumstances, the adoption of a plan for the liquidation or dissolution of the corporation pursuant to certain agreements with an interested shareholder and certain reclassifications and loans involving the interested shareholder. The prohibition against such business combinations does not apply under specified circumstances and if the corporation has opted out of this provision. FNB has not opted out of this statutory provision.

         Under the FBCA, any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, or exchange of securities requiring shareholder approval (a "Business Combination"), if an Interested Person is a party to such transaction, shall be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the Interested Person; provided, that such approval is not required if (a) the Interested Shareholder Transaction has been approved by a majority of the disinterested directors; (b) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (c) the Interested Person has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date; (d) the Interested Person is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (e) the corporation is an investment company registered under the Investment Company Act of 1940; or (f) the consideration to be received by holders of the stock of the corporation meets certain minimum levels determined by a formula under Section 607.0901(4)(f) of the FBCA (generally, the highest price paid by the Interested Person for any shares which she or he has acquired). Seminole has not opted out of this statutory provision.

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FIDUCIARY DUTY

         Under the PBCL a director may, in considering the best interests of a corporation, consider (i) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located, (ii) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation, (iii) the resources, intent and conduct of any person seeking to acquire control of the corporation, and (iv) all other pertinent factors.

         The FNB Charter provides that the FNB Board, in evaluating a proposal for an extraordinary corporate transaction, shall consider all relevant factors, including the economic effect, both immediate and long-term, upon the FNB shareholders, including shareholders, if any, who will not participate in the transaction; the social and economic effect on the employees, depositors and customers of, and others dealing with, FNB and its subsidiaries and on the communities in which FNB and its subsidiaries operate or are located; whether the proposal is acceptable based on the historical and current operating results or financial condition of FNB; whether a more favorable price could be obtained for FNB's securities in the future; the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of FNB and its subsidiaries; and the future value of FNB's stock; and any antitrust or other legal and regulatory issues that are raised by the proposal. The FNB Charter further provides that, if the FNB Board determines that such a proposal should be rejected, it may take any lawful action to accomplish its purposes.

         Under Florida law, a director is required to discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interest of the corporation. In discharging his or her duties, a director is entitled to rely on: (i) information, opinions, reports, or statements, including financial statements and other financial data, if presented or prepared by officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the board of which the director is not a member if the director reasonably believes the committee merits confidence. In addition, in discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interest of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

         FNB is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E, 25F, 25G and 25H of the PBCL. Subchapter 25E of the PBCL (relating to control transactions) provides that, if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F of the PBCL (relating to business combinations) delays for five years and imposes conditions upon business combinations between an interested shareholder and the corporation. As described above, the term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes, and an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. See "-- Interested Shareholder Transactions." Subchapter 25G of the PBCL (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the disinterested shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of stock to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I of the PBCL provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J of the PBCL prohibits the abrogation of certain labor contracts prior to their stated date of expiration. Subchapter 25H of the PBCL (relating to disgorgement) applies in the event that (1) any person or group publicly discloses that the person or group may acquire control of the corporation or (2) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. Subchapters 25E, 25F, 25G and 25H of the PBCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

         In addition, the PBCL permits an amendment of the corporation's charter or other corporation action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights. The PBCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the PBCL.

         The business combination provisions of the PBCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of FNB that are not negotiated with and approved by the FNB Board. FNB is not aware of any effort or intent to gain control of FNB or any effort to organize a proxy contest or to accumulate FNB's shares.

         Additionally, the following provisions of the FNB Charter and the FNB Bylaws may be considered to have anti-takeover implications: (1) the ability of the FNB Board to fill the vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (2) the ability of the FNB Board to issue substantial amounts of FNB Common Stock without the need for shareholder approval, which FNB Common Stock, among other things and in certain circumstances, may be used to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (3) the ability of the FNB Board to establish the rights of, and to issue, substantial amounts of FNB Preferred Stock without the need for shareholder approval which FNB Preferred Stock, among other things, may be used to create voting impediments with respect to changes in control of FNB or, to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (4) the supermajority voting requirements for certain extraordinary corporate transactions; and (5) the broad range of factors that the FNB Board may consider in evaluating such a proposal, and the broad range of actions it may take to reject such a proposal, if it so decides.

         Section 607.0902 of the FBCA restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares (the "control shares") will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an "acquiring person's statement" submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or Bylaws provide otherwise, all shareholders of the corporation shall be able to exercise dissenter's rights in accordance with Florida law.

         A corporation may, by amendment to its articles of incorporation or Bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

         The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners: (i) pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; (ii) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute; (iii) pursuant to either a merger or share exchange if the corporation is a party to the agreement or plan of merger or share exchange; (iv) pursuant to any savings, employee stock ownership or other benefit plan of the corporation; or (v) pursuant to an acquisition of shares specifically approved by the board of directors of the corporation. Seminole has not opted out of this statutory provision.

         In addition to the provisions of Section 607.0902 of the FBCA, Seminole's classified Board may serve as an anti-takeover protection.

                                 LEGAL OPINIONS

         The legality of the shares of FNB Common Stock to be issued to the holders of Seminole Common Stock pursuant to the Merger will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania. Cohen & Grigsby, P.C. has from time to time acted as counsel in advising FNB and its affiliates with respect to certain matters and in connection with various transactions. Cohen & Grigsby, P.C. did not act as counsel to FNB or its affiliates with respect to the Merger or any transaction in connection therewith. Certain other legal matters will be passed upon for FNB by Smith, Gambrell & Russell, LLP, Atlanta, Georgia, and for Seminole by Shutts & Bowen LLP, Orlando, Florida.

         The Merger Agreement provides as a condition to each party's obligation to consummate the Merger that FNB and Seminole receive the opinion of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, special counsel to FNB, substantially to the effect that the Merger will constitute a "reorganization" under Section 368(a) of the Code.

                                     EXPERTS

         The consolidated financial statements of FNB incorporated by reference in FNB's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference which, as to the years 1996 and 1995, are based, in part, on the reports of Hill, Barth & King, Inc., independent auditors, who audited Southwest Banks, Inc., and Coopers & Lybrand L.L.P., independent auditors, who audited West Coast Bancorp, Inc.

         The supplemental consolidated financial statements of FNB at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included in F.N.B.'s Current Report on Form 8-K dated April 3, 1998, and incorporated herein by reference. As to 1996 and 1995, their report is based, in part, on the reports of Hill, Barth & King, Inc., independent auditors, who audited Southwest Banks, Inc., and Coopers & Lybrand LLP, independent auditors, who audited West Coast Bancorp, Inc.

         The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The financial statements of Seminole as of and for the year ended December 31, 1997 and 1996 included in this Proxy Statement-Prospectus and in the Registration Statement have been audited by Hacker, Johnson, Cohen & Grieb PA, independent auditors, as set forth in their report thereon included herein on such financial statements and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  OTHER MATTERS

         As of the date of this Proxy Statement-Prospectus, the Seminole Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement-Prospectus. However, if any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies shall be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Seminole.

                                    INDEX TO
                                  SEMINOLE BANK
                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Report of Hacker, Johnson, Cohen & Grieb PA, independent auditors...............................................F-2
Balance Sheets at December 31, 1997 and 1996 ...................................................................F-3
Statements of Earnings for the years ended
         December 31, 1997 and 1996 ............................................................................F-4
Statements of Stockholders' Equity for the years
         ended December 31, 1997 and 1996 ......................................................................F-5
Statements of Cash Flows for the years ended December 31, 1997 and 1996.........................................F-6
Notes to Financial Statements, December 31, 1997 and 1996.......................................................F-8

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Seminole Bank
Seminole, Florida:

We have audited the balance sheets of Seminole Bank (the "Bank") at December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Bank at December 31, 1997 and 1996, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.



HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
January 9, 1998

                                  SEMINOLE BANK

                                 BALANCE SHEETS

                                                                                       DECEMBER 31,
                                                                                  1997              1996
                                                                                  ----              ----
    ASSETS

Cash and due from banks                                                       $ 6,447,498        3,068,058
Federal funds sold                                                             13,315,447        2,031,833
                                                                              -----------       ----------

        Cash and cash equivalents                                              19,762,945        5,099,891

Interest-bearing deposits with banks                                              837,445          458,414
Securities available for sale                                                   6,148,973        6,102,702
Securities held to maturity                                                    10,471,334       10,671,047
Loans held for sale                                                               372,535          774,579
Loans receivable, net of allowance for loan losses of $769,762
    and $738,366                                                               52,751,973       50,222,231
Restricted securities, Federal Home Loan Bank of Atlanta stock                    447,000          447,000
Accrued interest receivable                                                       529,968          515,874
Premises and equipment                                                          2,087,755        2,144,419
Foreclosed real estate                                                                 --          212,188
Deferred income tax asset                                                         137,925          133,576
Other assets                                                                      102,234          116,128
                                                                              -----------       ----------

        Total assets                                                          $93,650,087       76,898,049
                                                                              ===========       ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Demand deposits                                                             8,784,904        6,443,948
    Savings and NOW deposits                                                   28,381,679       26,315,184
    Money-market deposits                                                      10,446,114        8,111,756
    Time deposits                                                              35,249,924       27,118,412
                                                                              -----------       ----------

        Total deposits                                                         82,862,621       67,989,300

    Advance payments by borrowers for taxes and insurance                         182,336          140,622
    Accounts payable and accrued expenses                                       1,681,899        1,004,500
                                                                              -----------       ----------

        Total liabilities                                                      84,726,856       69,134,422
                                                                              -----------       ----------

Commitments and contingencies (Notes 4, 6 and 9)

Stockholders' equity:
    Common stock, $.10 par value; 1,000,000 shares
        authorized; 559,118 issued and outstanding                                 55,912           55,912
    Additional paid-in capital                                                  5,260,008        5,260,008
    Retained earnings                                                           3,581,083        2,434,810
    Net unrealized appreciation on securities available for sale,
        net of tax of $16,075 and $7,773                                           26,228           12,897
                                                                              -----------       ----------

        Total stockholders' equity                                              8,923,231        7,763,627
                                                                              -----------       ----------

        Total liabilities and stockholders' equity                            $93,650,087       76,898,049
                                                                              ===========       ==========

See accompanying notes to financial statements.

                                  SEMINOLE BANK

                             STATEMENTS OF EARNINGS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                   1997            1996
                                                                                   ----            ----
Interest income:
    Loans receivable                                                          $ 4,809,364        4,514,194
    Securities available for sale                                                 382,955          304,645
    Securities held to maturity                                                   755,442          764,664
    Other interest-earnings assets                                                337,062          263,168
                                                                              -----------       ----------

        Total interest income                                                   6,284,823        5,846,671

Interest expense on deposits                                                    2,513,749        2,541,671
                                                                              -----------       ----------

        Net interest income                                                     3,771,074        3,305,000

Provision for loan losses                                                          86,500           65,000
                                                                              -----------       ----------

        Net interest income after provision for loan losses                     3,684,574        3,240,000
                                                                              -----------       ----------

Noninterest income:
    Service charges                                                               459,799          336,276
    Gain on sale of loans, net                                                    199,576          188,770
    Gain (loss) on sale of securities, net                                           (254)           1,413
    Other                                                                          83,902          138,521
                                                                              -----------       ----------

        Total noninterest income                                                  743,023          664,980
                                                                              -----------       ----------

Noninterest expenses:
    Salaries and employee benefits                                              1,455,557        1,452,898
    Occupancy expense                                                             389,040          338,552
    Deposit insurance premiums                                                     22,800          153,752
    SAIF recapitalization assessment                                                   --          424,027
    Data processing services                                                      194,258          190,894
    Other                                                                         566,669          605,308
                                                                              -----------       ----------

        Total noninterest expenses                                              2,628,324        3,165,431
                                                                              -----------       ----------

        Earnings before income taxes                                            1,799,273          739,549

Income taxes                                                                      653,000          248,982
                                                                              -----------       ----------

        Net earnings                                                          $ 1,146,273          490,567
                                                                              ===========       ==========

Basic and diluted earnings per share                                          $      2.05              .88
                                                                              ===========       ==========

Weighted-average number of shares outstanding                                     559,118          559,118
                                                                              ===========       ==========


See accompanying notes to financial statements.

                                  SEMINOLE BANK

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                     UNREALIZED
                                                                    APPRECIATION
                                                                         ON
                                             ADDITIONAL              SECURITIES       TOTAL
                                   COMMON     PAID-IN     RETAINED    AVAILABLE   STOCKHOLDERS'
                                   STOCK      CAPITAL     EARNINGS    FOR SALE        EQUITY
                                   -------    -------     --------    --------      --------
Balance at December 31, 1995       $50,822   4,592,895    2,616,446     8,773      7,268,936

Net earnings                            --          --      490,567        --        490,567

Stock dividend                       5,090     667,113     (672,203)       --             --

Unrealized appreciation on
    securities available
    for sale                            --          --           --     4,124          4,124
                                   -------   ---------   ----------    ------      ---------

Balance at December 31, 1996        55,912   5,260,008    2,434,810    12,897      7,763,627

Net earnings                            --          --    1,146,273        --      1,146,273

Unrealized appreciation on
    securities available
    for sale                            --          --           --    13,331         13,331
                                   -------   ---------   ----------    ------      ---------

Balance at December 31, 1997       $55,912   5,260,008    3,581,083    26,228      8,923,231
                                   =======   =========   ==========    ======      =========







See accompanying notes to financial statements.

                                  SEMINOLE BANK

                            STATEMENTS OF CASH FLOWS

                                                                                 YEAR ENDED DECEMBER 31,
                                                                              ----------------------------
                                                                                  1997              1996
                                                                                  ----              ----
Cash flows from operating activities:
    Net earnings                                                              $ 1,146,273          490,567
    Adjustments to reconcile net earnings to net cash
      provided by operating activities:
        Depreciation and amortization                                             219,031          176,540
        Provision for loan losses                                                  86,500           65,000
        Net deferred loan fees                                                     33,977             (259)
        Net amortization of discounts and premiums                                 11,305           32,861
        Proceeds from sale of loans held for sale                               7,661,616       12,656,986
        Originations and purchases of loans held for sale                      (7,059,996)     (12,158,700)
        Gain on sale of loans                                                    (199,576)        (188,770)
        Increase in accrued interest receivable                                   (14,094)          (7,851)
        Increase (decrease) in other assets                                        13,894          (64,947)
        Increase in accounts payable and accrued expenses                         677,399          813,728
        Deferred income tax credit                                                (12,651)         (44,179)
        Loss (gain) on sale of securities available for sale                          254           (1,413)
        Loss (gain) on sale of foreclosed real estate                              24,234          (22,725)
                                                                              -----------       ----------

             Net cash provided by operating activities                          2,588,166        1,746,838
                                                                              -----------       ----------

Cash flows from investing activities:
    Net increase in loans                                                      (2,650,219)        (398,708)
    Purchases of securities available for sale                                 (2,000,039)      (4,532,616)
    Purchase of securities held to maturity                                    (1,980,706)      (5,410,032)
    Proceeds from maturities and repayments of securities
        held to maturity                                                        2,165,187        4,069,745
    Proceeds from maturity of securities available for sale                       500,000        2,500,000
    Proceeds from sale of securities available for sale                         1,479,076          996,133
    Proceeds from the sale of foreclosed real estate, net                         187,952           98,541
    Net purchases of premises and equipment                                      (162,367)        (800,287)
    Net increase in interest-bearing deposits with banks                         (379,031)        (268,414)
                                                                              -----------       ----------

             Net cash used by investing activities                             (2,840,147)      (3,745,638)
                                                                              -----------       ----------

Cash flows from financing activities:
    Net increase in demand, savings and NOW and money
        market deposit accounts                                                 6,741,809        3,586,337
    Net increase (decrease) in time deposits                                    8,131,512       (4,461,456)
    Increase in advance payments by borrowers for taxes
        and insurance                                                              41,714           48,609
                                                                              -----------       ----------

             Net cash provided by (used in) financing activities               14,915,035         (826,510)
                                                                              -----------       ----------

Increase (decrease) in cash and cash equivalents                               14,663,054       (2,825,310)

Cash and cash equivalents at beginning of year                                  5,099,891        7,925,201
                                                                              -----------       ----------

Cash and cash equivalents at end of year                                      $19,762,945        5,099,891
                                                                              ===========       ==========

                                                                                                        (continued)

                                  SEMINOLE BANK

                                                                      YEAR ENDED DECEMBER 31,
                                                                      -----------------------
                                                                         1997         1996
                                                                         ----         ----
Supplemental disclosures:
    Cash paid during the year for:
        Interest                                                      $2,502,501   2,535,335
                                                                      ==========   =========

        Income taxes                                                  $  487,000     413,911
                                                                      ==========   =========

    Noncash transactions:

        Increase in unrealized appreciation on securities available
             for sale, net of income tax                              $   13,331       4,124
                                                                      ==========   =========

        Transfer of loans to foreclosed real estate                   $       --     174,678
                                                                      ==========   =========

        Stock dividend                                                $       --     672,203
                                                                      ==========   =========








See accompanying notes to financial statements.

                                  SEMINOLE BANK

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
    ORGANIZATION. Seminole Bank (the "Bank") is a state-charter SAIF-insured community bank. The Bank provides a wide range of community banking services to small and middle-market businesses and to individuals through its four offices located in Pinellas County, Florida. The accounting and reporting practices of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. The following summarizes the more significant of these policies and practices:

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SECURITIES. The Bank may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for- sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

    LOANS HELD FOR SALE. Mortgage loans originated and purchased that are intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to earnings. At December 31, 1997 and 1996 book value approximated market value in the aggregate for loans held for sale.

    LOANS RECEIVABLE. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

        Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

                                                                     (continued)

                                  SEMINOLE BANK

    (1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED LOANS RECEIVABLE, CONTINUED. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

        The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

        The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    STOCK-BASED COMPENSATION. Statement of Financial Accounting Standards No.
        123, "Accounting for Stock-Based Compensation" ("Statement 123") establishes a "fair value" based method of accounting for stock-based compensation plans and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" (Opinion 25). The Bank has elected to follow Opinion 25 and related interpretations in accounting for its employee stock options. Statement 123 requires the disclosure of proforma net earnings and earnings per share determined as if the Bank accounted for its employee stock options under the fair value method of that Statement.

    FORECLOSED REAL ESTATE. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in the statements of earnings.

    INCOME TAXES. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    PREMISES AND EQUIPMENT. Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets.

    EARNINGS PER SHARE. Earnings per share ("EPS") of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. For purposes of calculating the effect of outstanding stock options on diluted EPS, because there is no active trading market for the Company's common stock, the average book value per share was used. For 1997 and 1996, outstanding stock options were not materially dilutive.

    OFF-BALANCE-SHEET INSTRUMENTS. In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded.

    RECLASSIFICATIONS. Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.
                                                                     (continued)

                                  SEMINOLE BANK

(2)  SECURITIES
     Securities have been classified in the balance sheets according to management's intent. The carrying amount of securities and their approximate fair values at December 31, are summarized as follows:

                                                                          GROSS       GROSS
                                                              AMORTIZED UNREALIZED  UNREALIZED FAIR
                                                               COST       GAINS       LOSSES   VALUE
                                                              --------- ----------  ------    ------
              AVAILABLE-FOR-SALE SECURITIES:
              AT DECEMBER 31, 1997:
                  United States treasury obligations         $6,018,240    44,637    (2,335)  6,060,542
                  Mutual funds                                   88,431        --        --      88,431
                                                             ----------    ------    ------   ---------

                      Total                                  $6,106,671    44,637    (2,335)  6,148,973
                                                             ==========    ======    ======   =========

              AT DECEMBER 31, 1996:
                  United States treasury obligations          6,023,541    27,700    (7,030)  6,044,211
                  Mutual funds                                   58,491        --        --      58,491
                                                             ----------    ------    ------   ---------

                      Total                                  $6,082,032    27,700    (7,030)  6,102,702
                                                             ==========    ======    ======   =========

     Sales of securities are summarized as follows:


                                                                                 YEAR ENDED DECEMBER 31,
                                                                                 -----------------------
                                                                                 1997              1996
                                                                                 ----              ----

              Proceeds                                                          $ 1,479,076     996,133
                                                                                ===========    ========

              Gross gains                                                               498       5,170
              Gross losses                                                             (752)     (3,757)
                                                                                -----------    --------

              Net gain (loss)                                                   $      (254)      1,413
                                                                                ===========    ========


                                                                  GROSS         GROSS
                                                 AMORTIZED      UNREALIZED    UNREALIZED      FAIR
                                                   COST           GAINS         LOSSES        VALUE
                                                  ------         -------       --------      ------
              HELD-TO-MATURITY SECURITIES:
              AT DECEMBER 31, 1997:
                  U.S. Government Agency
                      obligations              $ 4,188,900         24,472         (235)     4,213,137
                  Mortgage-backed securities     3,986,425         25,252       (3,187)     4,008,490
                  Municipal bonds                1,474,858         28,547         (395)     1,503,010
                  Corporate securities             821,151          6,269           --        827,420
                                               -----------         ------      -------     ----------

                                               $10,471,334         84,540       (3,817)    10,552,057
                                               ===========         ======      =======     ==========

                      AT DECEMBER 31, 1996:
                  U.S. Government Agency
                      obligations                4,179,438         14,096       (3,985)     4,189,549

         Mortgage-backed securities              4,096,279          9,450      (36,950)     4,068,779
                  Municipal bonds                1,249,632         13,145       (4,724)     1,258,053
                  Corporate securities           1,145,698          4,916       (1,235)     1,149,379
                                               -----------         ------      -------     ----------

                                               $10,671,047         41,607      (46,894)    10,665,760
                                               ===========         ======      =======     ==========

                                                                                            (continued)

                                  SEMINOLE BANK

(2)  SECURITIES, CONTINUED
     The scheduled maturities of securities available for sale and held to maturity at December 31, 1997 are summarized as follows:

                                              AVAILABLE-FOR-SALE         HELD-TO-MATURITY
                                          ----------------------     ----------------------
                                           AMORTIZED      FAIR       AMORTIZED       FAIR
                                             COST         VALUE        COST         VALUE
                                          ----------    ---------    ---------    ---------

              Due in one year or less      $1,497,258   1,500,863    1,959,139    1,965,988
              Due from one to five years    4,520,982   4,559,679    2,452,273    2,472,455
              Due from five to ten years           --          --    1,873,497    1,893,500
              Due in over ten years                --          --      200,000      211,624
              Mutual funds                     88,431      88,431           --           --
              Mortgage-backed securities           --          --    3,986,425    4,008,490
                                           ----------   ---------   ----------   ----------

                  Total                    $6,106,671   6,148,973   10,471,334   10,552,057
                                           ==========   =========   ==========   ==========

     The Bank had pledged certain securities with a carrying value of $500,000 as of December 31, 1997 as collateral to the Federal Reserve Bank of Atlanta.

(3)  LOANS RECEIVABLE
     The components of loans in the balance sheet consist of the following:

                                                                                             AT DECEMBER 31,
                                                                                        ------------------------
                                                                                        1997                1996
                                                                                        ----                ----
              Mortgage loans:
                  Secured by one-to-four family dwellings                          $ 28,994,427         30,850,944
                  Nonresidential real estate                                         12,059,095          9,822,848
                  Residential construction                                              749,391            144,501
              Commercial loans                                                        6,461,462          5,599,008
              Consumer loans                                                          5,364,738          4,793,688
                                                                                   ------------         ----------

                      Total loans receivable                                         53,629,113         51,210,989

              Deduct:
                  Allowance for loan losses                                            (769,762)          (738,366)
                  Deferred loan fees, net                                              (107,378)          (250,392)
                                                                                   ------------         ----------

                                                                                   $ 52,751,973         50,222,231
                                                                                   ============         ==========

     An analysis of the change in the allowance for loan losses is summarized as follows:

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------
                                                                                        1997                1996
                                                                                        ----                ----
              Balance at January 1                                                    $ 738,366            683,366
              Loans charged-off                                                         (55,104)           (10,000)
              Provision for loan losses                                                  86,500             65,000
                                                                                      ---------            -------

              Balance at December 31                                                  $ 769,762            738,366
                                                                                      =========            =======
                                                                                                       (continued)

                                  SEMINOLE BANK

(3)  LOANS RECEIVABLE, CONTINUED
     Impaired loans having recorded investments of $337,000 at December 31, 1997 and $328,000 at December 31, 1996 has been recognized by the Bank. The average recorded investment in impaired loans during 1997 and 1996 was $333,000 and $212,000, respectively. The total allowance for loan losses related to these loans was $6,000 and $54,000 on December 31, 1997 and 1996, respectively. Interest income on impaired loans of $24,300 and $50,200 was recognized for cash payments received in 1997 and 1996, respectively.

(4)  PREMISES AND EQUIPMENT
     Premises and equipment is summarized as follows:

                                                                                AT DECEMBER 31,
                                                                        ---------------------------
                                                                            1997               1996
                                                                            ----               ----
 Cost:
    Land                                                               $   798,086           798,086
    Building and leasehold improvements                                  1,422,818         1,421,654
    Furniture and equipment                                              1,212,262         1,051,060
                                                                       -----------         ---------

        Total at cost                                                    3,433,166         3,270,800

Less accumulated depreciation and amortization                           1,345,411         1,126,381
                                                                       -----------         ---------

Net book value                                                         $ 2,087,755         2,144,419
                                                                       ===========         =========

     Certain bank facilities are leased under various operating leases. Rent expense was $48,788 in 1997 and $48,113 in 1996. The operating leases contain escalation clauses based on the consumer price index and increases in proportionate operating costs. Futures minimum lease payments under noncancelable operating leases at December 31, 1997 are as follows:

              YEAR ENDING DECEMBER 31:
              ------------------------
                  1998                                                    $ 15,344
                  1999                                                       5,115
                                                                          --------

              Total minimum lease payments                                $ 20,459
                                                                          ========

                                                                     (continued)

                                  SEMINOLE BANK

(5) DEPOSITS
     The aggregate amount of short-term certificates of deposit with a minimum denomination of $100,000 was $3,789,444 and $1,763,977 at December 31,
         1997 and 1996, respectively.

     At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

              YEAR ENDING DECEMBER 31,                                               AMOUNT
              ------------------------                                               ------
                  1998                                                             $ 24,681,494
                  1999                                                                7,393,530
                  2000                                                                2,252,924
                  2001                                                                  454,108
                  2002 and thereafter                                                   467,868
                                                                                    -----------

                                                                                   $ 35,249,924
                                                                                   ============

(6) FINANCIAL INSTRUMENTS
     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Bank has in these financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty.

     A summary of the notional amounts of the Bank's financial instruments, with off-balance-sheet risk at December 31, 1997 follows:

                                                                                      NOTIONAL
                                                                                       AMOUNT
                                                                                       ------
              Commitments to extend credit                                          $ 2,272,800
                                                                                    ===========

                                                                    (continued)

                                  SEMINOLE BANK

(7)  CREDIT RISK
     The Bank grants real estate and consumer loans to customers primarily in the State of Florida with the majority of such loans in the Pinellas County area. Therefore, the Bank's exposure to credit risk is significantly affected by changes in the economy of the Pinellas County area.

     The contractual amounts of credit related financial instruments such as commitments to extend credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default and the value of any existing collateral become worthless.

(8)  INCOME TAXES
     The provision (credit) for income taxes consisted of the following:

         YEAR ENDED DECEMBER 31, 1997:                                         CURRENT      DEFERRED       TOTAL
         -----------------------------                                         -------      --------       -----
              Federal                                                        $ 581,597      (10,851)       570,746
              State                                                             84,054       (1,800)        82,254
                                                                             ---------       ------        -------

                  Total                                                      $ 665,651      (12,651)       653,000
                                                                             =========       ======        =======

         YEAR ENDED DECEMBER 31, 1996:
         -----------------------------

              Federal                                                          271,720      (37,722)       233,998
              State                                                             21,441       (6,457)        14,984
                                                                             ---------       ------        -------

                  Total                                                      $ 293,161      (44,179)       248,982
                                                                             =========       ======        =======

     The provision for income taxes is different than that computed by applying the federal statutory rate of 34% as indicated in the following analysis:

                                                                          YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------
                                                                          1997                  1996
                                                                 ------------------       --------------
                                                                               % OF                 % OF
                                                                             PRETAX               PRETAX
                                                                  AMOUNT   EARNINGS     AMOUNT  EARNINGS
                                                                  ------   --------     ------  --------
         Tax provision at statutory Federal
               income tax rate                                   $ 611,753       34%    $ 251,447     34%
         Increases (decreases) resulting from:
               Tax-exempt interest income                          (14,549)      (1)      (16,079)    (2)
               State taxes, net of federal tax
                  benefit                                           54,288        3         9,889      1
               Other, net                                            1,508       --         3,725      1
                                                                 ---------     ----     ---------    ---

                                                                 $ 653,000       36%    $ 248,982     34%
                                                                 =========     ====     =========    ===
                                                                                              (continued)

                                  SEMINOLE BANK

(8)  INCOME TAXES, CONTINUED
     Deferred tax assets and liabilities consist of the following:

                                                                            AT DECEMBER 31,
                                                                      --------------------------
                                                                            1997           1996
                                                                            ----           ----
               Deferred tax assets:
                  Premises and equipment                               $        --         13,215
                  Allowance for loan losses                                233,000        220,954
                  Other, net                                                 4,000             --
                                                                       -----------       --------

                           Total gross deferred tax assets                 237,000        234,169
                                                                       -----------       --------

               Deferred tax liabilities:
                  Federal Home Loan Bank of Atlanta stock, principally
                           due to nontaxable stock dividends               (49,000)       (49,411)
                  Premises and equipment                                    (1,000)            --
                  Deferred loan origination fees                           (33,000)       (43,409)
                  Net unrealized appreciation on available-for-sale
                           securities                                      (16,075)        (7,773)
                                                                       -----------       --------

                           Total gross deferred tax liabilities            (99,075)      (100,593)
                                                                       -----------       --------

                           Net deferred income tax asset               $   137,925        133,576
                                                                       ===========       ========

(9)   COMMITMENTS AND CONTINGENCIES
      In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements.

(10)  STOCK OPTION PLAN
         During 1996, the Bank established a nonqualified management stock option plan. The Bank accounts for the plan in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. As permitted by this Statement, the Bank has elected to utilize the intrinsic value method of accounting defined in APB Opinion No. 25. Due to the exercise price of the options approximating the market value of the common stock at the date of grant, no compensation expense has been recognized in the consolidated statements of earnings. The following is a summary of options granted and outstanding:

                                                                          NUMBER       EXERCISABLE
                                                                             OF              PRICE
                                                                          OPTIONS        PER SHARE
                                                                          -------      -----------
Stock options outstanding at December 31, 1995                                  --

Stock options granted during 1996                                           12,000       $  14.50
                                                                       -----------

Stock options outstanding at December 31, 1996 and 1997                     12,000       $  14.50
                                                                       ===========       ========

                                                                     (continued)

                                  SEMINOLE BANK

(10)  STOCK OPTION PLAN, CONTINUED
     In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, there would be no dividends paid by the Company over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the lack of an active market for the stock. The following information pertains to the fair value of the options granted to purchase common stock in 1996:

                                                                                             1996
                                                                                             ----
              Fair value of options issued during the year                                  $ 79,000
                                                                                            ========

     The options vest at the rate of twenty percent each anniversary of the option beginning in year six and expire after ten years. Therefore, no options were exercisable at December 31, 1996 or 1997 and the proforma earnings are the same as the reported historical amounts.

(11)  RELATED PARTIES
     The Bank has entered into loan transactions with certain directors and executive officers and their related entities. The activity for the year ended December 31, 1997 is as follows (in thousands):

                                                                                                   AMOUNT
                                                                                                   ------
              Balance at beginning of year                                                          $ 346
              Additions                                                                                66
              Repayments                                                                              (80)
                                                                                                    -----

              Balance at end of year                                                                $ 332
                                                                                                    =====

(12)  SAIF RECAPITALIZATION ASSESSMENT
    On September 30, 1996, a law was enacted which imposed a one-time assessment on all SAIF insured deposits as of March 31, 1995. The effect on the Bank was a pretax charge in 1996 of $424,027.

                                                                     (continued)

                                  SEMINOLE BANK

(13)  REGULATORY MATTERS
    The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1997, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                     TO BE WELL
                                                                                                CAPITALIZED UNDER
                                                                       FOR CAPITAL              PROMPT CORRECTIVE
                                                 ACTUAL             ADEQUACY PURPOSES:           ACTION PROVISIONS:
                                            ---------------      ---------------------          ------------------
                                            AMOUNT       %        AMOUNT            %           AMOUNT         %
                                            ------      ---       -------          ---          ------        ---
                                                                          (DOLLARS IN THOUSANDS)
     AS OF DECEMBER 31, 1997:
         Total capital
         (to Risk-Weighted Assets)       $ 9,517        19.2%      $ 3,959           8.0%       $ 4,949       10.0%
         Tier I Capital
         (to Risk-Weighted Assets)         8,897        18.0         1,979           4.0          2,969        6.0
         Tier I Capital
         (to Average Assets)               8,897        10.0         3,566           4.0          4,458        5.0

     AS OF DECEMBER 31, 1996:
         Total capital
         (to Risk-Weighted Assets)       $ 7,751        17.4%      $ 3,554           8.0%       $ 4,443       10.0%
         Tier I Capital
         (to Risk-Weighted Assets)         7,751        17.4         1,777           4.0          2,666        6.0
         Tier I Capital
         (to Average Assets)               7,751        10.2         3,040           4.0          3,800        5.0

                                                                      APPENDIX A






                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               F.N.B. CORPORATION,
                              SOUTHWEST BANKS, INC.
                                       AND
                                  SEMINOLE BANK


                          DATED AS OF FEBRUARY 2, 1998

                                                                                                               PAGE
                                                                                                               ----

ARTICLE 1

         TRANSACTIONS AND TERMS OF MERGER...................................................................... A-2
         1.1      Merger....................................................................................... A-2
         1.2      Time and Place of Closing.................................................................... A-2
         1.3      Effective Time............................................................................... A-2
         1.4      Execution of Stock Option Agreement.......................................................... A-2

ARTICLE 2

         TERMS OF MERGER....................................................................................... A-2
         2.1      Articles of Incorporation.................................................................... A-2
         2.2      Bylaws....................................................................................... A-2

ARTICLE 3

         MANNER OF CONVERTING SHARES........................................................................... A-3
         3.1      Conversion of Shares......................................................................... A-3
         3.2      Anti-Dilution Provisions..................................................................... A-4
         3.3      Shares Held by Seminole or FNB............................................................... A-4
         3.4      Fractional Shares............................................................................ A-4
         3.5      Conversion of Options and Warrants........................................................... A-4

ARTICLE 4

         EXCHANGE OF SHARES.................................................................................... A-5
         4.1      Exchange Procedures.......................................................................... A-5
         4.2      Rights of Former Seminole Shareholders....................................................... A-6

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF SEMINOLE............................................................ A-7
         5.1      Organization, Standing, and Power............................................................ A-7
         5.2      Authority; No Breach by Agreement............................................................ A-7
         5.3      Capital Stock................................................................................ A-8
         5.4      Seminole Subsidiaries........................................................................ A-8
         5.5      Regulatory Filings; Financial Statements..................................................... A-9
         5.6      Notes and Obligations........................................................................ A-9
         5.7      Absence of Certain Changes or Events.........................................................A-10
         5.8      Tax Matters..................................................................................A-10
         5.9      Assets.......................................................................................A-11

                                                                                                               PAGE
                                                                                                               ----

         5.10     Environmental Matters........................................................................A-11
         5.11     Compliance With Laws.........................................................................A-12
         5.12     Labor Relations..............................................................................A-13
         5.13     Employee Benefit Plans.......................................................................A-13
         5.14     Material Contracts...........................................................................A-15
         5.15     Legal Proceedings............................................................................A-15
         5.16     Reports......................................................................................A-15
         5.17     Statements True and Correct..................................................................A-16
         5.18     Accounting, Tax and Regulatory Matters.......................................................A-16
         5.19     State Takeover Laws..........................................................................A-16
         5.20     Articles of Incorporation Provisions.........................................................A-16
         5.21     Derivatives Contracts........................................................................A-16

ARTICLE 6

         REPRESENTATIONS AND WARRANTIES OF FNB, SOUTHWEST AND INTERIM..........................................A-17
         6.1      Organization, Standing and Power.............................................................A-17
         6.2      Authority; No Breach By Agreement............................................................A-17
         6.3      Capital Stock................................................................................A-18
         6.4      FNB Subsidiaries.............................................................................A-18
         6.5      SEC Filings; Financial Statements............................................................A-19
         6.6      Absence of Certain Changes or Events.........................................................A-20
         6.7      Tax Matters..................................................................................A-20
         6.8      Compliance With Laws.........................................................................A-20
         6.9      Assets.......................................................................................A-21
         6.10     Legal Proceedings............................................................................A-21
         6.11     Reports......................................................................................A-22
         6.12     Statements True and Correct..................................................................A-22
         6.13     Accounting, Tax and Regulatory Matters.......................................................A-22
         6.14     Environmental Matters........................................................................A-22
         6.15     Derivatives Contracts........................................................................A-23
         6.16     Outstanding Seminole Common Stock............................................................A-23
         6.17     Material Contracts...........................................................................A-23

ARTICLE 7

         CONDUCT OF BUSINESS PENDING CONSUMMATION..............................................................A-23
         7.1      Affirmative Covenants of Seminole............................................................A-23
         7.2      Negative Covenants of Seminole...............................................................A-24
         7.3      Covenants of FNB.............................................................................A-26

                                                                                                               PAGE
                                                                                                               ----

         7.4      Adverse Changes In Condition.................................................................A-26
         7.5      Reports......................................................................................A-26

ARTICLE 8

         ADDITIONAL AGREEMENTS.................................................................................A-27
         8.1      Registration Statement; Proxy Statement; Shareholder Approval................................A-27
         8.2      Applications.................................................................................A-27
         8.3      Filings With State Offices...................................................................A-28
         8.4      Agreement As To Efforts To Consummate........................................................A-28
         8.5      Access to Information; Confidentiality.......................................................A-28
         8.6      Current Information..........................................................................A-29
         8.7      Other Actions................................................................................A-29
         8.8      Press Releases...............................................................................A-29
         8.9      No Solicitation..............................................................................A-29
         8.10     Accounting and Tax Treatment.................................................................A-30
         8.11     Articles of Incorporation Provisions.........................................................A-30
         8.12     Agreement of Affiliates......................................................................A-30
         8.13     Severance, Employee Benefits and Contracts...................................................A-31
         8.14     Indemnification..............................................................................A-31
         8.15     Takeover Laws................................................................................A-31

ARTICLE 9

         CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.....................................................A-32
         9.1      Conditions to Obligations of Each Party......................................................A-32
         9.2      Conditions to Obligations of FNB.............................................................A-33
         9.3      Conditions to Obligations of Seminole........................................................A-34

ARTICLE 10

         TERMINATION...........................................................................................A-35
         10.1     Termination..................................................................................A-35
         10.2     Effect of Termination........................................................................A-36
         10.3     Non-Survival of Representations and Covenants................................................A-36

ARTICLE 11

         MISCELLANEOUS.........................................................................................A-37
         11.1     Definitions..................................................................................A-37
         11.2     Expenses.....................................................................................A-44

                                                                                                               PAGE
                                                                                                               ----

         11.3     Brokers and Finders..........................................................................A-44
         11.4     Entire Agreement.............................................................................A-45
         11.5     Amendments...................................................................................A-45
         11.6     Obligations of FNB...........................................................................A-45
         11.7     Waivers......................................................................................A-45
         11.8     Assignment...................................................................................A-46
         11.9     Notices......................................................................................A-46
         11.10    Governing Law................................................................................A-47
         11.11    Counterparts.................................................................................A-47
         11.12    Captions.....................................................................................A-47
         11.13    Enforcement of Agreement.....................................................................A-47
         11.14    Severability.................................................................................A-47



                                LIST OF EXHIBITS

 EXHIBIT
 NUMBER                                              DESCRIPTION
 ------                                              -----------

   1.                    Form of Stock Option Agreement (Section 1.4).
   2.                    Form of Agreement of Affiliates of Seminole (Section 8.12).

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of February 2, 1998, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation having its principal office located in Hermitage, Pennsylvania; SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation having its principal office located in Naples, Florida, and a wholly-owned subsidiary of FNB; to be joined in by Southwest Interim Bank No. 4, N.A., a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB ("Interim"); and SEMINOLE BANK ("Seminole"), a Florida state banking corporation having its principal office located in Seminole, Florida.

                                    PREAMBLE

         The Boards of Directors of Seminole, FNB and once it is chartered, Interim, are of the opinion that the acquisition described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of Seminole with and into Interim (the "Merger"), which will be a new Florida bank chartered by FNB as soon as practicable after the execution of the Agreement. At the effective time of such Merger, the outstanding shares of the capital stock of Seminole shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of Seminole shall become shareholders of FNB. Immediately upon consummation of the Merger, FNB shall transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly-owned subsidiary of Southwest, whereupon Interim will then be merged into First National Bank of Florida, a wholly-owned subsidiary of Southwest. The transactions described in this Agreement are subject to the approvals of the shareholders of Seminole, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Florida Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Immediately after the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, Seminole and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Seminole is granting to FNB an option to purchase shares of Seminole Common Stock.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Seminole shall be merged with and into Interim in accordance with the provisions of the FFIC. The separate existence of Seminole shall thereupon cease, and Interim, which shall be a wholly-owned subsidiary of FNB, shall have the name "Seminole Bank, N.A." and shall be governed by the National Bank Act and shall be the Surviving Corporation resulting from the Merger. The Merger shall have the effects specified in the National Bank Act and in the FFIC. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Seminole, FNB, Southwest and Interim.

         1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at 9:00 A.M., local time, on a date specified by the Parties as they, acting through their chief executive officers or chief financial officers, may mutually agree. Subject to the terms and conditions hereof, unless mutually agreed upon in writing by each Party, the Parties shall use their reasonable best efforts to cause the Closing to occur on but not prior to the fifth business day following the Determination Date. The place of closing shall be at such location as may be mutually agreed upon by the Parties.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time certification of the Merger is received from the Comptroller of the Currency (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by each Party, the Parties file the Certificate to Merge on the date of Closing and shall use their best efforts to cause the Effective Time to occur on the date of Closing.

         1.4 Execution of Stock Option Agreement. Concurrently with the execution of this Agreement and as a condition thereto, Seminole is executing and delivering to FNB the Stock Option Agreement.

                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 Articles of Incorporation. Pursuant to the Merger, the Articles of Incorporation of Interim in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

         2.2 Bylaws. Pursuant to the Merger, the Bylaws of Interim in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, Southwest, Interim or Seminole, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall remain outstanding and entirely issued to FNB.

Immediately following the Effective Time, FNB shall transfer all of its ownership of the Surviving Corporation to Southwest, and at such time the Surviving Corporation shall be a wholly-owned subsidiary of Southwest, whereupon the Surviving Corporation will be merged into First National Bank of Florida, a wholly-owned subsidiary of Southwest.

                 (b) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (c) Except for Seminole Common Stock issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each share of Seminole Common Stock (excluding shares held by any Seminole Company or any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 1.457 shares of FNB Common Stock (the "Exchange Ratio").

                 (d) If the Designated Price of FNB Common Stock shall be less than $28.00, then Seminole may, at any time during the period commencing on the Determination Date and ending at the close of business five (5) business days thereafter, terminate the Agreement pursuant to Section 10.1(i) hereof.

         (e) Notwithstanding Section 3.1(c) of this Agreement, Seminole Common Stock issued and outstanding at the Effective Time which is held by a holder who has not voted in favor of the Merger and who has demanded payment of the fair cash value of such shares in accordance with 12 U.S.C. ss.215a ("Dissenting Seminole Shares") shall not be converted into or represent the right to receive the FNB Common Stock payable thereon pursuant to Section 3.1(c) of this Agreement, and shall be entitled only to such rights of appraisal as are granted by 12 U.S.C. ss.215a ("Dissent Provisions"), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of Seminole Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the FNB Common Stock payable thereon pursuant to Section 3.1(c) of this Agreement. Seminole shall give FNB prompt notice upon receipt by Seminole of any written objection to the Merger and such written demands for payment of the fair value of shares of Seminole Common Stock, and the withdrawals of such demands, and any other instruments provided to Seminole pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of Seminole Common Stock held by such Dissenting Shareholder shall receive payment therefore from FNB (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders shares of Seminole Common Stock shall be cancelled. Seminole shall not, except with the prior written consent of FNB, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder.

         3.2 Anti-Dilution Provisions. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Seminole or FNB. Each of the shares of Seminole Common Stock held by any Seminole Company or by any FNB Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Seminole Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the market price of one share of FNB Common Stock at the Effective Time. The market price of one share of FNB Common Stock at the Effective Time shall be the average of the high bid and low asked prices of such common stock in the over-the-counter market, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

         3.5     Conversion of Options and Warrants.

                 (a) At the Effective Time of the Merger, all rights with respect to Seminole Common Stock issuable pursuant to the exercise of options, warrants or other rights to purchase or acquire Seminole Common Stock (collectively, the "Seminole Options") granted by Seminole pursuant to stock option plans or other agreements of Seminole, which Seminole Options and plans as of the date hereof are listed and described in Section 3.5 of the Seminole Disclosure Memorandum and which Seminole Options are outstanding at the Effective Time of the Merger, whether or not such Seminole Options are then exercisable, shall be converted into and become rights with respect to FNB Common Stock, and FNB shall assume each Seminole Option, in accordance with the terms of the Seminole Stock Plan, stock option agreement or warrant agreement by which it is evidenced, except that from and after the Effective Time, (i) FNB and its Board of Directors or any committee thereof responsible for administering FNB option plans shall be substituted for Seminole and the committee of Seminole's Board of Directors (including, if applicable, the entire Board of Directors of Seminole) administering such Seminole Stock Plan, (ii) each Seminole Option assumed by FNB may be exercised solely for shares of FNB Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of FNB Common Stock subject to such Seminole Option shall be equal to the number of shares of Seminole Common Stock subject to such Seminole Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Seminole Option shall be adjusted by dividing the per share exercise price under each such Seminole Option by the Exchange Ratio and rounding down to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FNB shall not be obligated to issue any fraction of a share of FNB Common Stock upon exercise of Seminole Options and any fraction of a share of FNB Common Stock that otherwise would be subject to a converted Seminole Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FNB Common Stock and the per share exercise price of such Option. In addition, notwithstanding the provisions of clauses
(iii) and (iv) of the first sentence of this Section 3.5, each Seminole Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code. Seminole agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                 (b) As soon as practicable after the Effective Time, FNB shall deliver to the participants in each Seminole Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Seminole Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and FNB shall comply with the terms of each Seminole Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Seminole Stock Plan, that Seminole Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

         At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Common Stock for delivery upon exercise of Seminole Options assumed by it in accordance with this
Section 3.5. As soon as practicable after the Effective Time, FNB shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of FNB Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, FNB shall administer the Seminole Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Seminole Stock Plan complied with such rule prior to the Merger.

                 (c) All restrictions or limitations on transfer with respect to Seminole Common Stock awarded under the Seminole Stock Plans or any other plan, program or arrangement of any Seminole Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of FNB Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, FNB shall deposit or shall cause to be deposited with the exchange agent selected by FNB (the "Exchange Agent") certificates evidencing shares of FNB Common Stock in such amount necessary to provide all consideration required to be exchanged by FNB for Seminole Common Stock pursuant to the terms of this Agreement. Promptly after the Effective Time, FNB shall cause the Exchange Agent to mail to the former shareholders of Seminole appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Seminole Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Seminole Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Seminole Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FNB Common Stock to which such holder may be otherwise entitled (without interest). FNB shall not be obligated to deliver the consideration to which any former holder of Seminole Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Seminole Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Seminole Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of Seminole Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former Seminole Shareholders. At the Effective Time, the stock transfer books of Seminole shall be closed as to holders of Seminole Common Stock immediately prior to the Effective Time and no transfer of Seminole Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Seminole Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Seminole in respect of such shares of Seminole Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Seminole Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Seminole Common Stock certificate, both the FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made payable to the Exchange Agent pursuant to Section 4.1 of this Agreement that remain unclaimed by the shareholders of Seminole for six (6) months after the Effective Time shall be paid to FNB. Any shareholders of Seminole who have not theretofore complied with this Article 4 shall thereafter look only to FNB for payment of their shares of FNB Common Stock and cash in lieu of fractional shares and unpaid dividends and distributions on the

FNB Common Stock deliverable in respect of each Seminole share of Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF SEMINOLE

         Seminole hereby represents and warrants to FNB as follows:

         5.1 Organization, Standing, and Power. Seminole is a state banking corporation duly organized, validly existing and in active status under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Seminole is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.

         5.2     Authority; No Breach by Agreement.

                 (a) Seminole has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of Seminole, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seminole and the consummation by Seminole of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seminole, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by FNB, Southwest and Interim), this Agreement represents a legal, valid, and binding obligation of Seminole, enforceable against Seminole in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The Seminole Board of Directors has received from The Carson Medlin Company a letter dated as of the date of this Agreement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Seminole Common Stock.

                 (b) Neither the execution and delivery of this Agreement by Seminole, nor the consummation by Seminole of the transactions contemplated hereby, nor compliance by Seminole with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seminole's Articles of Incorporation or Bylaws, or, (ii) except as disclosed in Section 5.2(b)(ii) of the Seminole Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Seminole Company under, any Contract or Permit of any Seminole Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Seminole Company or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Seminole of the Merger and the other transactions contemplated in this Agreement.

         5.3     Capital Stock.

                 (a) The authorized capital stock of Seminole consists of 1,000,000 shares of Seminole Common Stock, of which 559,118 shares are issued and outstanding as of the date of this Agreement and not more than 559,118 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Seminole are duly and validly issued and outstanding and are fully paid and nonassessable under the FFIC. None of the outstanding shares of capital stock of Seminole has been issued in violation of any preemptive rights. Seminole has reserved 25,000 shares of Seminole Common Stock for issuance under the Seminole Stock Plans, pursuant to which options and warrants to purchase not more than 12,000 shares of Seminole Common Stock are outstanding.

                 (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Seminole outstanding and no outstanding Rights relating to the capital stock of Seminole.

         5.4 Seminole Subsidiaries. Seminole has disclosed in Section 5.4 of the Seminole Disclosure Memorandum all of the Seminole Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the Seminole Disclosure Memorandum, Seminole or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Seminole Subsidiary. No equity securities of any Seminole Subsidiary are or may become required to be issued (other than to another Seminole Company) by reason of any Rights, and there are no Contracts by which any Seminole Subsidiary is bound to issue (other than to another Seminole Company) additional shares of its capital stock or Rights or by which any Seminole Company is or may be bound to transfer any shares of the capital stock of any Seminole Subsidiary (other than to another Seminole Company). There are no Contracts relating to the rights of any Seminole Company to vote or to dispose of any shares of the capital stock of any Seminole Subsidiary. All of the shares of capital stock of each Seminole Subsidiary held by a Seminole Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Seminole Company free and clear of any Lien. Each Seminole Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Seminole Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so


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qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole. Each Seminole Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund.

         5.5 Regulatory Filings; Financial Statements. Seminole has made available to FNB copies of the Seminole Financial Statements and all management letters of its outside independent certified public accountants relating to any audits performed in connection with the preparation of the Seminole Financial Statements. Each of the Seminole Financial Statements (including, in each case, any related notes), including any Seminole Financial Statements filed after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements), and fairly present or will present the financial position of Seminole at the respective dates and the results of its operations and cash flows at and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited interim financial statements, and except for the absence of certain footnote information in the unaudited statements.

         5.6     Notes and Obligations.

                 (a) Except as set forth in Section 5.6 of the Seminole Disclosure Memorandum or as provided in the loss reserve described in subparagraph (b) below, without conducting any independent investigation, Seminole is not aware of any facts which would cause management of Seminole to believe that any notes receivable or any other obligations owned by Seminole or due to it shown on the Seminole Interim Balance Sheet or any such notes receivable and obligations on the date hereof and as of the Effective Time have not been and will not be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subparagraph (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to FNB for examination prior to the Effective Time. All such notes and obligations were entered into by Seminole in the ordinary course of its business and in compliance with all applicable laws and regulations, except as to any non-compliance which has not and will not have a Material Adverse Effect on Seminole.

                 (b) Seminole has established a loss reserve on the Seminole Interim Balance Sheet which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Seminole to enforce the note or obligation, and the representations set forth in subparagraph (a) above are qualified in their entirety by the aggregate of such loss reserves. As of the Effective Time, the ratio of the loss reserve, as established on such date in good faith by management of Seminole, to total loans outstanding at such time, shall not exceed the ratio of the loss reserve to the total loans outstanding as reflected on the Seminole Interim Balance Sheet (except as otherwise agreed to by Seminole and FNB), and the representations set forth in subparagraph (a) above made as of the Effective Time shall be qualified in their entirety by the aggregate of such loss reserve on such date.


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         5.7     Absence of Certain Changes or Events. Since December 31, 1996,
except as disclosed in Section 5.7 of the Seminole Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, and (ii) the Seminole Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Seminole provided in Article 7 of this Agreement.

         5.8     Tax Matters.

                 (a) All Tax Returns required to be filed by or on behalf of any of the Seminole Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Seminole, and all Tax Returns filed are complete and accurate in all material respects to the Knowledge of Seminole. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Seminole, except as reserved against in the Seminole Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Seminole Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) Except as disclosed in Section 5.8 of the Seminole Disclosure Memorandum, none of the Seminole Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

                 (c) Adequate provision for any Taxes due or to become due for any of the Seminole Companies for the period or periods through and including the date of the respective Seminole Financial Statements has been made and is reflected on such Seminole Financial Statements, except as disclosed in Section 5.8 of the Seminole Disclosure Memorandum.

                 (d) Deferred Taxes of the Seminole Companies have been adequately provided for in the Seminole Financial Statements.

                 (e) Each of the Seminole Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.

                 (f) Except as disclosed in Section 5.8 of the Seminole Disclosure Memorandum, none of the Seminole Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.


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                 (g) There are no Liens with respect to Taxes upon any of the assets of the Seminole Companies.

                 (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Seminole Companies that occurred during or after any Taxable Period in which the Seminole Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

                 (i) No Seminole Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                 (j) All material elections with respect to Taxes affecting the Seminole Companies as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the Seminole Disclosure Memorandum. After the date hereof, other than as set forth in Section
         5.8 of the Seminole Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of FNB, which consent will not be unreasonably withheld.

                 (k) No Seminole Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         5.9 Assets. Except as disclosed in Section 5.9 of the Seminole Disclosure Memorandum, the Seminole Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Seminole Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Seminole's past practices. All Assets which are material to Seminole's business on a consolidated basis, held under leases or subleases by any of the Seminole Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Seminole Companies currently maintain insurance in amounts, scope and coverage as disclosed in Section 5.9 of the Seminole Disclosure Memorandum. None of the Seminole Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the Seminole Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices have been given by any Seminole Company under such policies. The Assets of the Seminole Companies include all Assets required to operate the business of the Seminole Companies as presently conducted.

         5.10    Environmental Matters.

                 (a) To the Knowledge of Seminole, except as disclosed in
         Section 5.10 of the Seminole Disclosure Memorandum, each Seminole Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations


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



         which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.

                 (b) Except as disclosed in Section 5.10 of the Seminole Disclosure Memorandum, to the Knowledge of Seminole, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Seminole Company or any of its Loan Properties or Participation Facilities (or any Seminole Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                 (c) To the Knowledge of Seminole, except as disclosed in
         Section 5.10 of the Seminole Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in subsection (b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.

                 (d) To the Knowledge of Seminole, except as disclosed in
         Section 5.10 of the Seminole Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a Seminole Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.

         5.11 Compliance With Laws. Each Seminole Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole. None of the Seminole Companies:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole; and

                 (b) has received any written notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any Seminole Company is not in substantial compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole , or (iii) requiring any Seminole Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any


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         manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 Labor Relations. No Seminole Company is the subject of any Litigation asserting that it or any other Seminole Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Seminole Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Seminole Company, pending or, to the Knowledge of Seminole, threatened, nor is there any activity involving any Seminole Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13    Employee Benefit Plans.

                 (a) Seminole has disclosed in Section 5.13 of the Seminole Disclosure Memorandum, and has delivered or made available to FNB prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Seminole Company or ERISA Affiliate (as defined below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Seminole Benefit Plans"). Any of the Seminole Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA), is referred to herein as an "Seminole ERISA Plan." Each Seminole ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "Seminole Pension Plan." No Seminole Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                 (b) Except as disclosed in Section 5.13 of the Seminole Disclosure Memorandum, all Seminole Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, and each Seminole ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Seminole is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Except as disclosed in Section 5.13 of the Seminole Disclosure Memorandum, to the Knowledge of Seminole, no Seminole Company has engaged in a transaction with respect to any Seminole Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Seminole Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.

                 (c) Except as disclosed in Section 5.13 of the Seminole Disclosure Memorandum, no Seminole Pension Plan has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the fair market value of the assets of any such plan exceeds the plan's


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         "benefit liabilities," as that term is defined in Section 4001(a)(16)
         of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Except as disclosed in Section 5.13 of the Seminole Disclosure Memorandum, since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Seminole Pension Plan, (ii) no change in the actuarial assumptions with respect to any Seminole Pension Plan, and (iii) no increase in benefits under any Seminole Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole or materially adversely affect the funding status of any such plan. Neither any Seminole Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Seminole Company, or the single-employer plan of any entity which is considered one employer with Seminole under
         Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
         Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Seminole. No Seminole Company has provided, or is required to provide, security to an Seminole Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                 (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Seminole Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Seminole. No Seminole Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Seminole. No notice of a "reportable event," within the meaning of
         Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Seminole Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof

                 (e) Except as disclosed in Section 5.13 of the Seminole Disclosure Memorandum, no Seminole Company has any Liability for retiree health and life benefits under any of the Seminole Benefit Plans and there are no restrictions on the rights of such Seminole Company to amend or terminate any such plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Seminole.

                 (f) Except as disclosed in Section 5.13 of the Seminole Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Seminole Company from any Seminole Company under any Seminole Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Seminole Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole.



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                 (g) The actuarial present values of all accrued deferred
         compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Seminole Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Seminole Financial Statements to the extent required by and in accordance with GAAP.

         5.14 Material Contracts. Except as disclosed in Section 5.14 of the Seminole Disclosure Memorandum, none of the Seminole Companies is a party to or subject to the following: (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Seminole Company or the guarantee by any Seminole Company of any such obligation exceeding $50,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other material Contract or amendment thereto as of the date of this Agreement not made in the ordinary course of business to which Seminole is a party or by which it is bound (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Seminole Contracts"). With respect to each Seminole Contract and except as disclosed in Section 5.14 of the Seminole Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no Seminole Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole; (iii) no Seminole Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Seminole, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any Seminole Company for money borrowed is prepayable at any time by such Seminole Company without penalty or premium.

         5.15 Legal Proceedings. Except as disclosed in Section 5.15 of the Seminole Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Seminole, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Seminole Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Seminole Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Seminole. Section 5.15 of the Seminole Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Seminole Company is a party and which names a Seminole Company as a defendant or cross-defendant and where the estimated maximum exposure to be $10,000 or more.

         5.16 Reports. For the three years ended December 31, 1997, 1996 and 1995, and since January 1, 1997, or the date of organization if later, each Seminole Company has timely filed and to the extent permitted by Law has made available for FNB to review, all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not contain any untrue statement of a material fact or


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omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.17 Statements True and Correct. None of the information supplied or to be supplied by any Seminole Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Seminole Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Seminole's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by a Seminole Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Seminole, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Seminole Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.18 Accounting, Tax and Regulatory Matters. To the knowledge of Seminole, neither Seminole nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 State Takeover Laws. Each Seminole Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of Florida (collectively, "Takeover Laws").

         5.20 Articles of Incorporation Provisions. Each Seminole Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Seminole Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seminole Company that may be directly or indirectly acquired or controlled by it.

         5.21 Derivatives Contracts. Except as disclosed in Section 5.21 of the Seminole Disclosure Memorandum, neither Seminole nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract").


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                                    ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF FNB, SOUTHWEST AND INTERIM

         FNB and Southwest hereby represent and warrant to Seminole and Interim, when formed, will represent and warrant to Seminole as follows:

         6.1     Organization, Standing and Power.

                 (a) FNB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 (b) Southwest is a corporation duly organized, validly existing and in active status under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Southwest is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                 (c) Interim will be a Florida state banking corporation organized under the FFIC (as a wholly-owned subsidiary of FNB), after the execution of this Agreement and prior to the Effective Time and shall have the corporate power and authority to carry on the business of banking. Interim shall become duly qualified or licensed to transact business as a foreign corporation, and shall maintain its corporate status in good standing, in the States of the United States and foreign jurisdictions where the character of the assets or the nature or conduct of the business, to be purchased, received or operated by Interim, shall require it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Interim.

         6.2     Authority; No Breach By Agreement.

                 (a) Each of FNB and Southwest has, and upon its formation Interim shall have, the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB and Southwest and shall be duly and validly authorized by all necessary corporation action in respect thereof by Interim upon its formation. This Agreement


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         represents a legal, valid, and binding obligation of FNB and Southwest and shall become such an obligation of Interim upon its formation, enforceable against FNB and Southwest, and to become enforceable against Interim upon its formation, in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                 (b) Neither the execution and delivery of this Agreement by FNB, Southwest or, upon its formation, Interim, nor the consummation by FNB, Southwest or Interim of the transactions contemplated hereby, nor compliance by FNB, Southwest or Interim with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Association or Bylaws of FNB, Southwest or, upon its formation, Interim, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company, Southwest or Interim under, any Contract or Permit of any FNB Company, Southwest or Interim, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, Southwest or Interim, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company, Southwest or, upon its formation, Interim or any of their respective material Assets.

                 (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, Southwest and, upon its formation, Interim, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB, Southwest and Interim of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of FNB consists of 100,000,000 shares of FNB Common Stock, of which 15,271,164 shares were issued and outstanding as of the date of this Agreement and (ii) 20,000,000 shares of FNB Preferred Stock, of which 287,300 shares were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of FNB Capital Stock are, and all of the FNB Common Stock to be issued in exchange for Seminole Common Stock upon consummation of the Merger will be authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the PBCL. None of the outstanding shares of FNB Capital Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for shares of Seminole Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

         6.4 FNB Subsidiaries. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, the list of Subsidiaries of FNB filed by FNB with its most recent FNB Report on Form 10-K is a true and complete list of all of the FNB Subsidiaries as of the date of this Agreement. Except as disclosed in
Section 6.4 of the FNB Disclosure Memorandum, FNB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FNB Subsidiary. No equity securities of any FNB Subsidiary are


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



or may become required to be issued (other than to another FNB Company) by reason of any Rights, and there are no Contracts by which any FNB Subsidiary is bound to issue (other than to another FNB Company) additional shares of its capital stock or Rights or by which any FNB Company is or may be bound to transfer any shares of the capital stock of any FNB Subsidiary (other than to another FNB Company). There are no Contracts relating to the rights of any FNB Company to vote or to dispose of any shares of the capital stock of any FNB Subsidiary. All of the shares of capital stock of each FNB Subsidiary held by a FNB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. ss. 55), and are owned by the FNB Company free and clear of any Lien. Each FNB Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Interim, when formed, will be a national banking association formed under the laws of the United States and, through the Effective Time, shall be a wholly-owned direct subsidiary of FNB. Each FNB Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Each FNB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

         6.5     SEC Filings; Financial Statements.

                 (a) FNB has filed and made available to Seminole all forms, reports, and documents required to be filed by FNB with the SEC since January 1, 1994 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FNB Subsidiaries that are registered as brokers, dealers, investment advisers, or associated persons thereof, none of the FNB Subsidiaries is required to file any forms, reports or other documents with the SEC. None of the FNB subsidiaries is required to file any forms, reports or other documents with the SEC under the 1933 Act or Sections 12, 13, 14, or 16 of the 1934 Act.

                 (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject


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         to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         6.6 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the FNB Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB provided in Articles 7 or 8 of this Agreement.

         6.7     Tax Matters.

                 (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNB, and to the knowledge of FNB all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                 (b) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

                 (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

                 (d) To the Knowledge of FNB, each of the FNB Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.8 Compliance With Laws. Both FNB and Southwest are duly registered as bank holding companies under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. None of the FNB Companies is presently in Default under or in violation of any such


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Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB
Company:

                 (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB;

                 (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or
         (iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9 Assets. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, the FNB Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on FNB or its Subsidiaries taken as a whole), to all of their respective material Assets, reflected in FNB Financial Statements as being owned by FNB as of the date hereof. All material tangible properties used in the businesses of the FNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNB's past practices. All Assets which are material to FNB's business on a consolidated basis, held under leases or subleases by any of the FNB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FNB Companies currently maintain insurance in amounts, scope and coverage as disclosed in Section 6.9 of the FNB Disclosure Memorandum. None of the FNB Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, to the Knowledge of FNB there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any FNB Company under such policies.

         6.10 Legal Proceedings. Except as disclosed in Section 6.10 of the FNB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.



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         6.11    Reports. Since January 1, 1997, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Seminole's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any FNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Seminole, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14    Environmental Matters.

                 (a) To the Knowledge of FNB, except as disclosed in Section
         6.14 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 (b) Except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation


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         Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 (c) To the Knowledge of FNB, except as disclosed in Section
         6.14 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                 (d) To the Knowledge of FNB, except as disclosed in Section
         6.14 of the FNB Disclosure Memorandum, during the period of (i) FNB's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) FNB's or any of its Subsidiaries' participation in the management of any Participation Facility, or (iii) FNB's or any of its Subsidiaries' holding a security interest in a Loan Property, to the Knowledge of FNB there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.15 Derivatives Contracts. Neither FNB nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts set forth in Section 6.15 of the FNB Disclosure Memorandum.

         6.16 Outstanding Seminole Common Stock. As of the date of this Agreement, no FNB Company beneficially owns any shares of Seminole Common Stock for their own accounts (not including those held in a fiduciary or trust capacity for, or on behalf of, unaffiliated third parties). During the term of this Agreement, no FNB Company shall purchase or otherwise acquire beneficial ownership of any Seminole Common Stock except pursuant to the terms of this Agreement.

         6.17 Material Contracts. All material Contracts to which FNB is a party and which are required to be filed as exhibits to FNB SEC Reports have been so filed.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of Seminole. Unless the prior written consent of FNB shall have been obtained, and except as otherwise expressly contemplated herein, Seminole shall and shall cause each of its Subsidiaries to
(i) operate its business only in the usual, regular and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any Party to obtain any Consents of Regulatory Authorities required for the transactions contemplated hereby without imposition of a condition or


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restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of Seminole. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Seminole covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, chief financial officer, or any executive vice president of FNB:

                 (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Seminole Company, except as expressly contemplated by this Agreement; or

                 (b) make any unsecured loan or other extension of credit in excess of $100,000, or make any fully secured loan to any Person (except those who have received a commitment for a loan or extension of credit prior to the date of this Agreement) in excess of $250,000 (in either case FNB shall object thereto within two business days, and the failure to provide a written objection within two business days shall be deemed as the approval of FNB to make such loan or extend such credit), except for loans secured by a first mortgage on single family owner-occupied real estate; or


                 (c) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Seminole Company to another Seminole Company) in excess of an aggregate of $100,000 (for the Seminole Companies on a consolidated basis) except in the ordinary course of the business of Seminole consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Seminole Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seminole Disclosure Memorandum); or

                 (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Seminole Company, or declare or pay any dividend or make any other distribution in respect of Seminole's capital stock; or

                 (e) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(e) of the Seminole Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Seminole Common Stock or any other capital stock of any Seminole Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any such stock; or


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                 (f) adjust, split, combine or reclassify any capital stock of any Seminole Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seminole Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Seminole Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Seminole Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                 (g) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Seminole Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by Seminole or a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                 (h) grant any increase in compensation or benefits to the employees or officers of any Seminole Company, except in accordance with past practice except as disclosed in Section 7.2(h) of the Seminole Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as otherwise disclosed in Section 7.2(h) of the Seminole Disclosure Memorandum; enter into or amend any severance agreements with officers of any Seminole Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any Seminole Company except in accordance with past practice disclosed in
         Section 7.2(h) of the Seminole Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                 (i) enter into or amend any employment Contract between any Seminole Company and any Person (unless such amendment is required by Law) that the Seminole Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                 (j) except as disclosed in Section 7.2(j) of the Seminole Disclosure Memorandum, adopt any new employee benefit plan of any Seminole Company or make any material change in or to any existing employee benefit plans of any Seminole Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                 (k) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                 (l) except as disclosed in Section 7.2(l) of the Seminole Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation


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         involving any Liability of any Seminole Company for material money damages or restrictions upon the operations of any Seminole Company; or

                 (m) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

                 (n) except as disclosed in Section 7.2(n) of the Seminole Disclosure Memorandum and except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned Subsidiary thereof; or

                 (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; or

                 (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.

         7.3 Covenants of FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall (i) continue to conduct its business and the business of its Subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any FNB Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries. FNB further covenants and agrees that it will not, without the prior written consent of the Chairman and Chief Executive Officer of Seminole, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of FNB, in each case in any manner adverse to the holders of Seminole Common Stock.

         7.4 Adverse Changes In Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and their respective Subsidiaries shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If


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financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. Seminole shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. As soon as practicable after execution of this Agreement (in no event later than March 16, 1998), FNB and Seminole shall prepare, a Proxy Statement relating to the Merger. In connection with such Proxy Statement, (i) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement and (ii) the Board of Directors of Seminole shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement. FNB shall promptly file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. Seminole shall furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action. Seminole shall mail such Proxy Statement to its shareholders, the Board of Directors and officers of Seminole shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain the requisite shareholders' approval and each member of the Board of Directors of Seminole shall vote all Seminole Common Stock beneficially owned by him in favor of the approval of this Agreement.

         8.2 Applications. FNB shall promptly prepare and file, and Seminole shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible. Further, FNB shall, prior to the Closing, prepare and file with the National Association of Securities Dealers, Inc. the required documents and make payment of the required fees for the listing of the shares of FNB Common Stock to be issued to holders of Seminole Common Stock in connection with the Merger on the Nasdaq Stock Market.



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         8.3     Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, FNB shall execute and file any required applications, notices or other documents with the Secretary of State of the State of Florida in connection with the Closing.

         8.4 Agreement As To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Permits and Consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5     Access to Information; Confidentiality.

                 (a) From the date hereof to the Effective Time or termination pursuant to Article 10 of this Agreement, upon reasonable notice and subject to applicable Laws, FNB and Seminole shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other party (i) a copy of each report, schedule and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning its or its Subsidiaries' business, properties and personnel as such other party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, each of the parties hereto shall notify the other parties hereto promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply the other parties hereto with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time.

                 (b) FNB, the FNB Companies and their Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning Seminole furnished to FNB, any FNB Company, or their


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         Affiliates in connection with the transactions contemplated by this
         Agreement, including information provided in accordance with this
         Section 8.5, except to the extent that such information can clearly be demonstrated by FNB to have been (i) previously known on a nonconfidential basis by FNB, (ii) in the public domain other than as a result of disclosure by FNB, any FNB Company, or any of their Affiliates, or (iii) later lawfully acquired by FNB from sources other than Seminole; provided, however, that FNB may disclose such information to its officers, directors, employees, consultants, advisors, representatives and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in FNB's reasonable judgment, need to know such information for the purpose of evaluating Seminole (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, FNB, the FNB Companies and their Affiliates shall maintain the confidence of such information and will, and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives and agents to, return to Seminole all documents and other materials, and all copies made thereof, obtained by FNB, any FNB Company, or any of their Affiliates in connection with this Agreement that are subject to this Section 8.5.

         8.6 Current Information. During the period from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to
Article 10 hereof, each of Seminole and FNB shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of Seminole and FNB shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or threat of material Litigation involving such party, or (iv) the occurrence or nonoccurrence, of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to result in or represent either a material breach of any representation, warranty, covenant or agreement of such Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party and in each case shall keep the other fully informed with respect thereto.

         8.7 Other Actions. No Party shall, or shall permit any of its Subsidiaries, if any, to, take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified become untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

         8.8 Press Releases. Prior to the Effective Time, Seminole and FNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.9 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination pursuant to Article 10, no Seminole Company nor any Affiliate thereof nor any Representatives thereof retained by any Seminole


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Company shall directly or indirectly solicit any Acquisition Proposal by any
Person. Except to the extent necessary to comply with the fiduciary duties of Seminole's Board of Directors determined after consultation with counsel, no Seminole Company or any Affiliate or Representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but Seminole may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Seminole shall promptly notify FNB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Seminole shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.10 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. FNB and Seminole undertake and agree to use their respective reasonable best efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests accounting treatment.

         8.11 Articles of Incorporation Provisions. Each Seminole Company shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Seminole Company or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seminole Company that may be directly or indirectly acquired or controlled by it.

         8.12 Agreement of Affiliates. Seminole has disclosed in Section 8.12 of the Seminole Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of Seminole for purposes of Rule 145 under the 1933 Act. Seminole shall use its reasonable best efforts to cause each such Person to deliver to FNB not later than 30 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 attached hereto, providing that such Person will not sell, pledge, transfer or otherwise dispose of the shares of Seminole Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and Seminole have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such affiliates of Seminole in exchange for shares of Seminole Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and Seminole have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of Seminole pursuant to this Agreement to enforce the provisions of this Section 8.12). FNB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such affiliates.



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         8.13    Severance, Employee Benefits and Contracts. Following the
Effective Time, FNB shall pay as severance to those Seminole employees not continuing as employees after the Merger, an amount in cash equal to such employees' weekly compensation multiplied by the number of full years such employee was employed by Seminole; provided that such payment shall not be less than two week's compensation for each such employee. Following the Effective Time, FNB shall provide generally to continuing officers and employees of the Seminole Companies employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by Seminole or those currently provided by the FNB Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the Seminole Benefit Plans) under such employee benefit plans, the service of the employees of the Seminole Companies prior to the Effective Time shall be treated as service with a FNB Company participating in such employee benefit plans. FNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.13 of the Seminole Disclosure Memorandum between any Seminole Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Seminole Benefit Plans.

         8.14    Indemnification.

                 (a) FNB shall, and shall cause the Surviving Corporation (and its successors and assigns) to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Seminole Companies (each, an "Indemnified Party") against all costs, fees or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by Seminole's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FNB is required to effectuate any indemnification, FNB shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNB and the Indemnified Party.

                 (b) If FNB or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.14.

                 (c) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and shall survive the consummation of the Merger and be binding on all successors and assigns of FNB and the Surviving Corporation.

         8.15 Takeover Laws. Each Seminole Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.


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                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                 (a) Shareholder Approval. The shareholders of Seminole shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

                 (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                 (c) Consents and Approvals. Other than filing of the Florida Articles of Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the Seminole Disclosure Memorandum) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                 (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                 (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger shall have been received.

                 (f) Listing of Shares. The shares of FNB Common Stock to be issued to holders of Seminole Common Stock in connection with the Merger shall have been listed on the Nasdaq Stock Market.


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                 (g) Pooling of Interests. Ernst & Young LLP, FNB's independent public accountants, shall have issued a letter dated as of the Effective Time, to Seminole and FNB, respectively, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

                 (h) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell & Russell, LLP, and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of Seminole Common Stock for FNB Common Stock will not give rise to gain or loss to the shareholders of Seminole with respect to such exchange (except to the extent of any cash received). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Seminole and FNB reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.6(a) of this Agreement:

                 (a) Representations and Warranties. For purposes of this
         Section 9.2(a), the accuracy of the representations and warranties of Seminole set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Seminole set forth in
         Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Seminole set forth in Sections 5.18, 5.19, 5.20 and 5.21 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Seminole set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19,
         5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Seminole; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Immaterial" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Seminole to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) Certificates. Seminole shall have delivered to FNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Seminole's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.



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                 (d) Affiliates Agreements. FNB shall have received from each affiliate of Seminole the affiliates letter referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                 (e) Opinion of Counsel. FNB shall have received a written opinion of Shutts & Bowen, LLP, counsel to Seminole, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and FNB.

         9.3 Conditions to Obligations of Seminole. The obligations of Seminole to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seminole pursuant to Section 11.7(b) of this Agreement:

                 (a) Representations and Warranties. For purposes of this
         Section 9.3(a), the accuracy of the representations and warranties of FNB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNB set forth in Section
         6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FNB set forth in Section 6.13 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FNB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.13) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                 (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                 (c) Certificates. FNB shall have delivered to Seminole (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Southwest and its counsel shall request.

                 (d) Fairness Opinion. Seminole shall have received from The Carson Medlin Company a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of Seminole Common Stock.



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                 (e) Payment of Consideration. FNB shall have delivered to the
         Exchange Agent the consideration to be paid to holders of the Seminole Common Stock pursuant to Sections 3.1 and 3.4 of this Agreement.

                 (f) Opinion of Counsel. Seminole shall have received a written opinion of Smith, Gambrell & Russell, LLP, counsel to FNB, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and Seminole.

                                   ARTICLE 10

                                   TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seminole, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual written consent of the Board of Directors of FNB and the Board of Directors of Seminole; or

                 (b) By the Board of Directors of either FNB or Seminole (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Seminole and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Seminole and Section 9.3(a) of this Agreement in the case of FNB; or

                 (c) By the Board of Directors of either FNB or Seminole in the event of a material breach by the other Party of any covenant, agreement or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By the Board of Directors of either FNB or Seminole in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Seminole fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FFIC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                 (e) By the Board of Directors of either FNB or Seminole in the event that the Merger shall not have been consummated by September 30, 1998, if the failure to consummate the transactions


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         contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
         Section 10.1(e); or

                 (f) By the Board of Directors of either FNB or Seminole (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Seminole and Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                 (g) By FNB in the event dissenters' rights are claimed, pursuant to the applicable provisions of the FFIC, by persons owning in the aggregate more than 10% of the issued and outstanding Seminole Common Stock; or

                 (h) By Seminole, if prior to the Effective Time, a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the Seminole Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters based on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the Seminole stockholders and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties; or

                 (i) By Seminole, if its Board of Directors determines by a vote of a majority of the members of the entire Board of Directors, upon written notice to FNB at least 24 hours prior to the Closing, if the Designated Price of FNB Common Shares shall be less than $28.00.

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Section 11.1 and Section 8.5 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement) other than termination due to (A) the failure of FNB to satisfy a condition to closing, (B) the failure to satisfy the conditions set forth in
Section 9.1 Paragraphs (b), (d), (e), (f) and (g), FNB shall be entitled to a cash payment from Seminole in an amount equal to $250,000. In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse Seminole for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $150,000.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.



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                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1    Definitions.

                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                 "1933 Act" shall mean the Securities Act of 1933, as amended.

                 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries (other than the transactions contemplated or permitted by this Agreement).

                 "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person;
         (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                 "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                 "Seminole" shall have the meaning set forth in the first paragraph of this Agreement.

                 "Seminole Benefits Plans" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

                 "Seminole Common Stock" shall mean the $0.10 par value common stock of Seminole.

                 "Seminole Companies" shall mean, collectively, Seminole and all Seminole Subsidiaries.

                 "Seminole Contract" shall have the meaning set forth in Section 5.14.

                 "Seminole Disclosure Memorandum" shall mean the written information entitled "Seminole Bank Disclosure Memorandum" delivered prior to the date of this Agreement to FNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.


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         Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                 "Seminole ERISA Plan" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

                 "Seminole Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Seminole as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by Seminole with the Federal Deposit Insurance Corporation and the Florida Department of Banking and Finance, and (ii) the consolidated balance sheets of Seminole (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) included in Seminole's Call Reports filed and published in accordance with applicable federal regulation with respect to periods ended subsequent to December 31, 1997.

                 "Seminole Options" shall have the meaning set forth in Section 3.5(a) of this Agreement.

                 "Seminole Pension Plan" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

                 "Seminole Stock Plans" shall mean the existing stock option and other stock-based compensation plans and warrant instruments of Seminole set forth in Section 3.5 of the Seminole Disclosure Memorandum.

                 "Seminole Subsidiaries" shall mean the Subsidiaries of Seminole, which shall include the Seminole Subsidiaries described in
         Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Seminole in the future and owned by Seminole at the Effective Time.

                 "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                 "BHC Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

                 "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                 "Contract" shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, license or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.


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                 "Default" shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

                 "Derivatives Contract" shall have the meaning set forth in
         Section 5.21 of this Agreement.

                 "Designated Price" shall mean the average of the closing bid and asked prices of FNB Common Stock in the over-the-counter market as reported by Nasdaq or such other trading system or exchange upon which the FNB Common Stock shall then be traded for the ten (10) consecutive full trading days in which such shares are traded prior to the fifth business day preceding the Determination Date.

                 "Determination Date" shall mean the effective date (including expiration of any applicable waiting period required by Law) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger.

                 "Effective Time" shall have the meaning set forth in Section
         1.3 of this Agreement.

                 "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" shall have the meaning set forth in Section 5.13(c) of this Agreement.

                 "Exchange Agent" shall have the meaning set forth in Section
         4.1 of this Agreement.

                 "Exchange Ratio" shall have the meaning set forth in Section 3.1(c) of this Agreement.

                  "Exhibits" 1 and 2 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and


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         may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                 "FFIC" shall mean the Florida Financial Institutions Code, which includes those Florida Laws identified in Section 655.005(j) of the Florida Statutes.

                 "FNB" shall have the meaning set forth in the first paragraph of this Agreement.

                 "FNB Capital Stock" shall mean, collectively, the FNB Common Stock, the FNB Preferred Stock, and any other class or series of capital stock of FNB.

                 "FNB Common Stock" shall mean the $2.00 par value common stock of FNB.

                 "FNB Companies" shall mean, collectively, FNB and all FNB Subsidiaries.

                 "FNB Disclosure Memorandum" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Southwest describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                 "FNB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FNB as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997, and for each of the three years ended December 31, 1996, 1995 and 1994, as filed by FNB in SEC Documents, and (ii) the consolidated statements of condition of FNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                 "FNB Preferred Stock" shall mean the $10.00 par value preferred stock of FNB.

                 "FNB SEC Reports" shall have the meaning set forth in Section 6.5(a) of this Agreement.

                 "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

                 "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

                 "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any


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         applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                 "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                 "Indemnified Party" shall have the meaning set forth in Section
         8.14 of this Agreement.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                 "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief executive officer, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                 "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                 "Lien" with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and (iii) other Liens incurred in the ordinary course of the banking business.

                 "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

                 "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                 "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or


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         to consummate the Merger or the other transactions contemplated by this
         Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies,
         (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                 "Merger" shall have the meaning set forth in Section 1.1 of this Agreement.

                 "Nasdaq" shall mean the Nasdaq Stock Market.

                 "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                 "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                 "Party" shall mean either Seminole, FNB or Southwest, and "Parties" shall mean Seminole, FNB and Southwest.

                 "PBCL" shall mean the Pennsylvania Business Corporation Law.

                 "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

                 "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                 "Proxy Statement" shall mean the proxy statement used by Seminole to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of Seminole Common Stock.

                 "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to


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         be issued to the shareholders of Seminole in connection with the transactions contemplated by this Agreement.

                 "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Office of the Comptroller of the Currency, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the SEC, Nasdaq and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

                 "Rights" shall mean all arrangements, calls, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any Contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or other Rights.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                 "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                 "Shareholders' Meeting" shall mean the meeting of the shareholders of Seminole to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                 "Southwest" shall have the meaning set forth in the first paragraph of this Agreement.

                 "Stock Option Agreement" shall have the meaning set forth in the Preamble of this Agreement.

                 "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                 "Surviving Corporation" shall mean Interim as the surviving corporation resulting from the Merger.



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                 "Takeover Laws" shall have the meaning set forth in Section
         5.19 hereof.

                 "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                 "Tax Opinion" shall have the meaning set forth in Section 9.1(g) of this Agreement.

                 "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                 "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                 (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2    Expenses.

                 (a) Except as otherwise provided in this Section 11.2, each of FNB and Seminole shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of FNB and Seminole shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                 (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for The Carson Medlin Company as to Seminole, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Seminole or FNB, each of Seminole and FNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.14 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Seminole Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Seminole Common Stock without the further approval of such shareholders.

         11.6 Obligations of FNB. Whenever this Agreement requires FNB (including the Surviving Corporation) to take any action, such requirement shall be deemed to include an undertaking by FNB to cause the FNB Subsidiaries to take such action.

         11.7    Waivers.

                 (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by Seminole, to waive or extend the time for the compliance or fulfillment by Seminole of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

                 (b) Prior to or at the Effective Time, Seminole, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seminole under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seminole.

                 (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Seminole:            Seminole Bank
                              10899 Park Boulevard
                              Seminole, Florida 33772
                              Telecopy Number: 813-397-1645
                              Attention: President and Chief Executive Officer

         Copy to Counsel:     Shutts & Bowen, LLP
                              20 N. Orange Avenue, Suite 1000
                              Orlando, Florida 32801
                              Telecopy Number: 407-425-8316
                              Attention: Rod Jones, Esq.

         FNB:                 One F.N.B. Boulevard
                              Hermitage, PA 16148
                              Telecopy Number: 412-983-3515
                              Attention:  Chairman and Chief Executive Officer

         Copy to Counsel:     Smith, Gambrell & Russell, LLP
                              1230 Peachtree Street, N.E.
                              Suite 3100
                              Atlanta, Georgia 30309
                              Telecopy Number: 404-685-7058
                              Attention:  Robert C. Schwartz, Esquire

         Southwest:           2911 Tamiami Trail North
                              Naples, Florida 33940
                              Telecopy Number: 941-435-7658
                              Attention:  Chairman and Chief Executive Officer

         Copy to Counsel:     Smith, Gambrell & Russell, LLP
                              1230 Peachtree Street, N.E.
                              Suite 3100
                              Atlanta, Georgia 30309
                              Telecopy Number: 404-685-7058
                              Attention:  Robert C. Schwartz, Esquire

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.












                            [SIGNATURES ON NEXT PAGE]


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



         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                 F.N.B. CORPORATION


                                 By:      /s/ Peter Mortensen
                                    -------------------------------------------
                                 Name:    Peter Mortensen
                                 Title:   Chairman of the Board and President


                                 SOUTHWEST BANKS, INC.


                                 By:      /s/ Peter Mortensen
                                    -------------------------------------------
                                 Name:    Peter Mortensen
                                 Title:   Director



                                 SEMINOLE BANK


                                 By:      /s/ Jeffory H. Forbes
                                    -------------------------------------------
                                 Name:    Jeffory H. Forbes
                                 Title:   President and Chief Executive Officer



         Southwest Interim Bank No. 4, N.A., hereby joins in the foregoing Agreement, undertakes that it will be bound thereby and that it will duly perform all the acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, Southwest Interim Bank No. 4, N.A., has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of this _____ day of April, 1998.


                                 SOUTHWEST INTERIM BANK NO. 4, N.A.


                                 By:
                                    -------------------------------------------
                                 Name:
                                 Title: President



Attest:
      --------------------------
      Secretary
      [CORPORATE SEAL]

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made and entered into as of April 6, 1998, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation, SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation and wholly-owned subsidiary of FNB and SEMINOLE BANK ("Seminole"), a Florida state banking corporation, and to be joined in by SOUTHWEST INTERIM BANK NO. 4, N.A. ("Interim"), a national bank to be chartered under the laws of the United States and to become a wholly-owned subsidiary of FNB.


                                    PREAMBLE

         The parties hereto entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 2, 1998 whereby FNB, Southwest and Seminole agreed to the merger of Seminole with and into Interim. The parties now desire to amend the Merger Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties agree as follows:

         1. Conversion of Shares. Section 3.1(d) of the Merger Agreement is hereby amended by deleting the text of such section in its entirety and by substituting in lieu thereof the following:

                           "If the Designated Price of FNB Common Stock shall be
                  less than $28.00 (or such lesser amount as may result from an adjustment in accordance with Section 10.1(i) hereof), then Seminole may, at any time during the period commencing on the Determination Date and ending at the close of business five
                  (5) business days thereafter, terminate the Agreement pursuant to Section 10.1(i) hereof."

         2. Termination by Seminole. Section 10.1(i) of the Merger Agreement is hereby amended by adding the following proviso at the end of such section:

                           "; provided, however, that such price shall be
                  proportionately adjusted in the same manner as that provided for the proportionate adjustment of the Exchange Ratio pursuant to Section 3.2 hereof."

         3. Change of Name of Indian Rocks National Bank. The Merger Agreement is hereby amended by deleting all references to "Indian Rocks National Bank" and substituting in lieu thereof "First National Bank of Florida" to reflect the change of name of Indian Rocks National Bank to First National Bank of Florida.

         4. Defined Terms. All terms which are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Merger Agreement.

         5. Inconsistent Provisions. All provisions of the Merger Agreement which have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Merger Agreement and the provisions of this First Amendment, the provisions of this First Amendment shall control and be binding.

         IN WITNESS WHEREOF, each of the parties has caused this First Amendment to be executed on its behalf as of the date first written above. This First Amendment may be executed in two or more counterparts which, when taken together shall constitute a single original hereof.

                               F.N.B. CORPORATION


                      By:      /s/ Peter Mortensen
                           ----------------------------------------
                      Name:    Peter Mortensen
                      Title:   Chairman of the Board and President

                               SOUTHWEST BANKS, INC.


                      By:         /s/ Gary L. Tice
                           ----------------------------------------
                      Name:    Gary L. Tice
                      Title:   Chairman of the Board, President and
                               Chief Executive Officer

                               SEMINOLE BANK


                      By:            /s/ Jeffory H. Forbes
                           ----------------------------------------
                      Name:    Jeffory H. Forbes
                      Title:   President


         Southwest Interim Bank No. 4, N.A. hereby joins in the foregoing First Amendment, undertakes that it will be bound thereby and that it will duly perform all the acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, Southwest Interim Bank No. 4, N.A., has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of this ___ day of April, 1998.

                               SOUTHWEST INTERIM BANK NO. 4, N.A.


                               By:
                                  ----------------------------------
                               Name:
                               Title:   President

Attest:
       ------------------------
         Secretary

         [Corporate Seal]

                                                                      APPENDIX B




February 2, 1998


Board of Directors
Seminole Bank
10899 Park Blvd.
Seminole, FL  33772

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Seminole Bank ("Seminole") under the terms of a certain Agreement and Plan of Merger dated February 2, 1998 (the "Agreement") pursuant to which Seminole will be merged into and with F.N.B. Corporation, Hermitage, PA ("FNB") (the "Merger"). Under the terms of the Agreement, each of the outstanding shares of Seminole Common Stock shall be converted into 1.457 shares of FNB Common Stock. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc.
(NASD) member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in Florida and the major commercial banks operating in that market. We have been retained by Seminole in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of FNB and Seminole. We have reviewed: (i) the Agreement; (ii) the annual reports to shareholders of FNB, including audited financial statements for the five years ended December 31, 1996; (iii) audited financial statements of Seminole for the five years ended December 31, 1996;
(iv) the draft unaudited financial statements of FNB for the year ended December 31, 1997; (v) the draft audited financial statements of Seminole for the year ended December 31, 1997; (vi) the unaudited interim financial statements of FNB for the nine months ended September 30, 1997; (vii) the unaudited interim financial statements of Seminole for the nine months ended September 30, 1997; and, (viii) certain financial and operating information with respect to the business, operations and prospects of FNB and Seminole. We also: (i) held discussions with members of the senior management of FNB and Seminole regarding historical and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the historical market prices and trading activity for the common stocks of FNB and Seminole and compared them with those of certain publicly traded companies which we deemed to be relevant; (iii) compared the results of operations of FNB and Seminole with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the

Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; (v) analyzed the pro forma financial impact of the Merger on FNB; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of FNB or Seminole. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the consideration provided for in the Agreement is fair, from a financial point of view, to the shareholders of Seminole Bank.

Very truly yours,

/s/ The Carson Medlin Company

THE CARSON MEDLIN COMPANY

                                                                      APPENDIX C



                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated February 2, 1998, between F.N.B. Corporation, a Pennsylvania corporation ("FNB") and Seminole Bank, a Florida state banking corporation ("Seminole").

                              W I T N E S S E T H :

     WHEREAS, FNB and Seminole have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition and inducement to FNB's pursuit of the transactions contemplated by the Merger Agreement and in consideration therefor, Seminole has agreed to grant FNB the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) Seminole hereby grants to FNB an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 138,906 authorized but unissued fully paid and nonassessable Common Shares, $0.10 par value, of Seminole ("Common Shares"), at a price per Share equal to $36.00 (as adjusted as set forth herein, the "Option Price"); provided, that in no event shall the number of Shares for which this Option is exercisable, when combined with the Seminole Common Shares beneficially owned at such time by FNB, exceed 19.9% of the issued and outstanding Common Shares. The number of Common Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

            (b) In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of Common Shares subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of Common Shares then issued and outstanding including Common Shares beneficially owned by FNB, but without giving effect to any Shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Seminole or FNB to breach any provision of the Merger Agreement.

         2. (a) Subject to compliance with applicable laws and regulations, the Holder (as hereinafter defined) may exercise the Option, notwithstanding the provisions of the Confidentiality Agreements (as defined in the Merger Agreement) in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event (other than termination due to the failure of FNB to satisfy a condition to closing; (iii) the passage of 12 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event; or (iv) such other date as to which the Holder and Seminole agree. The term "Holder" shall mean the holder or holders of the Option. The rights set forth in Sections 7 and 9 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

              (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Seminole or any of its Subsidiaries (as hereinafter defined) (each a "Seminole Subsidiary"), without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than FNB or any of its Subsidiaries (each a "FNB Subsidiary") or the Board of Directors of Seminole shall have recommended that the shareholders of Seminole approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement or this Agreement. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Seminole or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Seminole, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Seminole or any Significant Subsidiary of Seminole, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Seminole or any Significant Subsidiary of Seminole, and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                  (ii) Any person (excluding the officers and directors of Seminole) other than FNB, any FNB Subsidiary or any Seminole Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding Common Shares (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                  (iii) The shareholders of the Seminole shall not have approved the transactions contemplated by the Merger Agreement at the meeting held for that purpose or any adjustment thereof, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after Seminole's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the shareholders of Seminole approve the transactions contemplated by the Merger Agreement, or Seminole or any Seminole Subsidiary, without having received FNB's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose or interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction, with any person other than FNB or a FNB Subsidiary;

                  (iv) Any person other than FNB or any FNB Subsidiary shall have made a bona fide proposal to Seminole or its shareholders to engage in an Acquisition Transaction, which proposal has an economic value equivalent to or in excess of that of FNB.

                  (v) Seminole shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle FNB to terminate the Merger Agreement; or

                  (vi) Any person other than FNB or any FNB Subsidiary, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

              (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Shares; or

                  (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 25%.

              (d) Seminole shall notify FNB promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Seminole shall not be a condition to the right of the Holder to exercise the Option.

              (e) No shares shall be issued pursuant to the exercise of this Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction.

              (f) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Seminole a written notice prior to an Exercise Termination Event (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 10 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Seminole of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

              (g) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Seminole the aggregate purchase price for the Common Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Seminole, provided that failure or refusal of Seminole to designate such a bank account shall not preclude the Holder from exercising the Option.

              (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Seminole shall deliver to the Holder a certificate or certificates representing the number of Common Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares


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purchasable thereunder. In addition, the Holder shall provide to Seminole a letter agreeing that Holder will not offer to sell or dispose of such shares in violation of applicable law or this Agreement.

              (i) Certificates for Common Shares delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Seminole and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Seminole and will be provided to the holder hereof without charge upon receipt by Seminole of a written request therefor."

                  It is understood and agreed that: (1) the reference to the resale restrictions of the Securities Act of 1933 (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Seminole a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Seminole, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the proceeding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

              (j) Upon the giving by the Holder to Seminole of the written notice of exercise of the Option provided for under subsection (e) of this
Section 2 and the tender of the applicable purchase price in immediately available funds the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of Seminole shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder. Seminole shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. Seminole agrees: (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Shares so that the Option may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares; (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Seminole;
(c) promptly to take all action as may from time to time be required (including
(i) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (ii) in the event, under the Bank Holding Company Act of 1956, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option


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and Seminole duly and effectively to issue Common Shares pursuant hereto; and
(d) promptly to take all action provided herein to protect the rights of the Holder against dilution as set forth in Section 5 hereof.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Seminole, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Common Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Seminole of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Seminole will execute and deliver a new Agreement of like tenor and date.

         5. The number of Common Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

              (a) In the event of any change in Common Shares by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of Common Shares purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Common Shares that remain subject to the Option shall be increased so that, after such issuance and together with Common Shares previously issued pursuant to the exercise of the Option (together with the number of Shares previously issued under this Option and the number of Shares otherwise beneficially owned by FNB) (as adjusted on account of any of the foregoing changes in the Common Shares), it equals 19.9% of the number of Common Shares then issued and outstanding.

              (b) Whenever the number of Common Shares purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Common Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Common Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Seminole shall, at the request of FNB delivered prior to an Exercise Termination Event (or such later period as provided in Section 10) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Common Shares issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any Common Shares issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by FNB. Seminole will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 120 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. FNB shall have the right to demand two such registrations. The first demand registration effected under this Section 6 shall be at Seminole's expense except for underwriting commissions and the fees and expenses of FNB's counsel attributable to the registration of the Common Shares. The second demand registration shall be at FNB's expense. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Seminole proposes to register any of its equity securities under the 1933 Act, whether for sale for its own account or


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for the account of any other person, on a form and in a manner which would permit registration of the Common Shares issued pursuant hereto for sale to the public under the 1933 Act, it will each such time give prompt written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the Common Shares intended to be disposed of and the intended method or methods of disposition thereof), Seminole will use its best efforts to effect the registration under the 1933 Act of all Common Shares which Seminole has been so requested to register by FNB, to the extent requisite to permit the disposition of the Common Shares in accordance with the intended methods thereof as specified by FNB. Seminole shall be obligated to effect only one such piggy-back registration pursuant to this Section 6. FNB shall pay such incremental expenses incurred by Seminole in connection with registering the Common Shares requested to be registered by FNB pursuant to its piggy-back registration rights under this Section 6, which expenses are in addition to the expenses that Seminole would have otherwise incurred in registering equity securities under the 1933 Act. The foregoing notwithstanding, if, at the time of any request by FNB for registration of Option Shares as provided above, Seminole has initiated discussions with investment bankers concerning, or is in registration with respect to an underwritten public offering of Common Shares, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the Common Shares offered by Seminole, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Seminole in the aggregate; and provided further, however, that if such reduction occurs, then Seminole shall file a registration statement for the balance as promptly as practical thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration. Each such Holder shall provide all information reasonably requested by Seminole for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Seminole shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Seminole. In any such registration, Seminole and FNB shall agree to indemnify each other on customary terms with regard to any information provided by such party. Upon receiving any request under this Section 6 from any Holder, Seminole agrees to send a copy thereof to any other person known to Seminole to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         7. (a) Upon the occurrence of a Repurchase Event (as hereinafter defined) that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Seminole shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which
(A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), Seminole shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Repurchase Event" shall occur if (i) any person other than FNB or any of its Subsidiaries shall have acquired beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding Common Shares, or (ii) any of the transactions described in Section 8(a)(i), 8(a)(ii), or 8(a)(iii) shall be consummated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Shares at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Shares to be paid by any third party pursuant to an agreement with Seminole, (iii) the highest


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closing price for Common Shares within the three-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Seminole's assets or deposits, the sum of the net price paid in such sale for such assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Seminole as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of Common Shares of Seminole outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

              (b) The Holder and the Owner, as the case may be, may exercise its right to require Seminole to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Seminole, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Seminole to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within ten business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Seminole shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Seminole is not then prohibited under applicable law and regulation from so delivering.

              (c) To the extent that Seminole is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Seminole shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten business days after the date on which Seminole is no longer so prohibited; provided, however, that if Seminole at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivery to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Seminole hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Seminole shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Seminole is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of Common Shares obtained by multiplying the number of Common Shares for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

         8. (a) In the event that, prior to an Exercise Termination Event, Seminole shall enter into an agreement (i) to consolidate with or merge into any person, other than FNB or a FNB Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than FNB or a FNB Subsidiary, to merge into Seminole and Seminole shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding Common Shares shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially


                                       C-7

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all of its or any Significant Subsidiary's assets or deposits to any person, other than FNB or a FNB Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

              (b) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Seminole (if other than Seminole), (ii) Seminole in a merger in which Seminole is the continuing or surviving person, and (iii) the transferee of all or substantially all of Seminole's assets or deposits (or the assets or deposits of a Significant Subsidiary of Seminole).

                  (ii) "Substitute Common Shares" shall mean the common shares issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                  (iv) "Average Price" shall mean the average closing price of the Substitute Common Share for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the substitute Common Shares on the day preceding such consolidation, merger or sale; provided that if Seminole is the issuer of the Substitute Option, the Average Price shall be computed with respect to common shares issued by the person merging into Seminole or by any company which controls or is controlled by such person, as the Holder may elect.

              (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

              (d) The Substitute Option shall be exercisable for such number of Substitute Common Shares as is equal to the Assigned Value multiplied by the number of Common Shares for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per Substitute Common Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of Common Shares for which the Option is then exercisable and the denominator of which shall be the number of Substitute Common Shares for which the Substitute Option is exercisable.

              (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares which together with shares of the Acquiring Corporation then beneficially owned by FNB, constitutes more than 19.9% of the shares of Substitute Common Shares outstanding prior to exercise of the Substitute Option.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Seminole") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the


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Substitute Option, multiplied by the number of Substitute Common Shares for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Shares (the "Substitute Shares"), the Substitute Option Seminole shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Shares within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

              (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Seminole to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Seminole, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Seminole to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within ten business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Seminole shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Seminole is not then prohibited under applicable law and regulation from so delivering.

              (c) To the extent that the Substitute Option Seminole is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Seminole shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within ten business days after the date on which the Substitute Option Seminole is no longer so prohibited; provided, however, that if the Substitute Option Seminole is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Seminole shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Seminole shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Seminole is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of the Substitute Common Shares obtained by multiplying the number of Substitute Common Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.



                                       C-9

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         10. The periods for exercise of certain rights under Sections 2, 6, 7,
9 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason or such exercise.

         11. Seminole hereby represents and warrants to FNB as follows:

              (a) Seminole has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seminole and no other corporate proceedings on the part of Seminole are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seminole.

              (b) Seminole has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of Common Shares equal to the maximum number of Common Shares at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable.

         12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, FNB, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following such Subsequent Triggering Event; provided, however that until the date 30 days following the date on which the Federal Reserve Board has approved applications by FNB to acquire the Common Shares subject to the Option, FNB may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of issuer, (iii) an assignment to a single party (i.e., a broker or investment banker) for the purpose of conducting a widely disbursed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         13. Each of FNB and Seminole will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder, but FNB shall not be obligated to apply to state banking authorities for approval to acquire the Common Shares issuable hereunder until such time, if ever, as it deems appropriate to do so.

         14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Seminole is not permitted to


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repurchase pursuant to Section 7, the full number of Common Shares provided in
Section 1(a) hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of Seminole to allow the Holder to acquire or to require Seminole to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         20. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         21. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties had caused this Agreement to be executed on its behalf by their officers thereunto duly authorized, all as the date first above written.

                               F.N.B. CORPORATION



                               By:      /s/ Peter Mortensen
                               Name:    Peter Mortensen
                               Title:   Chairman of the Board and President

                               SEMINOLE



                               By:      /s/ Jeffory H. Forbes
                               Name:    Jeffory H. Forbes
                               Title:   President and Chief Executive Officer

                                                                      APPENDIX D



12 U.S.C. ss.215a

MERGER OF NATIONAL BANKS OR STATE BANKS INTO NATIONAL BANKS

(A) APPROVAL OF COMPTROLLER, BOARD AND SHAREHOLDERS; MERGER AGREEMENT; NOTICE; CAPITAL STOCK; LIABILITY OF RECEIVING ASSOCIATION

     One or more national banking associations or one or more State banks, with the approval of the Comptroller, under an agreement not inconsistent with this subchapter, may merge into a national banking association located within the same State, under the charter of the receiving association. The merger agreement shall --

              (1) be agreed upon in writing by a majority of the board of directors of each association or State bank participating in the plan of merger;

              (2) be ratified and confirmed by the affirmative vote of the shareholders of each such association or State bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock in the case of a State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors, after publishing notice of the time, place, and object of the meeting for four consecutive weeks in a newspaper of general circulation published in the place where the association or State bank is located, or, if there is no such newspaper, then in the newspaper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State where it is organized. Publication of notice may be waived, in cases where the Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State banks;

              (3) specify the amount of the capital stock of the receiving association, which shall not be less than that required under existing law for the organization of a national bank in the place in which it is located and which will be outstanding upon completion of the merger, the amount of stock (if any) to be allocated, and cash (if any) to be paid, to the shareholders of the association or State bank being merged into the receiving association; and

              (4) provide that the receiving association shall be liable for all liabilities of the association or State bank being merged into the receiving association.

(B)  DISSENTING SHAREHOLDERS

     If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(C)  VALUATION OF SHARES

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(D) APPLICATION TO SHAREHOLDERS OF MERGING ASSOCIATIONS: APPRAISAL BY COMPTROLLER; EXPENSES OF RECEIVING ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND MERGER LAW

     If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determine in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

(E) STATUS OF RECEIVING ASSOCIATION; PROPERTY RIGHTS AND INTERESTS VESTED AND HELD AS FIDUCIARY

     The corporate existence of each of the merging banks or banking associations participating in such merger shall be merged into and continued in the receiving association and such receiving association shall be deemed to be the same corporation as each bank or banking association participating in the merger. All rights, franchises, and interests of the individual merging banks or banking associations in and to every type of property (real, personal, and mixed) and choses in action shall be transferred to and vested in the receiving association by virtue of such merger without any deed or other transfer. The receiving association, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the merging banks or banking associations at the time of the merger, subject to the conditions hereinafter provided.

(F)  REMOVAL AS FIDUCIARY; DISCRIMINATION

     Where any merging bank or banking association, at the time of the merger, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the receiving association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such merging bank or banking association prior to the merger. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the receiving association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any receiving association be removed solely because of the fact that it is a national banking association.

(G)  ISSUANCE OF STOCK BY RECEIVING ASSOCIATION; PREEMPTIVE RIGHTS

     Stock of the receiving association may be issued as provided by the terms of the merger agreement, free from any preemptive rights of the shareholders of the respective merging banks.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Numbered Paragraph 6.b of the FNB Charter provides as follows:

     Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

     Article IX of the FNB Bylaws provides that FNB shall indemnify each director and officer of FNB and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative action, suit or proceeding (whether brought by or in the name of FNB or otherwise) arising out of such director's or officer's service to FNB or to another organization at FNB's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding shall be paid by FNB in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to FNB) shall have been furnished to FNB to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. FNB may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

     Section 1741 of the PBCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     Under Section 1744 of the PBCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

                      (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

                      (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                      (3) By the shareholders.

     Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by
Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to
Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF PENNSYLVANIA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBIT 99.3 OF THIS REGISTRATION STATEMENT.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed with or incorporated by reference in this Registration Statement:

    EXHIBIT NO.           DESCRIPTION OF EXHIBIT
      2.1         Agreement and Plan of Merger, by and among F.N.B. Corporation,
                  Southwest Banks, Inc. and Seminole Bank, dated February 2,
                  1998 and amended as of April 6, 1998 (included as Appendix A to the Proxy Statement-Prospectus).
      5.1         Opinion of Cohen & Grigsby, P.C.
      8.1         Opinion of Smith, Gambrell & Russell, LLP
     10.1         Stock Option Agreement by and between F.N.B. Corporation and
                  Seminole Bank, dated February 2, 1998 (included as Appendix C to the Proxy Statement-Prospectus)
     23.1         Consent of Ernst & Young LLP
     23.2         Consent of Hill, Barth & King
     23.3         Consent of Coopers & Lybrand L.L.P.
     23.4         Consent of Hacker, Johnson, Cohen & Grieb PA
     23.5         Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
     23.6         Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1).
     23.7         Consent of The Carson Medlin Company
     24.1         Power of Attorney
     99.1         Form of Proxy for Special Meeting of Shareholders of Seminole.
     99.2         Opinion of The Carson Medlin Company (included as Appendix B to the Proxy Statement-
                  Prospectus).
     99.3         Provisions of Pennsylvania law regarding indemnification of directors and officers.
     99.4         Provisions of the United States Code regarding rights of dissenting Shareholders of
                  Seminole (included as Appendix D to the Proxy Statement-Prospectus).


ITEM 22.  UNDERTAKINGS

                  (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement:

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERMITAGE, COMMONWEALTH OF PENNSYLVANIA, ON APRIL 6, 1998.

                        F.N.B. CORPORATION


                        By:  /s/ Peter Mortensen
                             Peter Mortensen
                             Chairman of the Board and Chief Executive Officer

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


                  SIGNATURE                                   TITLE                                       DATE
                  ---------                                   -----                                       ----

           /s/ Peter Mortensen                  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER     April 6, 1998
---------------------------------------------            (PRINCIPAL EXECUTIVE OFFICER)
               PETER MORTENSEN

                      *
---------------------------------------------   PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR       April 6, 1998
                 GARY L. TICE

                      *
---------------------------------------------             VICE CHAIRMAN                               April 6, 1998
             STEPHEN J. GURGOVITS

                      *
---------------------------------------------      EXECUTIVE VICE PRESIDENT                           April 6, 1998
             WILLIAM J. RUNDORFF

            /s/ John D. Waters
---------------------------------------------   VICE PRESIDENT AND CHIEF FINANCIAL                    April 6, 1998
                JOHN D. WATERS                     OFFICER (PRINCIPAL FINANCIAL
                                                     AND ACCOUNTING OFFICER)


---------------------------------------------               DIRECTOR
             W. RICHARD BLACKWOOD


---------------------------------------------               DIRECTOR
             WILLIAM B. CAMPBELL


---------------------------------------------               DIRECTOR
              CHARLES T. CRICKS

                      *
---------------------------------------------               DIRECTOR                                  April 6, 1998
             HENRY M. EKKER, ESQ.


---------------------------------------------               DIRECTOR
              THOMAS C. ELLIOTT


---------------------------------------------               DIRECTOR
               THOMAS W. HODGE

                     *
---------------------------------------------                DIRECTOR                     April 6, 1998
               JAMES S. LINDSAY


---------------------------------------------                DIRECTOR
                PAUL P. LYNCH

                     *
---------------------------------------------                DIRECTOR                     April 6, 1998
                EDWARD J. MACE

                     *
---------------------------------------------                DIRECTOR                     April 6, 1998
                ROBERT S. MOSS


---------------------------------------------                DIRECTOR
               RICHARD C. MYERS


---------------------------------------------                DIRECTOR
               WILLIAM A. QUINN

                     *
---------------------------------------------                DIRECTOR                      April 6, 1998
               GEORGE A. SEEDS

                     *
---------------------------------------------                DIRECTOR                      April 6, 1998
              WILLIAM J. STRIMBU

                     *
---------------------------------------------                DIRECTOR                      April 6, 1998
              ARCHIE O. WALLACE

                     *
---------------------------------------------                DIRECTOR                      April 6, 1998
               JOSEPH M. WALTON

                     *
---------------------------------------------                DIRECTOR                      April 6, 1998
               JAMES T. WELLER


---------------------------------------------                DIRECTOR
             ERIC J. WERNER, ESQ.

                     *
---------------------------------------------                DIRECTOR                      April 6, 1998
              ROBERT B. WILEY


---------------------------------------------                DIRECTOR
               DONNA C. WINNER

*BY:  /S/ John D. Waters
     JOHN D. WATERS, AS ATTORNEY-IN-FACT
     PURSUANT TO POWERS OF ATTORNEY FILED
     AS EXHIBIT 24.1 TO THIS REGISTRATION STATEMENT

                                 EXHIBIT INDEX

                  EXHIBIT NO.                     DESCRIPTION OF EXHIBIT
                  -----------                     ----------------------

                   2.1         Agreement and Plan of Merger, by and among F.N.B. Corporation, Southwest
                               Banks, Inc. and Seminole Bank, dated February 2, 1998 and amended as of April
                               6, 1998 (included as Appendix A to the Proxy Statement-Prospectus).
                   5.1         Opinion of Cohen & Grigsby, P.C.
                   8.1         Opinion of Smith, Gambrell & Russell, LLP
                  10.1         Stock Option Agreement by and between F.N.B.
                               Corporation and Seminole Bank, dated February 2,
                               1998 (included as Appendix C to the Proxy
                               Statement-Prospectus)
                  23.1         Consent of Ernst & Young LLP
                  23.2         Consent of Hill, Barth & King, Inc.
                  23.3         Consent of Coopers & Lybrand L.L.P.
                  23.4         Consent of Hacker, Johnson, Cohen & Grieb PA
                  23.5         Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
                  23.6         Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1).
                  23.7         Consent of The Carson Medlin Company
                  24.1         Power of Attorney
                  99.1         Form of Proxy for Special Meeting of Shareholders of Seminole.
                  99.2         Opinion of The Carson Medlin Company (included as Appendix B to the Proxy
                               Statement-Prospectus).
                  99.3         Provisions of Pennsylvania law regarding indemnification of directors and officers.
                  99.4         Provisions of the United States Code regarding
                               rights of dissenting Shareholders of Seminole
                               (included as Appendix D to the Proxy
                               Statement-Prospectus).
